UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CHOICE HOTELS INTERNATIONAL INC /DE
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CAMBRiA
EVERHOME SUITES

Comfort
INN & SUITES

Quality
INN

CHOICE HOTELS

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

CHOICE privileges

Who We Are
Choice Hotels is one of the world’s largest hotel companies with over 80 years of success building a portfolio of 22 diversified brands. Ranging from limited service to full-service hotels in the upper upscale, upscale, midscale, extended-stay and economy segments, the Choice family of hotel brands provides business and leisure travelers with a range of high-quality lodging options throughout the United States and internationally.

Franchising | Hospitality | Technology

MORE THAN 7,500 OPEN HOTELS GLOBALLY	HOTELS IN OVER 46 COUNTRIES & TERRITORIES WORLDWIDE	OVER 650,000 ROOMS	MORE THAN 69 Million CHOICE PRIVILEGES LOYALTY MEMBERS

Choice Hotels attracts and retains franchisees because of our long-held commitment to drive their success and profitability.
Connecting franchisees to the power of Choice’s customer delivery platform
•Award-winning over 69 million member loyalty program
Offering best-in-class franchisee resources
•Dedicated consultants to drive revenue and optimize hotel operations
•Leading-edge, cloud-based property management system (Choice Advantage)
Mutually beneficial franchise agreements with long horizons
•High voluntary franchisee retention rate
Focusing on lowering franchisees’ total cost of ownership and driving operational excellence
•Low cost-to-build improves franchisees’ investment returns, operating profitability and resiliency
•Leveraging procurement and design services provides a simpler purchasing process that reduces ongoing operating costs of the hotel

Letter to Our Shareholders
Dear Fellow Shareholders:
On behalf of the Choice Hotels Board of Directors, it is our pleasure to invite you to join our virtual Annual Meeting of Shareholders on May 15, 2025, at 9:00 a.m. Eastern Time by visiting https://meetnow.global/MYAXZX4. During the meeting, we will address the voting items in this year’s Proxy Statement and answer shareholder questions. Your vote is crucial, so whether or not you plan to attend, please review the enclosed materials and submit your proxy.
A Year of Strong Performance
2024 was yet another year of strong performance for Choice Hotels. We unlocked new value from the Radisson Americas acquisition and created exciting growth opportunities by relaunching four brands - Radisson, Radisson Blu, Radisson Individuals and Park Inn by Radisson. We also achieved record organic growth in our rewards program, significantly expanded our strategic partnerships, and continued to lead in extended stay, opening our 515th property in that sought-after segment. In fact, despite the challenging economic environment, Choice drove strong development growth across our portfolio in 2024, achieving a 3.3% year-over-year net increase in global hotel rooms and ending the year with a pipeline that has 98% of rooms within our more revenue-intense brands.
Positioned for Future Growth
Our success - driven largely by the outperformance of the Radisson Americas brands and our growing international portfolio - has enabled us to strategically reinvest in promising new technology-centered initiatives. They include an advanced AI-ready digital marketing capability that will enable us to deliver personalized messages and offers to customers; a self-serve platform to make it easier for small- and mid-sized companies to do business with us; a new rate-management tool that will provide greater flexibility for our owners; and much more.
Additionally, with hotel demand growth projected to continue outpacing supply growth through 2026, Choice will continue to capitalize on our world-class conversion capability, which enables us to quickly move properties through our development pipeline, providing tremendous value to new or existing owners in any market conditions.
With Choice's larger scale, enhanced growth profile and relentless focus on strengthening our value proposition to owners, guests and investors alike, we are well-positioned to drive our revenue, including top-line revenue, in 2025 and beyond as we work to ensure that our shared tomorrow is even better than our today.
Thank you, as always, for your continued trust and investment in Choice Hotels.
Sincerely,

Stewart W. Bainum, Jr. Chairman of the Board of Directors	Patrick S. Pacious President & Chief Executive Officer

2025 Proxy Statement	1

Performance Highlights
Financial/Strategic Highlights
Full-Year 2024 Financial Performance

SHAREHOLDER RETURNS			BALANCE SHEET

>$435M In cash dividends and share repurchases(1)	>3M shares repurchased(2)	>6% of shares outstanding(2)	~$700M Available liquidity

SYSTEM GROWTH		DOMESTIC REVPAR GROWTH	EFFECTIVE ROYALTY RATE GROWTH

Global Openings	+21% vs. FY'23	+4.5% vs. Q4'23	+7bps vs. FY'23

Outperformed industry by 90bps
Global Rooms	+3.3% vs. FY'23

Domestic Rooms(3)	+4.3% vs. FY'23		STRATEGIC PARTNERSHIP

with the industry's premier resort operator:
International Rooms	+4.4% vs. FY'23	REWARDS PROGRAM MEMBERS

69 million
Global Rooms Pipeline	98%
	within more Revenue-Intense Brands	+8% vs. FY'23	Added 14,000+ rooms
Organic Growth Record

(1)Reflects $55.5 million in cash dividends and $382.1 million in share repurchases during the full year ending December 31, 2024.
(2)During 2024, repurchases of 6% of shares as of December 31, 2023.
(3)For Upscale, Midscale, and Extended Stay segments.

2

Performance Highlights
Sustainability Highlights
We aim to build a lasting legacy of sustainability and wellbeing for our franchisees, associates, guests, communities and world. Our practical, franchisee-focused approach is central to advancing our sustainability efforts. Choice’s latest Sustainability report can be found at https://investor.choicehotels.com.*

Environment
Choice Hotels' refreshed “Room to be Green” environmental program helps franchisees improve their environmental practices, position themselves for third-party certifications and potentially achieve greater savings. The program takes into account the most recognized third-party certification standards, the most frequent sustainability requests from corporate clients, and expectations from our broader stakeholders and industry. The program has four certification levels, ranging from low-cost solutions to a best-in-class approach that requires more innovative, capital-intensive actions designed for sustainability trailblazers. The program's five pillars cover energy, water, waste, employee and guest engagement and biodiversity. All domestic and international hotels in direct markets were required to meet the Level 1 standards by early 2025. Each higher level thereafter is designed to encourage hotels to take additional meaningful and attainable steps to improve sustainability, positioning them for third-party certifications. Choice also:
•Continued the rollout of our automated utilities tracking dashboard across Choice's domestic hotels. This enables hotels to automatically track their energy and water consumption and calculates their greenhouse gas (GHG) emissions. It takes into account hotel occupancy and helps hotel owners identify savings opportunities and anomalies, such as major leaks. The dashboard also helps owners prepare for current and upcoming state and local regulations related to utility reporting and energy efficiency for commercial buildings, which vary by jurisdiction and often include steep non-compliance penalties.
•Aligned our disclosures with SASB, TCFD and CDP ahead of our 2025 commitment.
•Signed the Science Based Targets initiative (SBTi) public commitment letter in December 2023.
•Eliminated polystyrene products from the brand standards for all applicable brands. Bulk bathroom amenities will be standard by year-end 2025 across our domestic brands.
•Saved more than 55 million letter-sized sheets of paper at our hotels through use of a digital registration program allows guests to check-in using a touch screen.
•Installed three beehives at our corporate headquarters building in North Bethesda, Maryland, to promote biodiversity.
•Shifted to using 100% cage-free egg products and crate-free pork at all-day dining restaurants located at our managed hotels.
•Launched a pilot program using artificial intelligence technology to monitor and reduce food waste in managed hotel kitchens.
•Signed a partnership agreement with the National Park Foundation to preserve nature and wildlife and connect our hotels to nearby parks.
•Expanded our greenhouse gas emissions data to Scope 3.
•Marked our first year of public reporting to CDP Climate and Water Surveys.

2025 Proxy Statement	3

Performance Highlights

Communities and Human Rights
•We strive to improve lives and uplift communities through our signature national partnerships with organizations like the American Red Cross and Operation Homefront, that help people all over the country. And we’re focused on local impact as well through associate giving and volunteerism.
•In 2024, we rolled out Choice Gives, our new donation and volunteering online platform for corporate associates in the U.S. This innovative platform enables associates to learn more about organizations and causes they care about, making it easier to volunteer, track their volunteering hours, donate and receive a company match, and create donation and volunteering opportunities to invite other associates to give back to local communities. Choice Gives offers a generous matching gift program, up to $1,500 per associate each year, subject to available funds. Associates can also log their volunteer hours and receive a $15 credit for every hour volunteered at a registered non-profit, which can then be donated to a non-profit of their choice. Corporate associates receive up to eight hours of paid volunteer leave per year for personal volunteerism.
•We are committed to protecting human rights. We make anti-human trafficking training required for all franchisee owners or their manager-level designees, all on-property managed hotel associates and all Choice corporate associates worldwide. Choice maintains relevant and strong affiliations to combat human trafficking and to support victims with American Hotel & Lodging Association (AHLA) Foundation’s No Room for Trafficking (NRFT), PACT, and Polaris. Choice is also committed to providing emergency lodging for victims of abuse and violence with Safe Stays by ReloShare Alliance.

Franchisee Community Grant Program
As a champion of local businesses since our founding over 80 years ago, Choice Hotels places our franchisees at the center of everything we do — from helping them along the road to economic recovery during the pandemic, to supporting the initiatives that are most important to them and their businesses. Through the Your Community, Your Choice. Choice Hotels' Local Business Grant Program, we help franchisees further their longstanding commitment to caring for the communities just outside their hotel doors.
Choice is proud to have donated a total of $275,000 to local non-profit organizations through more than 70 hotels that have participated in the Your Community, Your Choice program over the last five years.

*The information on the Company website is not part of this proxy statement and is not soliciting material.

4

Performance Highlights
Shareholder Outreach and Engagement
Choice's leadership and Board of Directors values feedback from our shareholders, whom we regularly engage with on a broad range of topics, including matters of compensation.
Our Human Capital and Compensation Committee (the "Committee") seeks the feedback of our shareholders through our annual shareholder advisory vote on the compensation of our executive officers as well as direct reach out and dialogue with shareholders. In May 2024, we received 99% support for our say-on-pay advisory vote, which we believe represented strong support for our compensation program.
The Committee continues to engage in meaningful dialogue with our shareholders and in Fall 2024, reached out to shareholders representing over 90% of outstanding shares to discuss a broad range of topics, including executive compensation decisions.

of votes cast were in favor of our compensation proposal in 2024.

Given the level of shareholder support at 99%, the Committee believes our shareholders recognized that our compensation program continues to provide pay-for-performance alignment and best practice market competitive pay that incentivizes our NEOs to maximize shareholder while supporting recognition and retention of key talent. The Committee will continue to consider the outcome of our say-on-pay votes and our shareholders' views when making future NEO compensation decisions.

2024 OUTREACH

Shareholders Engaged	Engagement Leads	Key Matters Discussed	Result of Engagement
We reached out to shareholders representing more than 90%* of stock and discussed with shareholders representing more than 54%* of stock.	Sustainability HR Legal Investor Relations	Executive Compensation Company Performance ESG Board Performance Board Oversight	Feedback from investors was reported back to and considered by our Board and members of management.

*Includes Bainum family affiliated shares, approximately 42% of outstanding shares as of March 17, 2025.

2025 Proxy Statement	5

Performance Highlights
Inclusion and Belonging
At Choice, we are committed to nurturing an environment where every associate feels welcome, wanted, and respected – that’s our brand promise. We seek out the best talent that the hospitality, franchising and technology industries have to offer, and we nurture that talent in an open and inclusive workplace, yielding a high performing organization with positive business outcomes. As part of our efforts, we strive to attract associates with different perspectives, experiences, and backgrounds that reflect the broad range of guests and franchisees that we serve. We empower our associates to advance their careers by providing them with access to networks, resource groups and other tools that promote career development and cultural awareness. Part of how we deliver on our promise of every associate feeling welcome, wanted, and respected is by deliberately weaving our commitment to inclusion and belonging throughout all levels of the enterprise, focusing on three core commitments:

Aspiring for a Choice workforce comprised of associates with different perspectives, experiences and backgrounds that reflect the world we live in.	Providing fair and competitive pay for all associates, regardless of gender, race, or other demographics.	Fostering a culture of belonging where associates are inspired, engaged and thrive.

Fair and Competitive Pay
We are committed to providing fair and competitive pay. To ensure that we are delivering on our commitment to fair compensation decisions, Choice conducts a fair pay study annually on all U.S. based roles and reports the results of this analysis to our Board of Directors. During 2024, we conducted this analysis for the all our U.S. based associate population. We promptly reviewed any identified discrepancies for similar positions (e.g., by career track, level, and/or salary grade) that cannot be explained by the level of experience, performance, or other legitimate, non-discriminatory factors.

6

Performance Highlights
Awards and Recognitions

Time World's Best Companies 2024	Newsweek America's Greatest Workplaces for Women 2024

TIME

WORLD'S BEST COMPANIES

IN PARTNERSHIP WITH statista

2024

2024 Best Place to Work for Disability Inclusion	World Sustainable Travel & Hospitality Award

WORLD SUSTAINABLE TRAVEL & HOSPITALITY AWARDS

WINNER

2024

©™

World's Leading
Sustainable
Technology

Newsweek America's Most Responsible Companies 2025	PACT's Freedom Award

Best Company Culture 2024

2025 Proxy Statement	7

In this proxy statement, we refer to Choice Hotels International, Inc., as “Choice,” “Choice Hotels,” or the “Company.”
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission ("SEC").
This proxy statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (“Form 10-K”) and those described from time to time in our future reports filed with the SEC.

8

Notice of Annual Meeting to be held on May 15, 2025
Annual Meeting Information

Date and Time May 15, 2025, at 9:00 a.m., Eastern Time	Location Virtual meeting (online at https://meetnow.global/MYAXZX4)
Who Can Vote
Shareholders of record who owned shares of the Company’s common stock (“Common Stock”) as of the close of business on the record date of March 17, 2025, are entitled to notice of, and to vote at, the Annual Meeting

Items of Business and Board Recommendation		Board Recommendation	Page Reference
1	To elect the eleven director nominees listed in the attached proxy statement to hold office for a term of one year ending at the 2026 Annual Meeting of Shareholders or until their successors are elected and qualified.	FOR	15
2	To hold an advisory vote to approve executive compensation of our named executive officers.	FOR	38
3	To approve the Choice Hotels International, Inc. 2025 Long-Term Incentive Plan.	FOR	90
4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	96
5	To approve a shareholder proposal requesting the Company consider a simple majority vote requirement in our organizational documents.	FOR	98
Transaction of other business properly coming before the Annual Meeting will also be held.
How to Vote
Whether or not you plan to attend the virtual Annual Meeting, you can vote your shares of Common Stock through any one of the following methods:

By Mail Complete and return the enclosed proxy card	Online https://meetnow.global/MYAXZX4	By Internet www.envisionreports.com/chh	By Telephone 1-800-652-VOTE (8683)

A list of the Company’s shareholders will be available for inspection during the Annual Meeting and will be made available for viewing 10 days prior to the meeting at https://meetnow.global/MYAXZX4. Shareholders may log on with the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our shareholders on or about April 15, 2025.
By Order of the Board of Directors
CHOICE HOTELS INTERNATIONAL, INC.

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs
The Annual Meeting will be held only virtually via live webcast. There will not be a physical location for the Annual Meeting.
PLEASE READ THIS ENTIRE PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR PROVIDE YOUR VOTING INSTRUCTIONS BY TELEPHONE OR ONLINE.

Choice Hotels International, Inc. - 915 Meeting Street, Suite 600, North Bethesda, MD 20852

2025 Proxy Statement	9

Voting Roadmap

PROPOSAL 1 Election of Eleven Director Nominees The Board recommends a vote FOR each of the director nominees.	See pages 15 - 27 for more information

Nominees
You are being asked to vote for the eleven nominees named in this proxy statement. Except for Mr. Stewart W. Bainum, Jr., Mr. Brian B. Bainum and Mr. Patrick S. Pacious, all nominees meet the New York Stock Exchange (“NYSE”) listing standards for director independence. Biographical information as of March 17, 2025 is set forth below for Choice’s proposed directors.

Brian B. Bainum 40 Management Consultant; Investor Director Since: 2019 Committee Membership: Diversity

Stewart W. Bainum, Jr. 78 Chairman of the Board; Investor Director Since: 1976, except 1996-1997 Committee Membership: None

William L. Jews IND 73 Former President and Chief Executive Officer, CareFirst, Inc. Director Since: 2000, except 2005-2006 Committee Membership: Audit Chair, Human Capital and Compensation, Diversity

Monte J.M. Koch IND 61 Chairman and CEO, TBCA USVI, LLP; Retired Partner, BDT & Company; Co-Founder, Ten-X Director Since: 2014 Committee Membership: Audit, Corporate Governance and Nominating

Liza K. Landsman IND 55 Former CEO, Stash and Special Partner, NEA Venture Capital; Former President, Jet.com Director Since: 2014 Committee Membership: Human Capital and Compensation, Diversity Chair

Patrick S. Pacious 59 President and Chief Executive Officer Director Since: 2017 Committee Membership: None

Ervin R. Shames IND 84
Management Consultant; Former Chief Executive Officer, Borden, Inc.
Director Since: 2002
Committee Membership: Human Capital and Compensation, Corporate Governance and Nominating Chair

Gordon A. Smith IND 66
Lead Independent Director; Former Vice Chairman, JPMorgan Chase
Director Since: 2022, prior director from 2004 - 2017
Committee Membership: Audit, Corporate Governance and Nominating

Maureen D. Sullivan IND 43
Partner, TCG Capital Management; Former President and Chief Operating Officer, Heyday Skincare
Director Since: 2018
Committee Membership: Human Capital and Compensation, Corporate Governance and Nominating, Diversity

John P. Tague IND 62 Former President and Chief Executive Officer, Hertz Global Holdings, Inc. Director Since: 2012 Committee Membership: Audit, Human Capital and Compensation Chair

Donna F. Vieira IND 60 Executive Vice President and Chief Commercial Officer, Sallie Mae Director Since: 2021 Committee Membership: Audit, Human Capital and Compensation
IND    Independent

10

Voting Roadmap
Board Snapshot
Inclusive of all nominees.

BALANCED TENURE	BALANCED AGE	INDEPENDENCE

<4 years	Under 50	Independent

4-6 years	50-59	Non-Independent
7-10 years	60+
10+ years

Skills and Experience
Inclusive of all nominees.

Corporate and Organizational Leadership	Risk Management and Data Security

Public Company Board Service and Governance	Accounting and Financial Responsibility

Human Resource Management	Government Relations and Public Policy

Sales and Marketing	Hospitality Industry Experience

Digital Commerce Leadership	Legal, Regulatory and Compliance

Financial and Capital Markets	Cybersecurity

2025 Proxy Statement	11

Voting Roadmap
Governance Highlights
The Company is committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. With a focus on serving the interests of shareholders, the Board collaborates with the Company’s senior management and external advisors to remain abreast of and evaluate corporate governance trends and best practices.
  Majority voting - Annual election of directors by majority vote
  Separate Chairman and CEO - Separate positions for Chairman of the Board and the CEO
  Regular executive sessions - The independent directors of the Board meet regularly in executive session (four independent director executive sessions were held in 2024)
  Lead independent director - In addition to chairing the executive sessions, the lead independent director manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs other duties assigned by the Board
  Stock ownership and holding requirements -Directors and executive officers have robust stock ownership and holding requirements
  Clawback policy - Executives are subject to a clawback that applies to cash and equity compensation in the event of certain financial restatements
  Director training programs - Board governance orientation and continuing education training program
  Independent Board committees - The Human Capital and Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee are made up entirely of independent directors
  Succession planning - The Human Capital and Compensation Committee completes an annual review of the management succession plan for the CEO and other key executives
  Board assessments - Annual assessment of Board and committee effectiveness by the Corporate Governance and Nominating Committee
  Hedging policy - The Company has a comprehensive insider trading policy and prohibits hedging by any Associates (employees, directors, contractor or consultants), other than Bainum family directors in relation to certain indirectly held shares
  Pledging policy - The Company prohibits any Associates, other than directors, from pledging shares
  Ethics hotline - Global hotline and web portal to encourage employees to report financial, ethics and employee relations issues
  Risk Oversight - Board oversight of risk management including regular updates from management and Board committees

12

Voting Roadmap

PROPOSAL 2 Advisory Vote to Approve Named Executive Officer Compensation The Board recommends that shareholders vote FOR the approval of executive compensation.	See pages 38 - 62 for more information

Executive Compensation Overview
84% of CEO pay and 78% of other NEO pay is at risk and / or performance based.

Pay Component		Purpose	Key Features of 2024 Compensation

Base Salary		Provides a level of fixed compensation that is competitive to attract and retain highly qualified executives.	Modest increases in base salaries and other limited adjustments were made as needed to meet the competitive market.
CEO	Other NEOs

Short-term Variable		Motivates and rewards executives for achievement of Company annual financial and strategic goals measured over the fiscal year.	Total potential payout ranged from 0% - 200% of target; performance measures included operating income and progress against strategic initiatives.
CEO	Other NEOs

Long-term Variable
Through a variety of equity vehicles, creates linkage to share value appreciation and alignment with shareholders.
Motivates and rewards executives for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.
Majority of potential payout ranges from 0% to 230% of target with limited grants up to 300% of target; measures include EPS and relative total shareholder return ("TSR").
CEO	Other NEOs

2025 Proxy Statement	13

Voting Roadmap
Pay and Governance Practices
The Company has the following pay and governance practices that reinforce the soundness of our compensation programs:

What We Do:	What We Don’t Do:

  Independent compensation committee and independent compensation consultant
  Annual compensation risk assessment
  Evaluate and focus on ESG programs
  Executive compensation Recoupment Policy ("Clawback Policy")
  Stock ownership guidelines: directors, NEOs and other executives have stock ownership and holding requirements

  No excise tax gross-ups on severance and change in control benefits
  No hedging by employees or directors permitted, other than by Bainum family directors in relation to certain indirectly held shares
  No pledging shares as collateral for loans or holding shares in a margin account permitted, other than by directors
  No single-trigger vesting of equity awards on a change in control
  No dividends paid on performance vested restricted stock units ("PVRSUs") unless the awards vest
  No repricing of stock options

PROPOSAL 3 Approval of the Company's 2025 Long-Term Incentive Plan The Board recommends a vote FOR the approval of the Company's Long Term Incentive Plan	See page 90 for more information

PROPOSAL 4
Ratification of the Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
See page 96 for more information

PROPOSAL 5 Shareholder Proposal to Consider a Simple Majority Vote Requirement in Our Organizational Documents The Board recommends a vote FOR this proposal.	See page 98 for more information

14

Proposal No. 1—Election of Eleven Director Nominees
Eleven directors are nominated for election at the 2025 Annual Meeting of Shareholders to hold office until the 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
The Company’s Restated Certificate of Incorporation provides that the number of directors must be at least three but not more than twelve. The exact number of directors within that range is determined from time to time by the Board. Currently, the Board size is set at eleven directors.
All directors are elected annually by a majority of votes cast, except in the case of a contested election, in which case directors are elected by a plurality vote.
The Board has nominated the following eleven individuals to serve as directors: Brian B. Bainum, Stewart W. Bainum, Jr., William L. Jews, Monte J.M. Koch, Liza K. Landsman, Patrick S. Pacious, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
Each of the nominees is currently a member of our Board.
BOARD RECOMMENDATION
The Board recommends a vote FOR each of the director nominees.
Director Nominee Information and Qualifications
The Board requires that its members possess the highest personal and professional integrity and be positioned to contribute to the Board’s effectiveness through their experience.
The Corporate Governance and Nominating Committee regularly reviews the experience, qualifications, attributes and skills of each of the Board’s director nominees. The Committee also considers the time commitment needed to effectively serve as a director. The names of Choice’s proposed director nominees, their respective ages, their positions with Choice, and other biographical information as of March 17, 2025, are set forth below.
After taking into account their significant contributions to the Board, the Board provided Mr. Shames and Mr. Jews an age-related waiver to its Board retirement policy. The Board considers any age-related waivers on an annual basis. The Corporate Governance and Nominating Committee’s assessment of the qualifications of each Board member is also included below.

2025 Proxy Statement	15

Proposal No. 1—Election of Eleven Director Nominees

Brian B. Bainum
Age: 40 Director Since: 2019	Committees: DC

Background
•Management consultant with a background in enterprise digital transformations
•Worked at Deloitte Consulting, LLP and Infosys Limited
•Has an MBA from the UCLA Anderson School of Management
•Has experience in the hospitality industry from positions he previously held in hotel operations at Sunburst Hospitality Corporation and in franchise development at Choice Hotels
•Managing Member (since 2023) of the Governing Council of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, member of the Governing Council since 2016
Other Directorships
•Chairman (since 2023) and Director (since 2017) of White Oak Enterprises, Inc. (f/k/a Realty Investment Company, Inc.), a privately held investment management company
•Chairman (since 2023) and Director (since 2017) of Sunburst Hospitality Corporation, a hotel operator
•Director of Three Graces Foundation, which supports health and education projects in the developing world
Director Qualifications
Mr. Bainum’s experience serving as a Director of both a hotel developer and operator and a real estate development and investment company provides the Board with opinions and perspective regarding real estate investment and development issues that are relevant to the development efforts of the Company and its franchisees. Additionally, Mr. Bainum’s prior experience working in various on-property roles in hotels provides the Board with perspective on many operational issues of importance to the Company’s franchisees and guests. Mr. Bainum’s family and entities affiliated with Mr. Bainum’s family beneficially own approximately 42% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

16

Proposal No. 1—Election of Eleven Director Nominees

Stewart W. Bainum, Jr.
Age: 78 Director Since: 1976, except 1996 – 1997 Chairman of the Board

Background
•Chairman of the Board of Choice Hotels International, Inc. since October 1997 and from March 1987 to November 1996
•Member of Artis Senior Living, LLC, a developer-owner-operator of assisted living residences, since 2012
•Chairman and Chief Executive Officer of Manor Care, Inc. from March 1987 to September 1998
•President of Manor Care of America, Inc. and Chief Executive Officer of ManorCare Health Services, Inc. from March 1987 to September 1998, and Vice Chairman of Manor Care of America, Inc. from June 1982 to March 1987
Other Directorships
•Director of the Board of White Oak Legacy, Inc. (f/k/a Realty Investment Company, Inc.), a real estate management and investment company, from December 2005 through December 2016 and Chairman from December 2005 through June 2009
•Director of the Board of Sunburst Hospitality Corporation, a real estate developer, owner and operator, from November 1996 through December 2016 and Chairman from November 1996 through June 2009
•Director of SunBridge Manager LLC, a private investment management firm, from December 2014 through December 2016
•Director of Manor Care, Inc., from September 1998 to September 2002, serving as Chairman from September 1998 until September 2001
Director Qualifications
Mr. Bainum’s long-standing relationship serving the Company provides the Board with a valuable historical perspective on the Company’s culture and direction that is important in the Board’s decisions concerning the Company’s future direction. Prior to 1976, when Mr. Bainum began his extensive history serving as an executive of the Company, he worked for the Company’s predecessor businesses starting in 1958, at the age of 12, serving as a janitor at his father’s 28 room motel and thereafter serving in a variety of manual labor roles through completion of high school. Since 1976, when Mr. Bainum joined the Company’s leadership team, the Choice Hotels business has grown from a franchisor of 290 hotels, with a market value of less than $6 million, operating under one brand to a global enterprise with more than 7,500 hotels operating under 22 brands. In addition to his long-standing involvement with the Company, his prior experience as the board chairman for a hospitality-based real estate development and management company allows Mr. Bainum to provide the Board with unique opinions and perspectives regarding development and operational issues that affect the Company’s hotel brands. Mr. Bainum’s previous leadership of and involvement with the publicly listed companies Manor Care, Inc., Sunburst Hospitality and Vitalink Pharmacy Services represents valuable, relevant experience in the duties of management and board leadership of a publicly traded company. Mr. Bainum beneficially owns approximately 21% of the outstanding shares of the Company. He, his family and entities affiliated with his family beneficially own approximately 42% of the outstanding shares of the Company, thus, Mr. Bainum serves as an effective voice for shareholders.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2025 Proxy Statement	17

Proposal No. 1—Election of Eleven Director Nominees

William L. Jews
Independent Age: 73 Director Since: 2000, except 2005 – March 2006	Committees: AC (Chair), CC, DC

Background
•President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006
•President and Chief Executive Officer of CareFirst of Maryland, Inc. and Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware
•President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998
Other Directorships
•Director of CACI International, Inc. (CACI)
•Director of KCI Technologies, Inc.
•Former Lead Director of CalAtlantic Group Inc.
Director Qualifications
Mr. Jews brings to the Board experience as the chief executive officer of large, service-oriented companies. The Board benefits from Mr. Jews’ unique ability to relate to and comprehend many of the operational issues before the Board. In addition, Mr. Jews’ executive experience was characterized by management of rapid company growth, which provides the Board with insight related to various strategic growth and development plans. Mr. Jews' experiences leading him to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

Monte J.M. Koch
Independent Age: 61 Director Since: 2014	Committees: AC, CGN

Background
•Chairman and CEO of TBCA USVI, LLP, a private investment and strategic advisory firm
•Retired Partner of BDT & Company, a merchant bank that provides advice and access to long-term, differentiated capital to help family owned and founder-led businesses pursue their strategic and financial objectives
•Co-Founder and former board member of Auction.com and Ten-X, the nation’s leading online sellers of residential and commercial real estate
•Had a long career in investment banking, including service at Deutsche Bank, where he served as Global Head of Real Estate Investment Banking and the Chairman of Mergers & Acquisitions for the Americas
Other Directorships
•Director of Gogo Inc. (GOGO)
•Former Director of Auction.com and Ten-X
Director Qualifications
Mr. Koch’s 26 years of experience as an investment banker specializing in advising clients from the lodging, gaming and real estate sectors on major strategic transactions is valuable in helping the Board evaluate potential transactions and growth strategies. Mr. Koch’s specific experience as a co-founder and as an executive in a successful technology start-up provides the Board with insight into trends, operations, practices and ideas in an industry that has a significant impact on the Company’s core business of hotel franchising. Such knowledge assists the Company in continuing to advance its proprietary technology platform in service to its franchisees and clients.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

18

Proposal No. 1—Election of Eleven Director Nominees

Liza K. Landsman
Independent Age: 55 Director Since: 2014	Committees: CC, DC (Chair)

Background
•Former CEO, Stash and Limited Partner at New Enterprise Associates (NEA), a leading venture capital firm
•Former President of Jet.com (acquired by Walmart in 2016 for $3.3BN)
•Former EVP and Chief Marketing Officer of E*TRADE, responsible for the company’s marketing initiatives and sat on the Executive Committee of the firm
•Former Managing Director of Digital at BlackRock. Inc.
•Former Operating Partner and Acting Chief Marketing Officer at Bravas Partners LLC
•Served in a variety of senior roles at Citigroup. Inc. over a 10-year period
Other Directorships
•Director of Squarespace, Inc. (SQSP)
•Former Director of Veritiv Corporation (VRTV)
Director Qualifications
Ms. Landsman brings over 25 years of digital, mobile and social media experience with large global companies and start-up businesses to the Choice Board. She possesses a strong background in financial services, particularly within the consumer banking, wealth management and credit card industries. Ms. Landsman’s digital experience, knowledge of consumer behavior and deep understanding of how consumers interact across different channels make her an asset to the Board.

Patrick S. Pacious
Chief Executive Officer Age: 59 Director Since: 2017

Background
•President and Chief Executive Officer of the Company since September 2017
•Served as President and Chief Operating Officer of the Company from May 2016 to September 2017; Chief Operating Officer from January 2014 until May 2016; Executive Vice President, Global Strategy & Operations from February 2011 through December 2013; Senior Vice President Corporate Strategy and Information Technology from August 2009 to February 2011; Senior Vice President, Corporate Development and Strategy from December 2007 to August 2009; Vice President, Corporate Development and Innovation from May 2006 to December 2007; and Senior Director of Corporate Strategy from July 2005 to May 2006
•Prior to joining the Company, he was employed by Bearingpoint Inc. as a Senior Manager from 2002 until 2005 and Arthur Andersen Business Consulting LLP as a Senior Manager from 1996 until 2002
Other Directorships
•Director of Valvoline Inc. (VVV)
Director Qualifications
Because Mr. Pacious serves as the Company’s Chief Executive Officer, he possesses unique insight and information related to both the Company’s day-to-day operations and its long- and short-term needs. Mr. Pacious’ immersion into all aspects of the Company’s business and operations provides a perspective on operational and strategic proposals under consideration by the Board that other directors rely upon in reviewing and approving matters before the Board.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2025 Proxy Statement	19

Proposal No. 1—Election of Eleven Director Nominees

Ervin R. Shames
Independent Age: 84 Director Since: 2002	Committees: CGN (Chair), CC

Background
•An independent management consultant to consumer goods and services companies, advising on management and marketing strategy, since January 1995
•Former lecturer at the University of Virginia’s Darden Graduate School of Business from 1996 until 2008
•Chief Executive Officer of Borden, Inc. from December 1993 to January 1995, and was President and Chief Operating Officer from July 1993 until December 1993
•President and Chief Executive Officer of Stride Rite Corporation from 1990 to 1992, and then served as its Chairman, President and Chief Executive Officer until 1993
•Served in various management positions with General Foods and Kraft Foods from 1967 to 1989
Other Directorships
•Former Chairman of the Board of Sleep Number Corporation (SNBR)
•Former Board Chair of Western CT Health Network and Former Board Chair of Norwalk Hospital
Director Qualifications
Mr. Shames has expertise in management strategy that is valuable to the Board both as a resource for use in evaluating the performance of the Company’s executive team, as well as for developing and fostering management initiatives and incentives within the Company. Mr. Shames’ experience as an executive of consumer products-based companies aligns well with the Board’s constant evaluation of the Company’s hotel brand performance and plans for brand development and enhancement. Mr. Shames’ experience as former Board Chair of Western CT Health Network and as former Board Chair of Norwalk Hospital provides valuable insight from outside of the hospitality industry. Mr. Shames’ background as a lecturer at the Darden School of Business exposed him to a variety of ideas and strategies in the area of business management that are valuable to the Board as a basis for enhancing or refining the Company’s management practices and corporate governance procedures. Mr. Shames has served on numerous for-profit and not-for-profit boards that have provided him in-depth governance experience.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

20

Proposal No. 1—Election of Eleven Director Nominees

Gordon A. Smith
Lead Independent Director Age: 66 Director since 2022, Prior director from 2004 - 2017	Committees: AC, CGN

Background
•Former Vice Chairman of JPMorgan Chase
•Co-President and Chief Operating Officer of JPMorgan Chase from 2018 to 2021
•Chief Executive Officer, Chase Consumer and Community Banking of JP Morgan Chase from 2012 to 2021
•Mr. Smith joined Chase in 2007. He served first as CEO of Card and then of the Card, Merchant Services and Auto Finance businesses before taking over Consumer & Community Banking in 2012.
•Before joining Chase, Mr. Smith spent more than 25 years at American Express, where he led and managed several businesses, including the U.S. Domestic Consumer Card Business. From 2005 until 2007, he was President of the Global Commercial Card business.
Other Directorships
•Director of Humana Inc. (HUM)
•Former Director of Nordstrom, Inc. (JWN)
Director Qualifications
Mr. Smith’s experience as an executive in the consumer services industry, including his current tenure as Vice Chairman at JP Morgan Chase, provides the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business of hotel franchising. The knowledge Mr. Smith gained during his tenure at American Express, where he played a vital role in managing a global brand and in developing partnerships and customer rewards programs, is valuable in helping the Board review advertising, branding and growth strategies.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2025 Proxy Statement	21

Proposal No. 1—Election of Eleven Director Nominees

Maureen D. Sullivan
Independent Age: 43 Director Since: 2018	Committees: CC, CGN, DC

Background
•Partner at TCG Capital Management (TCG), since April 2021, who brings significant leadership experience at the intersection of technology, product development, marketing and operations. Before joining TCG, Ms. Sullivan spent the last decade focused on brands that align with the interests and solve the unique needs of female consumers
•President and Chief Operating Officer at Heyday Skincare, from September 2020 to March 2021 where she helped to accelerate the company's ability to deliver personalized skincare
•President and COO at Rent the Runway, from September 2015 to March 2020, where she helped the company transform into a subscription service disrupting the global fashion industry. During her tenure, Ms. Sullivan helped build the foundation for the company to scale to a $1B valuation, while democratizing fashion and creating a more sustainable way for people to get dressed
•President, AOL.com & Lifestyle Brands from April 2009 to September 2015 and began her career at Google New York Engineering before being named Chief of Staff to the American Advertising Organization, where she oversaw business planning and partnership development
•Built and launched MAKERS.com, the largest video collection of ground-breaking women’s stories, and documentary film series, chronicling the modern American feminist movement and created and launched the MAKERS Conference, a live event gathering influential women from across industries for a several–day thought leadership conference on accelerating women’s leadership
•Launched the MAKERS@ Corporate Advisory Board, connecting corporate partners to the mission of MAKERS - a platform for storytelling highlighting ground-breaking women
Other Directorships
•None
Director Qualifications
Ms. Sullivan brings significant consumer brand development and management, marketing, and technology experience to the Board. In particular, her expertise in digital, mobile and social media help shape the Board’s assessments of the Company’s efforts to increase its strategic presence in these areas. Ms. Sullivan’s experience as an executive in consumer-facing, e-commerce, wellness and service focused start-up environments brings a current perspective to the Board’s operational considerations. In addition, Ms. Sullivan has proven herself an influencer and champion of diversity in the workplace.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

22

Proposal No. 1—Election of Eleven Director Nominees

John P. Tague
Independent Age: 62 Director Since: 2012	Committees: CC (Chair), AC

Background
•Retired President and Chief Executive Officer of Hertz Global Holdings, Inc.
•Chairman and CEO of Cardinal Logistics Holdings from July 2011 until November 2014
•Served UAL Corporation through October 2010 when he retired as President
•Executive Vice President and Chief Revenue Officer of United Air Lines, Inc. and UAL Corporation from April 2006 until May 2008
•Joined United as Executive Vice President in 2003
Other Directorships
•None
Director Qualifications
Mr. Tague’s extensive experience in the car rental and airline industries enables him to provide the Board with insights and suggestion relevant to the overall travel industry. Because Mr. Tague’s industry experience is not hotel-based, he provides the Board with unique opinions and assessments about the travel and hospitality industry sector in which the Company operates.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

2025 Proxy Statement	23

Proposal No. 1—Election of Eleven Director Nominees

Donna F. Vieira
Independent Age: 60 Director Since: 2021	Committees: AC, CC

Background
•Executive Vice President and Chief Commercial Officer at Sallie Mae where she oversees the company’s top line revenue growth, as well as pricing, products, sales, marketing, customer and digital experience, and business development
•Former Chief Marketing Officer of Consumer Banking and Wealth Management at JPMorgan Chase.
•Has an extensive background in marketing and general management via her current role at Sallie Mae and her work at other leading financial services companies including American Express and JP Morgan Chase
•At American Express, she focused on new customer acquisition and product development and oversaw the launch of a series of new card products including Blue Business and Business Membership Rewards and was a member of the team that launched Open Small Business
•At JP Morgan Chase, she held key small business and consumer-focused roles. She led the development of strategic marketing, brand and digital transformation initiatives to grow deposit and investment balances, as well as customer relationships
•Delaware Governor John Carney appointed her as Chair of the Office of the Treasurer’s Plans Management Board, overseeing investment programs that help families to plan and save for post-secondary education
•Member of the Executive Leadership Council, the pre-eminent membership organization that is committed to increasing the number of Black executives in global enterprises
Other Directorships
•None
Director Qualifications
Ms. Vieira’s experience as an executive in the consumer services industry, including her current tenure as Executive Vice President and Chief Commercial Officer at Sallie Mae, as well as her prior roles at JP Morgan Chase and American Express, provide the Board with insight into trends, operations, practices and ideas in industries and markets that have a significant indirect impact on the Company’s core business. Ms. Vieira's experience on the Executive Leadership Council, and the experiences leading her to be named among the Most Influential Black Executives in Corporate America by Savoy Magazine enrich the Board's perspective on Company policies.

AC Audit	CC Human Capital and Compensation	CGN Corporate Governance and Nominating	DC Diversity

24

Proposal No. 1—Election of Eleven Director Nominees
Director Skills, Experience and Attributes
The below are the skills, experience and attributes of our nominees, and the relevance of each to the Company.
Skills and Experience

Corporate and Organizational Leadership
Corporate and Organizational Leadership experience is important to understanding and overseeing our complex organization and empowering employees through individual growth and development.

Risk Management and Data Security
Risk Management experience is important to overseeing our risk management program and mitigating key risks to the Company. Data Security experience is important in overseeing the security of our business and operations systems (both physical and cyber).

Public Company Board Service and Governance
Public Company Board Service and Governance is important to defining and driving strategic direction and overseeing our operations as well as contributing to the Board's understanding of best practices in corporate governance matters.

Accounting and Financial Responsibility
Accounting and Financial Responsibility is important in overseeing our financial management as well as ensuring accurate financial reporting processes and robust controls.

Human Resource Management Human Resource experience is important to ensuring our ability to recruit, retain and develop key talent essential to our operations.
Government Relations and Public Policy
Government Relations and Public Policy experience is important in providing insight and perspective in working constructively and proactively with governmental agencies and helping shape public policies, initiatives and legislation.

Sales and Marketing Sales and Marketing is important to providing additional insight and advice to management as our business is dependent on effective marketing.	Hospitality Industry Hospitality Industry experience is important in understanding the technical nature of our business and to help inform our views on hospitality-related matters.

Digital Commerce Leadership
Digital Commerce Leadership is important in understanding consumer and franchisee interaction with the complex technology involved in our reservations and operations systems.

Legal, Regulatory and Compliance
Legal, Regulatory and Compliance experience is important in understanding the Company's risks and obligations, including in relation to operating internationally and being subject to regulatory authorities.

Financial and Capital Markets
Financial and Capital Markets experience is important in providing the knowledge and skills necessary to evaluate and oversee the Company's design and implementation of financing and capital allocation strategies.

Cybersecurity
Cybersecurity experience is important in providing the knowledge and skills necessary to oversee protection from cyber threats, ensure compliance and contribute to the overall resilience of the Company.

2025 Proxy Statement	25

Proposal No. 1—Election of Eleven Director Nominees
Board Composition
The self-identified gender and demographic background of our nominees is as follows:

	Female	Male
Gender	3	8
Self-Identified Demographic Background
African American or Black	1	1
Asian		1
Hispanic or Latinx		1
White	1	7
Other
Two or More Races or Ethnicities (counted in each)		2
Prefer Not to Disclose Demographic Background	1
Military Veteran		1
Director Independence
The Board currently has eleven directors, a majority (eight) of whom the Board has determined to be “independent” under the listing standards of the NYSE. The independent directors are William L. Jews, Monte J.M. Koch, Liza K. Landsman, Ervin R. Shames, Gordon A. Smith, Maureen D. Sullivan, John P. Tague and Donna F. Vieira.
In determining director “independence,” the Board applies the standards as set forth in the listing standards of the NYSE and additional independence standards adopted by our Board as follows:
•No director can be “independent” until five years following the termination or expiration of a director’s employment with the Company, rather than three years as currently required under the NYSE rules;
•No director can be “independent” who is, or in the past five years has been, affiliated with or employed by a present or former outside auditor of the Company until five years after the end of either the affiliation or the auditing relationship, rather than three years as currently required under the NYSE rules; and
•No director can be “independent” if he or she in the past five years has been part of an interlocking directorate, rather than three years as currently required under the NYSE rules.
Family Relationships
The Chairman of the Board, Stewart W. Bainum, Jr., is the uncle of one of our other directors, Brian B. Bainum. Other than the family relationship between Mr. Stewart W. Bainum, Jr. and Mr. Brian B. Bainum, there are no other familial relationships among our directors or executive officers.
Board Refreshment and Consideration of Director Nominees
Our Corporate Governance and Nominating Committee is primarily responsible for maintaining a strong and diverse Board through robust evaluation and succession planning processes, which include recommending Directors for re-election and identifying new candidates who will bring complementary skills and varied perspectives to our Board. Our Corporate Governance and Nominating Committee evaluates and determines the most impactful and desirable mix of qualifications, characteristics, skills, experiences and perspectives for our Board as a whole, as well as the qualifications and attributes of individual Directors and Director candidates.

26

Proposal No. 1—Election of Eleven Director Nominees

The Board believes that having directors with a broad range of experiences, perspectives and backgrounds expands the Board's understanding of the needs and viewpoints of our customers, franchisees, employees, shareholders and other stakeholders, and helps maximize the Company’s success. While the Board does not consider race, ethnicity, or gender in selecting nominees, the Corporate Governance and Nominating Committee strives to identify qualified candidates who are from different backgrounds to be included in the pool of candidates from which directors are nominated.

Our Corporate Governance and Nominating Committee strives to achieve an appropriate balance of continuity and refreshment through a mix of newer and longer-tenured Directors. Our Governance Committee and Board believe that there should be a balance of institutional knowledge and fresh perspectives among our Directors, and that long tenure does not itself impair a Director’s independence and often enhances a Director’s ability to apply independent judgment.

2 directors have been added to the Board in last 5 years
The addition of Ms. Vieira brought a deep knowledge of the consumer to the Board. The addition of Mr. Smith, who had previously served on the Board from 2004 to 2017, brought an in-depth perspective on the business and practices of the Company as well as the business and practices of the banking and finance industries.

As the Company’s strategic priorities continue to evolve and in consideration of potential retirements and departures, our Corporate Governance and Nominating Committee continues to proactively evaluate our Board’s composition and succession planning to facilitate a smooth transition and continuity of skills and experience in the boardroom.
Consideration of Director Candidates
The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the Company’s Board. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the Company’s Annual Meeting.
The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the Company’s business, (iv) a proven record of accomplishment, (v) willingness to speak one’s mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management and (viii) belief in and passion for the Company’s mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as expertise, engagement, contributions and functional skills in relation to the perceived needs of the Board from time to time.
The Corporate Governance and Nominating Committee uses a variety of methods to identify potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the Company and the use of independent recruitment firms. When reviewing and recommending candidates to join the Board, the Corporate Governance and Nominating Committee considers how each prospective new member’s unique background, experience and expertise will add to the Board’s overall perspective and ability to govern the Company. The Committee may also use one or more professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board.
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders and evaluate them using the same criteria as applied to candidates identified through other means, as set forth above. Shareholders seeking to recommend a prospective candidate for the Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director of the Company if nominated by the Committee and so elected by mail to: Corporate Secretary, Choice Hotels International, Inc., 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852 or by email to IR@choicehotels.com.

2025 Proxy Statement	27

Corporate Governance
Board of Directors
The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company’s business primarily through discussions with the Chairman, the CEO and other members of the Company’s management, by reviewing materials provided to them and by participating in Board and committee meetings.
In 2024, the Board held four meetings and each director attended at least 75% of all meetings of the Board and the standing committees of the Board on which he or she served. In 2024, all of the then-current Board members attended the Annual Meeting. The Company expects all directors to attend the Annual Meeting. The independent, non-management members of the Board are required to meet at least once a year in executive session without management present. Mr. Smith, the lead independent director, chairs these meetings. Four such meetings were held in 2024.
The Board has adopted Corporate Governance Guidelines, a Corporate Ethics Policy and charters for each of its standing committees, including the Audit Committee, Human Capital and Compensation Committee, Corporate Governance and Nominating Committee, and Diversity Committee, each of which is discussed further below. The Audit Committee Charter was updated in 2022. The Corporate Governance and Nominating Committee Charter were updated in 2020. The Corporate Governance Guidelines, Corporate Ethics Policy and several of the committee charters were updated in 2019. A temporary addendum was added to the Corporate Ethics Policy effective March 1, 2021, as further discussed below. The Corporate Governance Guidelines, Corporate Ethics Policy and all standing committee charters are included in the investor relations section of the Company’s website at www.choicehotels.com.
Overview
The Board is responsible for oversight of strategy, business operations and performance evaluation, so as to promote the long-term success of the Company.
KEY GOVERNANCE DOCUMENTS
The Board’s is committed to good corporate governance practices and has adopted Corporate Governance Guidelines, which are a set of principles that provide a framework for the Company’s corporate governance and assist the Board in the exercise of its fiduciary duties. The Board has also adopted a Corporate Ethics Policy and evaluates the charters of each of its standing committees annually.
CODE OF ETHICS POLICY
The Board has established a Corporate Ethics Policy to aid each director, officer and employee of the Company (including the CEO, CFO and Chief Accounting Officer) and its subsidiaries in making ethical and legal decisions in his or her daily work. Effective March 1, 2021 and in light of the ongoing COVID-19 pandemic, a temporary addendum was added to the Ethics Policy to reflect a modification of the Company’s policy around gift card acceptance and distribution. Concurrently, the Ethics Policy was revised to add an enhancement to the disciplinary actions for violations of the Policy.
To the extent approved or granted, the Company will post required amendments to or waivers from the Corporate Ethics Policy (to the extent applicable to the CEO, CFO and Chief Accounting Officer) on the Company’s website.
BOARD MEETINGS AND ATTENDANCE
Directors are expected to attend the Annual Meeting, all meetings of the Board and the meetings of their respective committees. All then-serving directors attended the 2024 Annual Meeting. Board members also typically attend the Company's annual Convention to gain insight into the business and interact with the Company's franchisees.

28

Corporate Governance

Number of Meetings Held in 2024 4 Entire Board 4 Human Capital and Compensation Committee 8 Audit Committee 3 Corporate Governance and Nominating Committee 2 Diversity Committee	Director Attendance All of the directors attended more than 75% of the meetings of our Board and their respective committees during the calendar year 2024.

Board Leadership Structure

Stewart W. Bainum, Jr. Chairman of the Board	Patrick S. Pacious Chief Executive Officer	Gordon A. Smith Lead Independent Director

Primary Responsibilities
•Provides a unique understanding of the Company’s culture and business
•Serves as a primary contact with the Company’s senior management team
•Brings the perspective of a major shareholder to the Board

Primary Responsibilities
•Leads business strategy and performance
•Focuses executives and resources on achieving the Company's strategic plan
•Leads the Company in creating a healthy balance sheet while continuing to empower investment and growth in key Choice brands

Primary Responsibilities
•Serves as chairman of executive session meetings to permit the nonmanagement and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership
•Manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board

The Board is led by the Chairman, Mr. Stewart W. Bainum, Jr., who has served in this role for more than 25 years. The benefits of Mr. Bainum’s leadership of the Board stem both from Mr. Bainum’s long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary day-to-day contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available to the Board as a whole. This flow of communication enables Mr. Bainum to identify issues, proposals, strategies and other considerations for future Board discussions and informs his role as leader in many of the resulting discussions during Board meetings. Mr. Bainum also brings the perspective of a major shareholder to the Board. Mr. Bainum, his family and entities affiliated with his family, beneficially own approximately 42% of the Company’s outstanding Common Stock.
The Company has elected to separate the positions of Chairman (held by Mr. Bainum) and CEO (held by Mr. Pacious). Although Mr. Pacious serves as a member of the Board, we believe that Mr. Bainum’s role as Chairman provides for a meaningful division of leadership between management and the Board.
In addition to this division of leadership between Chairman and Chief Executive Officer, leadership is further enhanced on the Board based on the Board’s annual election of a lead independent director. In light of the Company and Board leadership roles held by Mr. Bainum and Mr. Pacious, the Board believes that it is important to maintain a Board leadership position that is held by an independent director. Currently, Mr. Smith serves as the Board’s lead independent director. In his role as lead independent director, Mr. Smith serves as chairman of executive session meetings in which non-independent directors, namely Mr. Bainum, Mr. Pacious and Mr. Brian B. Bainum do not participate. The goal and purpose of these meetings chaired by Mr. Smith is to permit the non-management and independent members of the Board to freely discuss issues or concerns related to Company and Board performance, including issues or concerns related to Company or Board leadership. The Board meets regularly in executive session. Four such meetings were held in 2024. In addition to chairing the executive sessions, the lead independent director or his designee manages the Board’s review of the CEO’s performance, coordinates activities of the independent directors and performs any other duties assigned by the Board.

2025 Proxy Statement	29

Corporate Governance
Role of the Board of Directors
BOARD’S ROLE IN OVERSIGHT OF STRATEGY
The Board annually approves a long-term strategic plan and a one-year operating plan, together with any ongoing reviews and updates.
BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
The Board has responsibility for overseeing the Company’s risk management. The Board regularly receives updates from management and the Board committees on key areas of risk that have been identified by the Board, its committees and management. In addition, the Board annually, or more frequently as circumstances dictate, assesses the overall risk profile of the Company including changes to evolving areas of risk. The full Board oversees processes involving risks raised by transactions involving the Company, and its directors, officers and employees that have the potential to present higher degrees of risk than ordinary course transactions. Finally, each of the Board’s committees plays a role in taking primary responsibility for certain areas of risk, attendant to each committee’s particular area of focus as described below.

The Board
The Board’s primary role in risk oversight is to establish and maintain effective policies and procedures that serve to highlight or expose critical risks. The Board has adopted a set of Board policies applicable to various transactions involving the Company and its directors, officers and employees that the Board has determined are likely to involve a potentially higher degree of risk than ordinary course transactions and therefore are appropriately reviewable by the full Board. For these transactions, the Company is required to obtain Board approval, which provides the Board with an opportunity to discuss the transaction and attendant risk, prior to the transaction becoming binding on the Company. Those transactions requiring prior Board approval include transactions above certain limits, certain lending arrangements, certain litigation settlements, and certain related party transactions.
In addition to the full Board’s role in risk oversight, different committees of the Board play a role in overseeing risks attendant to the committee’s particular area of focus described below.

Audit Committee •Has specific functions and responsibilities that generally relate to the risk oversight function, including risks relating to financial reporting, compliance and cybersecurity	Human Capital and Compensation Committee •Assumes primary responsibility for risk oversight as it relates specifically to the Company’s compensation policies and practices	Diversity Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion	Nominating and Corporate Governance Committee •Raises risks or potential risks brought to such Committee’s attention to the full Board for discussion and oversees ESG strategy and practices

Management
Management provides the Board with information as it relates to risk in all areas of the Company. Given management's day to day experience and leadership position, management can both guide the Board in understanding risk facing the business as well as ensure the strategy and instructions of the Board are carried out.

30

Corporate Governance
BOARD’S ROLE IN OVERSIGHT OF HUMAN CAPITAL MANAGEMENT AND CULTURE
The Board oversees the organization's human capital management. It actively engages in executive reviews and focuses on succession planning for the CEO and key management.
The Human Capital and Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process. The Human Capital and Compensation Committee's process enables the Company to prepare for any required actions in relation to emergency succession planning. In conjunction with the talent development process, the Board reviews the talent pipeline and supports the promotion of highly qualified associates into the Company's leadership.
The Board is also actively involved in enabling management to develop a workplace culture that values inclusion and belonging, offering and valuing differing thought and perspective.
BOARD’S ROLE IN OVERSIGHT OF SUSTAINABILITY
The Board oversees the Company's ESG efforts and objectives.
ESG is driven from the top by our Board of Directors and CEO. The Corporate Governance and Nominating Committee has primary responsibility for ESG initiatives, and each of the primary Board Committees oversees discrete sustainability matters from a strategic and risk management perspective as set out below.

Human Capital and Compensation •Talent management and succession planning •Executive and Director compensation	Audit •Data privacy and data protection •Information security, including cybersecurity	Corporate Governance and Nominating •Oversees ESG strategy and matters •Environmental stewardship	Diversity •Efforts to attract associates with different perspectives, experiences, and backgrounds •Inclusion and belonging for all associates

Management •Our senior executive team works together with our sustainability vice-president to advance our ESG efforts across the organization

Committees of the Board
The standing committees of the Board are the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance and Nominating Committee and the Diversity Committee. The charters for each of these committees are included in the investor relations section of the Company’s website at www.choicehotels.com. All of the current members of each of the Audit Committee, Human Capital and Compensation Committee and Corporate Governance and Nominating Committee are independent, as required by the committee charters, the current listing standards of the NYSE and the rules of the SEC, as applicable.
The following provides a description of certain functions, current membership and meeting information for each of the Board committees for 2024.

2025 Proxy Statement	31

Corporate Governance
HUMAN CAPITAL AND COMPENSATION COMMITTEE
Members: John P. Tague (Chair), William L. Jews, Liza K. Landsman, Ervin R. Shames, Maureen D. Sullivan, Donna F. Vieira
Meetings in 2024: 4

The Human Capital and Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives through the following functions, among others:
•Overseeing the administration of the Company’s equity compensation plans and authorizing equity awards thereunder;
•Establishing and updating the “peer group” used to compare the Company’s compensation practices;
•Establishing pay levels and approving pay for the CEO;
•Reviewing and approving the compensation of executive officers, in light of shareholder “Say-on-Pay” results and other relevant factors;
•Setting the compensation for the non-employee members of the Board;
•Reviewing bonus and incentive plans, pensions and retirement;
•Reviewing other employee benefit plans and programs;
•Reviewing the Company’s succession plan and management development;
•Self-evaluating annually;
•Setting criteria and guidelines for performance of the CEO;
•Assessing performance of the CEO against performance objectives; and
•Reviewing and discussing the Company’s Compensation Discussion and Analysis and producing the annual Human Capital and Compensation Committee report for the Company’s proxy statement.

The Human Capital and Compensation Committee discharges its responsibilities relating to executive management, talent development and succession planning of the Company’s executives by reviewing and discussing the Company’s management succession plan for the CEO and other key senior executives and by reviewing and discussing management development for key executives as part of the Company’s annual talent review process.
During 2024, at the direction of Mr. Tague, the Chairman of the Human Capital and Compensation Committee, Mr. Pacious prepared and distributed to Committee members meeting agendas, consultant-provided compensation related information, and Company reports and data in preparation for Committee meetings. Mr. Cimerola, our Chief Human Resources Officer, assisted with preparation of the agenda and certain materials at the request of Mr. Tague. In conjunction with the Human Capital and Compensation Committee Chairman, Messrs. Pacious and Cimerola also prepared and presented specific compensation proposals to the Human Capital and Compensation Committee, including Mr. Pacious’ assessment of individual executive officer performance and recommended compensation amounts for each officer other than himself. See “Compensation Discussion and Analysis” section below for more information on Mr. Pacious’ role in recommending the compensation paid to our NEOs in 2024. None of our executive officers determined or recommended the amount or form of non-employee director compensation.
The Human Capital and Compensation Committee has delegated limited authority to our Stock Compensation Committee, currently consisting of our CEO, to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire. No individual award may exceed $250,000 in value.
In accordance with its charter, the Human Capital and Compensation Committee has the authority to retain, terminate and approve professional arrangements for outside compensation consultants to assist the Committee.

32

Corporate Governance
The Human Capital and Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to provide various compensation-related services and assistance. Meridian performed the following functions and services:
•Attended Committee meetings;
•Provided independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advised on plans or practices that may improve effectiveness of our compensation program;
•Provided and discussed peer group and various survey data; and, based on this information, offered independent recommendations on CEO and NEO compensation;
•Reviewed the CD&A, compensation tables and other compensation-related disclosures in our proxy statements;
•Offered recommendations, insights and perspectives on compensation related matters;
•Evaluated and advised the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and
•Supported the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our shareholders.
Meridian attended each of the Committee meetings in 2024 in person, by video conference or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chairman between meetings. Meridian reviewed the CD&A and the executive compensation tables contained in this proxy statement. See “Compensation Discussion and Analysis” below for additional information related to the role of Meridian in the Company’s 2024 executive compensation decisions.
The Committee has analyzed whether the work of Meridian as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Meridian or any of its affiliates; (ii) the amount of fees the Company paid to Meridian as a percentage of Meridian’s total revenue; (iii) Meridian’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Meridian or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Meridian or the individual compensation advisors whom it employs. The Committee has determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultants to the Company has not created any conflict of interest.
The Board determined that each member of the Human Capital and Compensation Committee was independent under the listing standards of the NYSE applicable to compensation committee members.
While the charter authorizes the Human Capital and Compensation Committee to delegate its responsibilities to subcommittees, to date, the Committee has not delegated any of its responsibilities in this manner, other than its delegation to the Stock Compensation Committee to make equity awards to employees at the vice president level or lower solely for the purpose of promotion, retention, or new hire.
Compensation Committee Interlocks and Insider Participation
In 2024, no member of our Human Capital and Compensation Committee was an officer, former officer, or employee of the Company. During 2024, no member of the Human Capital and Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2024, no interlocking relationship existed between any of our executive officers or Human Capital and Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand.

2025 Proxy Statement	33

Corporate Governance
AUDIT COMMITTEE
Members: William L. Jews (Chair), Monte J.M. Koch, Gordon A. Smith, John P. Tague, Donna F. Vieira
Meetings in 2024: 8

The Audit Committee assists the Board to fulfill its oversight responsibilities with respect to the Company’s auditing, accounting and financial reporting processes generally. The Committee discharges these duties through the following functions, among others:
•Conferring separately with the Company’s independent registered public accounting firm and internal auditors regarding their responsibilities;
•Reviewing reports of the Company’s independent registered public accounting firm and internal auditors and annual and quarterly reports for filing with the SEC;
•Reviewing reports of the Company’s independent registered public accounting firm concerning financial reporting processes and internal controls, discussing these internal controls with and suggesting improvements to management;
•Establishing and monitoring an anonymous complaint hotline and other complaints procedures regarding accounting and auditing matters;
•Pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm;
•Self-evaluating annually;
•Determining the selection, compensation and appointment of the Company’s independent registered public accounting firm and overseeing their work;
•Reviewing the Company’s policies with respect to risk management;
•Reviewing with the CEO, CFO or Chief Accounting Officer, the Company’s disclosure controls and procedures; and
•Overseeing the Company’s cyber security and data security practices and procedures.

The Board has determined that Messrs. Jews, Koch, Smith and Tague are qualified as audit committee financial experts within the meaning of the SEC’s regulations. Furthermore, each member of the Committee has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. In addition, the Board also determined that each member of the Audit Committee was independent under SEC rules and the listing standards of the NYSE applicable to Audit Committee members.

34

Corporate Governance
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members: Ervin R. Shames (Chair), Monte J.M. Koch, Gordon A. Smith, Maureen D. Sullivan
Meetings in 2024: 3

The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board; selects, or recommends that the Board selects, the director nominees for election or to fill vacancies; reviews director time commitments; develops and recommends to the Board a set of Corporate Governance Guidelines applicable to the Company; and oversees the evaluation of the Board. The Committee also has the following functions, among others:
•Establishing criteria for Board membership;
•Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of proposed Board candidates, including evaluating nominee director time commitments;
•Reviewing and making recommendations to the Board on the size and composition of the Board and its committees;
•Reviewing director time commitments and making recommendations to the Board with respect to directors, if any, who are unable to perform their duties;
•Reviewing and making recommendations to the Board with respect to the retirement of directors;
•Reviewing and making recommendations to the Board with respect to the Company’s policies regarding director or senior executive conflict of interest matters and related party transactions;
•Overseeing and making recommendations, as appropriate, to the Board concerning ESG and Corporate Social Responsibility strategy and matters;
•Monitoring and making recommendations to the Board concerning matters of corporate governance; and
•Reviewing the outside board service by senior executives.

DIVERSITY COMMITTEE
Members: Liza K. Landsman (Chair), Brian B. Bainum, William L. Jews, Maureen M. Sullivan
Meetings in 2024: 2

The Diversity Committee seeks to assist and advise management in developing a workplace culture that values diversity of thought and perspective. The Committee's scope reaches beyond the workplace culture, also focusing on promoting inclusion in franchise development, sourcing, advertising and community involvement. The Committee has the following functions, among others:
•Reviewing and evaluating efforts to foster belonging and promote equal opportunity in workforce development, franchise development, vendor relations, marketing and philanthropy;
•Reviewing the efforts by management in seeking to attract a high-caliber workforce comprised of associates with a broad range of experiences, perspectives and backgrounds including at management levels;
•Overseeing risks and exposures relating to matters with the Committee's purview; and
•Reporting its actions and recommendations to the Board.

2025 Proxy Statement	35

Corporate Governance
Board Effectiveness
The Board engages in multiple activities that focus on Board effectiveness.
ANNUAL BOARD AND COMMITTEE ASSESSMENT
The Company and the Board prioritize assessment and self-evaluation as a means of continual improvement in furthering the goals of the Company, the Board and shareholders.

Board and Committee Evaluations
The Board engages in an annual Board assessment process. As part of this process, each Committee is also evaluated. Each Board member completes an extensive evaluation of the Company, the Board and his or her committees. An in-person or virtual interview by a Board specialist is conducted at regular intervals.

Analysis and Discussion
  The Board self-evaluations, interviews and management feedback are evaluated by an outside expert and shared with the Board and the Board's advisors.
  The Chair of the Corporate Governance and Nominating Committee analyzes the information and reports the analysis via letter to the Board.
  The Board discusses its assessment in detail within the context of the Corporate Governance and Nominating Committee meetings, as well as within the Board meetings.
  The Board's corporate governance advisors evaluate and discuss the results of the assessment with the Board.

Management Evaluations	Feedback is also solicited from members of management regarding key aspects of management's interaction with the Board.

Governance Document Review
The charters for each of the Audit, Human Capital and Compensation, Corporate Governance and Nominating, and Diversity Committees are evaluated annually by the relevant Committee and changes are made as necessary. The Audit Committee evaluates the Ethics Policy annually.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
New Directors are oriented to the Board by other Directors, by management and by external advisors. Board advisors and internal experts present at Board and committee meetings on topics such as corporate governance developments, audit developments, enterprise risk management, data security updates, and legislative and public policy developments. The Board also receives information on the industry and competitors from management and internal experts. Outside of the boardroom, Directors engage on various topics of concern to the Board, whether through industry groups or in their own business leadership capacities.

36

Corporate Governance
Shareholder Outreach and Engagement
In May 2024, we received 99% support for our say-on-pay advisory vote, which we believe represented strong support for our compensation program.
We seek the feedback of our shareholders through our annual shareholder advisory vote on the compensation of our executive officers. In 2024, the say-on-pay vote was 99% voting in favor. Shareholder feedback is very important to us and, as a result, we have undertaken a concerted effort to engage in an ongoing dialogue with shareholders.
2024 Engagement with Stewardship Teams
In 2024, key executives initiated conversations with the stewardship teams of shareholders to focus on the Company's ESG efforts, as well as to discuss a range of topics of interest to our shareholders.

Key topics discussed with shareholders
•General outreach and introductions
•Executive compensation
•Environmental focus, including the Company's property management pilot to monitor utility usage and offer opportunities for energy, water and waste conservation, and the Company's pledge to phase out single use polystyrene products across domestic brands
•Social focus, including the Company's strong culture
•Governance focus, including the Company's Clawback Policy
•Executive compensation
•Business performance
•Board performance
•Board oversight
We contacted holders of more than 90% of our outstanding shares We met with holders representing more than 54% of our outstanding shares

Contacting the Board of Directors
Shareholders or other interested parties may contact an individual director, the directors as a group, the Chairman or lead independent director of the Board, or the independent directors as a group by mail at the following address:

Mail:	Choice Hotels International, Inc. 915 Meeting Street, Suite 600 North Bethesda, Maryland 20852 Attn: Board of Directors
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

2025 Proxy Statement	37

Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation
We are seeking shareholder input on our executive compensation as disclosed in this proxy statement. The Board and the Human Capital and Compensation Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We remain focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing tools necessary to attract and retain the best talent.
As described in the Compensation Discussion and Analysis beginning on page 40 of this proxy statement, our executive compensation program is designed to incentivize achievement of short- and long-term Company and individual performance. By paying for performance, we believe we align the interests of our executive officers with those of our shareholders. The Company believes the highest executive talent is attracted to a company that recognizes and rewards performance. We also emphasize good governance practices as part of our compensation program and believe that such practices enhance the alignment of interests between our executives and our shareholders.
Consistent with the philosophy noted above, the compensation program has been designed to achieve the following objectives:

Pay for Performance	Link pay through short- and long-term incentives to corporate, team and individual performance to encourage and reward excellence and outcomes that further the Company’s results and enhance shareholder value

Encourage Growth	Encourage the exploration of opportunities in business areas that are complementary to our core hotel franchising business, leveraging core competencies and / or adding to our franchising business model

Competitive Pay	Assure that compensation relates to performance relative to companies of similar complexity and global scale in terms of system-wide gross room revenue and market capitalization to provide effective incentives and encourage retention

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, encourage significant ongoing equity ownership

Long-Term Focus	Foster long-term focus and continued investment in growth required for strong performance in the hospitality industry through equity incentives that vest over time

Internal Pay Equity	Consider internal pay equity so that the relationship between internal executive pay levels is appropriate

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED”
The vote is advisory and is not binding on the Board. However, the Human Capital and Compensation Committee will take into account the outcome of the vote as part of its ongoing oversight and consideration of the Company’s executive compensation program.
BOARD RECOMMENDATION
The Board recommends that shareholders vote FOR the approval of executive compensation.

38

Letter from Chair, Human Capital and Compensation Committee
Dear Choice Hotels Shareholders:
The Choice executive team led Choice Hotels to significant successes in 2024, growing the business across our strategic pillars of brand growth, value proposition and platform expansion. Post acquisition of Radisson, the executive team has led the company through a rapid increase in the size and complexity of the business, adding new brands, integrating multiple technology systems, franchisee operations, and loyalty programs. The company was able to successfully navigate these challenges growing revenue to a new record of over $1.5 billion for full-year 2024 and growing the net global system size by 3.3% , including 4.3% growth for domestic upscale, extended stay and midscale rooms portfolio, compared to December 31, 2023. The company also successfully relaunched four brands, substantially expanded its partnership business, significantly increased its international footprint, achieved record organic rewards program growth and unlocked new value through additional ancillary revenue opportunities. The executive team has established the long-term foundation of future success, as they continue to meaningfully expand the scale of the business and accelerate future growth.
Choice’s pay-for-performance philosophy for executive compensation promotes retention of our top talent and incentivizes them to maximize shareholder value over the long term. With our Named Executive Officers ("NEOs") having overachieved in operating income and all three areas of our long-term strategic vision — brand growth, value proposition enhancements and platform expansion — their short-term incentives paid out above target. Throughout 2024, the Board, the Committee and management reached out to shareholders representing more than 90% of outstanding shares to discuss, among other things, our executive compensation strategies. We appreciate that our shareholders recognize that the compensation program provides market-competitive pay within the pay-for-performance structure.
Yours sincerely,
John P. Tague
Chair, Human Capital and Compensation Committee

2025 Proxy Statement	39

Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") describes our executive compensation philosophy, summarizes the principles of our executive compensation program and analyzes our pay decisions for 2024. It also provides context for the data we present in the compensation tables below.
Executive Summary
Choice is committed to delivering high performance and long-term value creation for our shareholders and franchisees. The core principle of our executive compensation program is pay for performance, which guides our executive compensation decisions. Choice uses a combination of fixed and variable compensation to incentivize and reward strong performance and to align the interests of our executives with those of the Company’s shareholders. This executive summary provides an overview of how our compensation program aligns with our pay-for-performance incentive compensation framework and targeted total direct compensation.
Choice's leadership has identified strategic focus areas: brand growth, guest and franchisee value proposition, platform expansion, and talent. In many of these areas, the Company and its management overachieved in 2024, delivering business results surpassing the majority of our goals.
Our NEOs
For purposes of this CD&A and the compensation tables, our NEOs for 2024 are:

Patrick S. Pacious President & Chief Executive Officer (“CEO”)

Scott Oaksmith Chief Financial Officer ("CFO")

Dominic E. Dragisich Executive Vice President, Operations & Chief Global Brand Officer ("EVP")

David A. Pepper Chief Development Officer (“CDO”)

Simone Wu Senior Vice President, General Counsel, Corporate Secretary & External Affairs

Raul Ramirez Chief Segment & International Operations Officer

Executive Summary	40	Compensation Decision-Making Processes	57
Compensation Philosophy and Objectives	47	Other Benefit Programs and Policies	59
2024 Compensation Program	48

40

Compensation Discussion and Analysis
2024 Total Direct Compensation Mix
The charts below show the mix of total direct compensation (“TDC”) (base salary, short-term incentive: Management Incentive Plan ("MIP"), actual long-term incentive: PVRSUs and options) for the CEO and other NEOs in 2024. Consistent with our pay-for-performance philosophy, approximately 84% of our CEO's TDC, and on average 78% for our other NEOs' TDC, is variable or performance-based.
2024 TOTAL DIRECT COMPENSATION

CEO	OTHER NEOs

84%
is Variable/
At-Risk
16%
Base Salary
40%
Long-term
Variable
44%
Short-term
Variable

22%
Base Salary
78%
is Variable/
At-Risk
55%
Long-term
Variable
23%
Short-term
Variable

2024 Executive Compensation Highlights
INCENTIVE COMPENSATION STRONGLY ALIGNS PAY TO PERFORMANCE
Short-Term Incentive (Cash) Program
•Rewards executives for achieving both financial and strategic goals
FOCUSES ON NEAR-TERM STRATEGIC OBJECTIVES

2024 Business Priority	Metric	Metric Weighting	2024 Performance

Driving profitable operational revenue growth	Adjusted Operating Income and Brand Segment EBITDA*	Weight varies by role from 40% to 80%	$514.1 million adjusted operating income	2024 Annual Cash Incentive Achievement: 137.5% (as percent of Target)

Focusing on strategic pillars of brand growth, value proposition enhancements and platform expansion	Strategic Initiatives	Weight varies by role from 20% to 60%	Over Performed on Strategic Initiatives	115% (as percent of Target)

*    For all NEOs other than Mr. Ramirez, operating income is utilized. For Mr. Ramirez, operating income as well as certain brand direct revenue and expense results are utilized.

2025 Proxy Statement	41

Compensation Discussion and Analysis
Long-Term Incentive (Equity) Program
•Rewards executives for sustaining long-term financial performance based on achievement of EPS targets tied to the strategic long-range plan, with 15% possible TSR modifier for performance above/below the peer group.
•Use of 100% performance-based PVRSUs and Options creates linkage to share value appreciation and alignment with shareholders.
DRIVES LONG-TERM RETURNS

2022 - 2024 Award Components	Metric	Rationale	2022-2024 Performance

75% PVRSUs (3-year vesting period)	Cumulative 3-year EPS	Strong alignment with shareholder value creation	EPS for 2022 - 2024 $18.76 vs. $14.91 target	2022-2024 PVRSUs Payout: 200% (as percent of Target) TSR Modifier: No Adjustment

	+/-15% relative 3-Year TSR modifier	Outperform peers’* stock price performance	3-Year TSR % rank: 49th percentile (no modifier)

25% Options (pro rata vesting over 4 years)	Stock price performance	No value unless increase in stock price Strengthen pay for performance alignment via share price performance

*    Peer group for rTSR modifier consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

42

Compensation Discussion and Analysis
Shareholder Return Performance
The graph below matches the cumulative 5-Year total return of holders of Choice Hotels International, Inc.'s common stock with the cumulative total returns of the NYSE Composite index, the S&P 500 Hotels, Resorts & Cruise Lines index, the S&P 400 Consumer Discretionary index and a customized peer group of companies.** The graph assumes that the value of the investment in our common stock, in each index, and in the peer group (including reinvestment of dividends) was $100 on December 31, 2019 and tracks it through December 31, 2024.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
12/31/19
6/30/20
12/31/20
6/30/21
12/31/21
6/30/22
12/31/22
6/30/23
12/31/23
6/30/24
12/31/24
Choice Hotels International, Inc.
NYSE Composite
S&P 500 Hotels, Resorts & Cruise Lines
S&P 400 Consumer Discretionary Index
Peer Group

*    $100 invested on 12/31/19 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.
**    Our customized peer group of companies includes: Bloomin' Brands Inc., Brinker International Inc., Caesars Entertainment Inc., Chipotle Mexican Grill, Inc., Dine Brands Global Inc., Domino’s Pizza Inc., Hilton Worldwide Holdings Inc., Host Hotels & Resorts Inc., Hyatt Hotels Corp., Las Vegas Sands Corp., Marriott International Inc., MGM Resorts International, Papa John’s International Inc., Vail Resorts Inc., Wendy’s Co., Wingstop, Inc., Wyndham Hotels & Resorts Inc. and Wynn Resorts Ltd.
Copyright© 2025 Standard & Poor's, a division of S&P Global. All rights reserved.

	12/31/19	12/31/20	12/31/21	12/31/22	12/31/23	12/31/24
Choice Hotels International, Inc.	100.00	103.59	151.95	110.78	112.53	142.00
NYSE Composite	100.00	106.99	129.11	117.04	133.16	154.19
S&P 500 Hotels, Resorts & Cruise Lines	100.00	74.12	88.83	67.29	111.92	147.93
S&P 400 Consumer Discretionary	100.00	130.99	167.26	132.09	164.16	179.62
Peer Group	100.00	101.79	118.19	99.59	133.78	156.08
The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2025 Proxy Statement	43

Compensation Discussion and Analysis
CEO Compensation and Pay-for-Performance Alignment
Each year, the Committee evaluates our CEO’s compensation relative to Company performance. The following graphic shows the alignment of CEO compensation (base salary, target short-term incentive, and target long-term incentive) to TSR displayed as the value of $100 invested in Company stock at December 31, 2019 through December 31, 2024.
The 2022, 2023 and 2024 long-term incentive amounts in the graphic includes $6 million of the $30 million one-time Strategic Leadership Alignment Grant awarded to our CEO in 2022, representing one-fifth of the aggregate grant date fair value of such award. Because this award is structured over a 5-year time period with significant back-end vesting, the Committee looks at the award in annual components, including when assessing the alignment of CEO pay for performance.
The Committee believes CEO compensation is aligned with TSR.

$20000
$17500
$15000
$12500
$10000
$7500
$5000
$2500
$0
CEO Compensation ($ in thousands)
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
TSR
$100.00
$103.59
$151.95
$110.78
$112.53
$142.00
$4,200
$8,528
$6,700
$8,000
$8,000
$9,000
$1,453
$1,544
$3,210
$4,600
$2,944
$3,346
$1,040
$953
$1,067
$1,134
$1,150
$1,226
2019
2020
2021
2022
2023
2024
Base Salary
Short-Term Incentive
Long-Term Incentive
TSR

*All compensation values are taken from the relevant columns of Summary Compensation Table for the respective year; for short-term incentive, amounts are the total from the columns "Bonus" and "Non-Equity Incentive Plan Compensation." Long-term incentive pay for 2022, 2023 and 2024 includes the value of the actual annual grant plus $6 million, which is the annualized portion of the 2022 Strategic Leadership Alignment Grant, i.e., the amount the Committee allocated as reflecting compensation for each year.

44

Compensation Discussion and Analysis
CHOICE 3-YEAR PAY AND PERFORMANCE ALIGNMENT
The following graph shows the relationship of our CEO’s realizable pay (including actual total cash compensation and the realizable value of equity awards granted during the three-year period) and our cumulative shareholder return for the three years relative to our peer group companies (see “Compensation Competitive Analysis” below). Because of the availability of comparable information, all data for peers is for the years 2021, 2022 and 2023. As illustrated, Choice Hotels CEO pay (including the amortized value of the 2022 Strategic Leadership Alignment Grant) and TSR performance approximate the peer median.

Choice 3-Year Pay and Performance Alignment
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
3-Year Relative TSR Rank
3-Year Relative Pay Rank
EAT
WING
HLT
CMG
MAR
H
WH
CHH includes 3/5 of the $30M target Strategic Leadership Alignment grant
HST
DPZ
MGM
LVS
WEN
WYNN
BLMN
DIN
PZZA
CZR

Notes: The Cumulative TSR numbers assume that the value of the investment in the Company’s Common Stock was $100 on December 31, 2021; investment is tracked through December 31, 2024.
Performance-based awards shown at target for outstanding cycles, and at earned number of shares for closed cycles. Includes all awards granted during the covered period.
Based on availability of information, the above chart uses the time period of 2022-2024 for Choice CEO compensation and 2021-2023 for peer group compensation.
The table below presents our TSR performance and the Company's TSR percentile rank among the 2024 peer group.

Performance Period	Choice Cumulative TSR Performance	Choice’s TSR Percentile Rank Among 2024 Peer Group(1)(2)
One-Year (2024)	26.2	74%
Three-Year (2022-2024)	(6.6)	42%
(1)Percentile rank calculation is inclusive of CHH.
(2)Peer group is the overall Choice Hotels peer group as discussed in "Compensation Peer Group" below.

2025 Proxy Statement	45

Compensation Discussion and Analysis
Say-on-Pay Feedback from Shareholders
Through our annual shareholder advisory vote, we seek the feedback of our shareholders on the compensation of our executive officers. In 2024, our say-on-pay vote was 99% voting in favor. Shareholder feedback is very important to us and, as a result, we have undertaken a concerted effort to engage in an ongoing dialogue with shareholders.
In Fall 2024, we reached out to shareholders representing over 90% of outstanding shares, to discuss a broad range of topics, including executive compensation decisions.
Given the level of shareholder support at 99%, the Committee believes our shareholders recognized that our compensation program continues to provide pay-for-performance alignment and best practice market competitive pay that incentivizes our NEOs to maximize shareholder while supporting recognition and retention of key talent. The Committee will continue to consider the outcome of our say-on-pay votes and our shareholders' views when making future NEO compensation decisions.

2024 OUTREACH

Shareholders Engaged	Engagement Leads	Key Matters Discussed	Result of Engagement
We reached out to shareholders representing more than 90%* of stock and discussed with shareholders representing more than 54%* of stock.	Sustainability HR Legal Investor Relations	Executive Compensation Company Performance ESG Board Oversight	Feedback from investors was reported back to and considered by our Board and members of management.

*Includes Bainum family affiliated shares, approximately 42% of outstanding shares as of March 17, 2025.

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Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Compensation Philosophy
Our executive compensation program and pay decisions are guided by a pay for performance philosophy established by the Committee. The Company’s philosophy grounded compensation decision-making in 2024 and was critical in helping to drive focus and recognize the exceptional leadership of our executives.

Emphasize pay for performance, pay competitively to attract and retain the best talent and drive long-term shareholder value creation.

•Emphasize Pay for Performance by aligning incentives with the achievement of financial and strategic objectives that tie to the Company's long range plan including brand growth, guest and franchisee value proposition, platform expansion, and talent. We reward executives who achieve or exceed Company financial and strategic objectives that create focus, drive execution and deliver value to shareholders.

•Pay Competitively by ensuring compensation for each executive is aligned with the appropriate internal and external competitive market. Compensation opportunity is designed to be competitive with other corporations of similar complexity and scale in terms of system-wide revenue and market capitalization. Due to the complexity of managing the extensive system-wide gross room revenue, as well as the rapidly changing distribution and e-business environment, paying competitively to similarly complex organizations is critical to recruit and retain strong talent. Utilizing relative TSR ("rTSR") PVRSUs allows us to adjust the reward for performance against our peer set.

•Drive Long-Term Shareholder Value by linking executive pay to the Company’s share value. This linkage fosters the long-term decision making required for investment and growth in the hospitality industry. The Company believes that shareholder value will increase through continued growth in the core business, as well as investments in growth opportunities beyond the core and the optimization of balance sheet debt levels. The Company will drive long-term shareholder value by concentrating on the strategic focus areas of brand growth, guest and franchisee value proposition, platform expansion, and talent. The execution of this strategy will be achieved through Choice’s strong cultural values which drive results through leadership, performance excellence and enterprise-wide accountability.

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Compensation Discussion and Analysis
Compensation Objectives
The Committee considers the following objectives in making compensation decisions for our NEOs and other executives:

Objective	Description

Pay for Performance
Link pay through short- and long-term incentives to corporate and individual performance to encourage and reward excellence and outcomes that deliver strong Company performance and enhance shareholder value

Encourage Growth	Encourage the exploration of growth opportunities, including opportunities in business areas that leverage core competencies and / or enhance our franchising business model

Competitive Pay	Assure that compensation is aligned with performance relative to companies of similar complexity (e.g., multi-brand franchisors and hospitality industry) and scale (e.g. system-wide gross room revenue and market capitalization) providing effective incentive that strengthens retention, and rewards performance

Shareholder Alignment	Align the interests of executives with those of our shareholders through grants of equity-based compensation that, coupled with our stock ownership requirements, create significant ongoing equity ownership and drive long-term focus on share value appreciation

Long-Term Focus	Foster long-term focus and continued investment in the growth required for top percentile performance in the hospitality industry through performance-based equity incentives that vest over time in three to five years

Internal Pay Equity	Consider internal pay equity to strategically position individual executive pay with the desired positioning relative to each other, as well as all employees

Recruitment and Retention	Enable the recruitment and retention of highly qualified executives able to excel within a complex organization that manages extensive system-wide gross room revenues in a rapidly changing, disruptive distribution environment

2024 COMPENSATION PROGRAM
Primary Components
The Company’s executive compensation program consists of four primary components: base salary; short-term cash incentives; long-term equity incentives; and perquisites and other benefits.

Components	Purpose

Base Salary	Provides a level of fixed compensation that is commensurate with role and competitive to attract and retain highly qualified executives

Short-Term Cash Incentives	Drives focus and recognition for achievement of Company annual financial and strategic goals that aligns with the Company's long-range plan.

Long-Term Equity Incentives
A focus on performance-based equity grants, creates links to share value appreciation and alignment with shareholders
Motivates and rewards executives for sustaining long-term financial and operational performance that increases shareholder value and the value of our brands

Perquisites and Other Benefits	Enhance our ability to recruit and retain key executives through market competitive practices consistent with the industry and peer group

48

Compensation Discussion and Analysis
Base Salary
As the foundation of our compensation program, base salary establishes a competitive level of fixed compensation critical to attracting and retaining highly qualified executives.
Select NEOs received salary increases in 2024, as set forth below. Mr. Pacious's base salary adjustment reflects a market adjustment to strengthen his competitive positioning. His last base salary adjustment was in March 2022. Mr. Dragisich did not receive an increase in base compensation. Any increase was delivered through long-term incentive opportunity. Ms. Wu's and Mr. Pepper's increases were intended to strengthen their competitive positioning. Mr. Oaksmith and Mr. Ramirez received an increase reflective of their new roles.

	December 31, 2023 ($)	December 31, 2024 ($)	Increase (%)
Patrick Pacious	$1,150,000	$1,250,000	8.7%
Scott Oaksmith	$525,000	$600,000	14.3%
Dominic Dragisich	$750,000	$750,000	—%
David Pepper	$592,000	$630,000	6.4%
Simone Wu	$560,000	$585,000	4.5%
Raul Ramirez	$450,000	$465,000	3.3%
Short-Term Incentive Compensation
The Company’s Management Incentive Plan (the “MIP”) is a short-term cash incentive program through which financial and strategic objectives are set. The targets for the MIP were set at the beginning of 2024 and for Mr. Pacious and Mr. Oaksmith were based 80% on achieving operating income goals and 20% on achieving strategic objectives. For Mr. Dragisich, his target for the MIP was based 70% on achieving operating income goals and 30% on achieving strategic objectives. For Mr. Pepper, his target for the MIP was based 40% on achieving operating income goals and 60% on achieving strategic objectives. For Ms. Wu, her target for the MIP was based 60% on achieving operating income goals and 40% on achieving strategic objectives. For Mr. Ramirez, his target for the MIP was based 75% on achieving operating income and certain brand financial goals and 25% on achieving strategic objectives.
SHORT-TERM INCENTIVE TARGET OPPORTUNITIES
Under the MIP, each NEO has a target incentive opportunity equal to a percentage of his or her base salary. There were no changes to the target percentages in 2024 for prior NEOs as compared to the 2023 target percentages.
The threshold, target and maximum incentive levels for each of the NEOs for 2024 were:
SHORT-TERM INCENTIVE AS A PERCENTAGE OF SALARY

NEO	Threshold	Target	Maximum
Pacious	100.0%	200.0%	400.0%
Oaksmith	37.5%	75.0%	150.0%
Dragisich	57.5%	115.0%	230.0%
Pepper	37.5%	75.0%	150.0%
Wu	30.0%	60.0%	120.0%
Ramirez	30.0%	60.0%	120.0%

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Compensation Discussion and Analysis
SHORT-TERM INCENTIVE PERFORMANCE GOALS

Performance Metric	Why Metric is Used	How Goals are Set

Operating Income*	Heightens the focus on driving profitable operational revenue growth. The weighting of operating income varies by NEO from between 25% to 80%.	The Board approves operating income goals in February of the performance year.

Strategic Initiatives
Focuses the Company on long-term growth strategy through strategic pillars of brand growth, guest and franchisee value proposition, platform expansion, and talent. For each NEO other than Mr. Pepper, this percentage varies from between 20% to 40%. For Mr. Pepper, this percentage is 60%.
The Board approves the Company's strategic initiative goals in February of the performance year.

*    For Mr. Ramirez, 75% of his short-term incentive bonus is determined by financial results including operating income (25%) and certain brand direct revenue and expense performance (50%). Twenty-five percent is determined based on strategic initiative results.
Operating Income
The Committee established operating income of $495.4 million as a performance metric target for the 2024 MIP. The target is calculated to be several percentage points above the compounded annual growth rate of the Company. The recommended target excluded the impact of the Company’s marketing and reservation system activities as these activities are contractually required to break even over the long-term. The 2024 MIP was structured to fund 40% to 80% of the bonus pool at the target bonus level for each NEO upon achievement of the operating income target for the year and to pay and fund a percentage of the target incentive for operating income performance above or below the target. For purposes of our incentive compensation, operating income is calculated in accordance with GAAP, then adjusted by the Committee based on approved exceptions, as noted below. The Committee expected achievement of the operating income target to be at least as difficult as the Committee expected the achievement of the 2022 and 2023 operating income targets to be when established, and recognized the goals are in line with growth and investment strategy to drive significant long term results.
Strategic Initiatives
Mr. Pacious recommended, other than for himself, certain strategic initiatives as a performance goal for the 2024 MIP. The Board approved strategic initiatives for all NEOs as a performance goal for the 2024 MIP. The Board recommended, and the Committee approved, the strategic initiatives portion of the 2024 MIP for each NEO varying between 20 to 60% of the total bonus. Payment for this component requires a minimum operating income achievement of at least 75% of target to fund any bonus for this component. The actual percentage of the target incentive for strategic initiatives performance for the NEOs is paid based on achievement against the targeted strategic initiatives. For purposes of our incentive compensation, strategic initiatives focus on the Company's pillars: brand growth, guest and franchisee value proposition, platform expansion, and talent.
Certain Brand Results
Mr. Pacious recommended, and the Committee approved, brand financial results, including selected revenue and expenses as a performance goal for the 2024 MIP for Mr. Ramirez. For Mr. Ramirez, 75% of his short term incentive bonus is determined based on financial performance of operating income (25%) and brand results (50%). The achievement of the brand financial results target was expected to be at least as difficult as the achievement of the operating income target and the goals were in line with our growth and investment strategy to drive significant long term results.

50

Compensation Discussion and Analysis
SHORT-TERM INCENTIVE PERFORMANCE RESULTS*

	2024 Performance Level			Metric Weighting	Achievement %	Weighted Payout %
Performance Metric	Threshold	Target	Maximum

Operating Income, as adjusted					137.5%	136.4%

Strategic Initiatives(1)					115%(2)	120%

				Payout Percentage		130%
(1)Funding for strategic initiatives portion of bonus pool requires minimum of 75% operating income achievement.
(2)115% overall funding, 120% for NEO achievement.
*    For Mr. Ramirez, 75% of his short-term incentive bonus was determined by achievement against the financial measures of (i) operating income, weighted 25% with achievement of 137.5% and (ii) certain brand direct revenue and expense results weighted 50%, with achievement of 125%. The remaining 25% is based on achievement against strategic initiatives.
Operating Income Results
The Committee approved adjustments in calculating operating income for the purposes of the 2024 MIP. Operating income was increased related to unbudgeted restructuring / severance changes, mark to market losses on non-qualified retirement plans, M&A due diligence and transition costs in excess of budget and surplus from net reimbursable revenues from franchised and managed properties. After the adjustments discussed below, operating income for purposes of determining the payout of the 2024 MIP Plans was $514.1 million.
Strategic Initiatives Results
The strategic initiatives are based on the Company's pillars: brand growth, franchisee and guest value proposition improvement, platform expansion, and talent. Specific initiatives achieved included strategic brand launches and development, deploying capital for new brand growth, focusing on guest value enhancement, focusing on franchisee profitability enhancement and defining partnership and procurement growth strategies. The entirety of the management team also focused on talent management metrics and employee engagement in 2024. Strategic initiatives results are included in the individual performance summaries below.
Individual Performance
Individual performance is evaluated within strategic initiatives. Each NEO contributed significantly to the Company's pillars: brand growth, franchise and guest value proposition improvement, platform expansion, and talent.
Mr. Pacious
Mr. Pacious led Choice to achieve record financial results in 2024 with a 12% year-over-year increase in adjusted EBITDA and a 13% increase year-over-year in adjusted earnings per share, exceeding our plan, guidance, and analyst expectations, enabling reinvestment in the business and the repurchase of nearly 3 million shares of the company’s common stock. Other accomplishments include: (1) four brand relaunches: Radisson Blu and Radisson Individuals in the Upper Upscale segment, Radisson in the Upscale segment, and Park Inn by Radisson in the Premium Value brand segment, (2) achieving a 500-hotel milestone in the extended stay segment, and celebrating the 85th anniversary of Quality Inn with a record 41 openings in 2024, remaining one of the most sought-after Midscale brands in the industry, (3) expanding the international portfolio by onboarding new strategic partners which helped to deliver 16% higher corporate EBITDA than 2023, (4) redesigning and relaunching digital channels (website and mobile applications) and modernizing paid media approach to better showcase hotels and driving more direct bookings, (5) implemented significant technology initiatives, including completing data migration to the cloud, the migration of WoodSpring to choiceADVANTAGE, and a 5-year choiceADVANTAGE infrastructure upgrade, and (6) continuing to receive external recognition for being among the best companies to work for in the United States, in addition to accolades for guest experience, our loyalty program ,and human capital management programs.

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Compensation Discussion and Analysis
Mr. Oaksmith
Mr. Oaksmith provided leadership, management and oversight critical to ensuring the company met and exceeded its financial objectives for the year. Under his leadership, the company delivered record financial performance as we exceeded our plan, guidance and analyst expectations with a 12% year-over-year increase in adjusted EBITDA and a 13% year-over-year increase in adjusted earnings per share. Mr. Oaksmith also effectively led the execution of our capital allocation strategy, including expansion of the company’s borrowing capacity, allowing the company to invest in the organic growth of the company enabling over a 3% growth in open rooms globally, including an over 4% increase in its domestic portfolio. In addition, to significantly investing in growth initiatives, the company returned over $435 million in capital to shareholders through its share repurchase and dividend programs.
Mr. Dragisich
Mr. Dragisich led Choice to exceed its plan for several operational metrics, including but not limited to, hotel openings, domestic and international net rooms growth, and new construction starts, all of which were above target. Mr. Dragisich continued to strengthen the company’s segment-specific organizational structure with a focus on customer-centricity, facilitating closer ties with both guests and franchisees while overseeing platform growth and corporate development initiatives. Mr. Dragisich’s oversight of the platform growth teams helped drive platform EBITDA 6% above its target and expanded the partnerships business with a pipeline for long-term growth. Mr. Dragisich also successfully launched and mobilized three key operational excellence initiatives, delivering all milestones on time and under budget. His teams also successfully executed the relaunch of four brands and drove growth across each of Choice’s three domestic and international segments, including a 12% increase in global upscale openings, a 10% increase in domestic extended-stay rooms system size and record openings for WoodSpring, Everhome and the overall extended stay portfolio, and a 51% increase in global midscale hotel openings.
Mr. Pepper
Mr. Pepper led our in-year brand growth initiatives, supporting the relaunch of four Radisson brands (Radisson Blu, Radisson Individuals, Radisson and Park Inn by Radisson). Further, under Mr. Pepper’s leadership, our new construction pipeline was strengthened with over two-thirds of franchisees either owning or controlling land sites and he supported the enterprise in driving and exceeding our franchisee retention goals resulting in above target net unit growth.
Ms. Wu
Ms. Wu provided essential strategic and legal support to our Board and management, and her leadership, initiative and counsel impacts across initiatives and functions. She oversaw and managed the increasingly complex legal, regulatory, public policy, and enterprise risk environment associated with Choice’s growing public footprint. She also played a proactive role in partnership with our other executives in supporting key corporate and business development activities focused on growth, operational initiatives driving company and franchisee success, and shareholder relations and outreach.
Mr. Ramirez
Mr. Ramirez led our Segment Organization to a successful year. Under his leadership, he drove a renewed focus on our franchisee-centric culture driving brand growth and performance as well as enhancements to our franchising value proposition. During 2024, his team relaunched four historic Radisson brands (Radisson Blu, Radisson Individuals, Radisson and Park Inn by Radisson), contributing to revenue intense net unit growth. In upscale, Cambria and Radisson brands saw a YoY RevPAR increase, and thanks to the strength of our four primary upscale brands, the organization was able to award 44 new upscale franchise agreements. In the core brands, Quality Inn had a record 41 openings in 2024 and remains one of the most sought-after midscale brands in the industry. Further, the upper midscale and midscale net unit growth was above plan and the strategic foundation was laid to differentiate our upper midscale brands through the development of new brand frameworks and brand investment models. On the Extended Stay front, Choice celebrated the opening of our 500th Extended Stay Hotel. Driven by the strength of our Extended Stay brands and value proposition, and as of October 2024 STR industry data, WoodSpring Suites now represents ~50% of all Economy Extended Stay hotels under construction and ~60% of ground breaks. Finally, under Mr. Ramirez’s leadership, the international business delivered 16% international corporate EBITDA growth, and 4.4% international net room growth, driven by onboarding of revenue intense strategic partners, cost discipline and a stronger integration with our centralized tech platforms.

52

Compensation Discussion and Analysis
2024 SHORT-TERM INCENTIVE PAYOUTS
As the adjusted 2024 operating income of $514.1 million exceeded the target of $495.4 million, the MIP incentive portion related to operating income for Messrs. Pacious, Oaksmith, Dragisich, Pepper and Ramirez, and Ms. Wu, was funded at 137.5%. Because the Company over-performed in relation to strategic initiatives, the portion related to strategic initiatives was funded at 115%. (1)

	Target Incentive (%)	Target Incentive ($)	Actual Incentive ($)	Actual Incentive as a Percent of Target (%)
Patrick Pacious	200%	$2,460,109	$3,345,749	136%
Scott Oaksmith	75%	$438,781	$587,966	134%
Dominic Dragisich	115%	$862,500	$1,127,719	131%
David Pepper	75%	$466,816	$592,856	127%
Simone Wu	60%	$348,008	$447,191	129%
Raul Ramirez	60%	$277,205	$358,634	129%
(1)Target and Actual Incentive based on salary earned during 2024, including any adjustments made during the year (i.e., March 2024).

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Compensation Discussion and Analysis
Long-Term Incentive Compensation
Long-term incentive compensation is the largest component of total compensation for our NEOs. Linking the greatest portion of total compensation to long-term objectives aligns executives’ interests with the interests of shareholders. The Committee believes this emphasis on the long-term, focuses executives on long-term investment decisions and proactive management of potential risks facing the business. To strengthen the tie between executive compensation and the Company’s performance, each executive’s targeted and actual pay mix may vary by position, with the positions that have a greater impact on performance / operations generally having more pay at risk in the form of long-term incentives.
ALL NEO LONG-TERM INCENTIVE MIX
In 2024, the Committee approved NEO awards of PVRSUs and stock options to the NEOs as follows:

75%	25%
PVRSUs (cumulative 3-year EPS with +/- 15% rTSR modifier, three-year vesting period)	Stock Options (vest in equal installments over four-year period)
100% Performance-Based
The mix of 75% PVRSUs and 25% stock options drives focus on EPS and TSR performance.
PVRSUs
The Company grants PVRSUs with performance conditions based on a financial performance metric, i.e., EPS, as well as a market condition criteria based on the Company’s TSR relative to a predetermined peer group. The vesting of PVRSU awards is contingent upon the Company achieving the EPS performance target and TSR performance relative to a peer group for the performance period, and the employees’ continued employment for a service period. These performance conditions affect the number of shares that will ultimately vest.
The 2024 All NEO PVRSUs granted utilize a combination of cumulative EPS performance (three years), rTSR (three years) and time-based (three years) vesting. Depending upon TSR performance against certain peers over the 3-year period, the PVRSU grant may be increased in value by 15% (if relative TSR is at or above the 75% percentile) or decreased in value by 15% (if relative TSR at or below the 25th percentile).
PVRSUs AWARDED TO ALL NEOs

Performance Metric	Weighting	Why Metric is Used	How Goals are Set

3-Year Cumulative EPS	100%	EPS is used because of its strong alignment with shareholder value creation.	The Committee, in conjunction with its Compensation Consultant, informed by Management's recommendation, approves the EPS goals in February of the performance year.

Relative TSR Percentile Rank*	15% Modifier	The use of a relative TSR modifier reflects the relative performance of the Company against a targeted peer group.	The Committee, in conjunction with its Compensation Consultant, informed by Management's input, approves the TSR peer group in February of the performance year.

*Peer group for rTSR modifier consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

54

Compensation Discussion and Analysis
LONG-TERM INCENTIVE TARGET OPPORTUNITIES
The value of the long-term incentive opportunity granted to each NEO in 2024 was determined based on a percentage of base salary or a targeted dollar value. Each NEO’s opportunity was determined based on the criticality of the role in achieving the short and long-term, financial and strategic goals of the Company and relative to the competitive market.
The following table sets forth the equity award grant value for the February 2024 grants and base salary for each NEO as of December 31, 2024:

NEO	12/31/2024 Base Salary	Target Grant Value	2024 Annual Equity Award Grant Date Fair Value(1)(2)
Pacious	$1,250,000	$3,000,000	$3,000,144
Oaksmith	$600,000	$1,200,000	$1,200,149
Dragisich	$750,000	$2,000,000	$2,500,126
Pepper	$630,000	$1,100,000	$1,500,128
Wu	$585,000	$1,000,000	$1,000,149
Ramirez	$465,000	$581,250	$1,081,380
(1)Represents annual management grants awarded February 29, 2024.
(2)For Mr. Ramirez, award value includes one time $500,036 time vested RSU.
The fair value of TSR PVRSUs are estimated using a Monte Carlo simulation method as of the date of award grant. Compensation expense is recognized ratably over the requisite service period, regardless of whether the market conditions are achieved and the awards ultimately vest.
Mr. Ramirez received a one time restricted stock unit award with the goal of strengthening both retention and internal and external market positioning of Mr. Ramirez' total direct compensation.
PVRSUs GRANTED PRIOR TO 2024
Completed PVRSU Grants
2021-2023 EPS-Based PVRSUs with TSR Modifier
The NEO 2021 PVRSU grant was based on the two-year performance period 2021 through 2022, with eligibility for a three-year TSR modifier. The cumulative EPS target was $5.78 for the performance period 2021-2022 and the threshold was $4.62. The actual two-year cumulative EPS applicable to the 2021-2023 EPS-Based PVRSUs with TSR Modifier was $9.93, reflecting 172% of target and a payout of 200% of target. The company’s relative TSR over the measurement period (2021-2023) totaled 10.8%, representing a rank of 46% compared to the peer set. As a result, there is no modifier applied to the grant vesting. These awards vested on March 2, 2024.
2022-2024 EPS-Based PVRSUs with TSR Modifier
The NEO 2022 PVRSU grant was based on the two-year performance period 2022 through 2024, with eligibility for a three-year TSR modifier. The cumulative EPS target was $14.91 for the performance period 2022-2024 and the threshold was $11.93. The actual three-year cumulative EPS applicable to the 2022-2024 EPS-Based PVRSUs with TSR Modifier was $18.76, reflecting 125.8% of target and a payout of 200% of target. The company’s relative TSR over the measurement period (2022-2024) totaled -0.1%, representing a rank of 49% compared to the peer set. As a result, there is no modifier applied to the grant vesting. These awards vested on March 2, 2025.

2025 Proxy Statement	55

Compensation Discussion and Analysis
Outstanding PVRSU Grants (1)(2)(3)

2020	2021	2022	2023	2024	2025	2026	2027	2028	Status

2020-2024 PVRSUs Mr. Pacious Relative TSR - Tranches lock and vest at end of 2022, 2023, 2024(1)(2)(4)			Tranche 1 certified and vested on March 2, 2023	Tranche 2 certified and vested on March 2, 2024	Tranche 3 certified and vested on March 2, 2025				Certified: Tranche 1: 266.7% Tranche 2: 76% Tranche 3: 186.0% Final Payout: 176.2%

	2021-2023 NEOs 2021-2022 EPS, with three year +/- 15% relative TSR modifier(2)(5)			Vested on March 2, 2024					Certified at 200% No TSR modifier

	2021-2025 Mr. Pacious Mr. Dragisich Relative TSR Tranches locks and vests at end of 2023, 2024, 2025(2)(4)			Tranche 1 certified and vested on March 2, 2024	Tranche 2 certified and vested on March 2, 2025	Tranche 3 certifies and vests on March 2, 2026 (if earned)			Certified: Tranche 1: 0% Tranche 2: 76%

		2022 to 2026 Mr. Pacious Mr. Dragisich Relative TSR(2)(4) 5-year vesting (certifies and vests at 3-year, 4-year, 5-year) first tranche certifies 10%, second 20%, third 70%			Tranche 1 certified and 10% vested on March 2, 2025	Tranche 2 certifies and 20% vests on March 2, 2026 (if earned)	Tranche 3 certifies and 70% vests on March 2, 2027 (if earned)		Certified: Tranche 1: 50%

		2022 - 2024 All NEOs Cumulative EPS w 15% modifier(2)(5)			Vested on March 2. 2025				Certified at 200% No TSR modifier

		2022 - 2025 Pepper Deal Value with Hotel Opening Modifier(2)(6)				Vests on March 2, 2026 (if earned)			Certified: Performance through 2024 did not meet threshold. No payout

			2023 - 2025 NEOs Cumulative EPS w 15% TSR modifier(2)(5)			Vests on March 2, 2026 (if earned)			Period not yet complete

				2024 - 2026 NEOs Cumulative EPS w 15% TSR modifier(2)(5)			Vests on March 2, 2027, (if earned)		Period not yet complete

PVRSU Graphic Notes:
(1)Performance achievement levels relative to threshold, target and maximum are established at the beginning of the performance period, as well as the corresponding percentage of the target grant that will be earned at each achievement level. As a result, the number of PVRSUs that vest during any performance period may range from 0% to 300% of the initial grant.
(2)PVRSU targets tied to strategic and financial goals are set after considering the Company’s business plan and anticipated market performance. Due to competitive reasons, goals will be disclosed after the fact. When granted, we expected the achievement of the targets related to the 2020-2024, 2021-2023, 2021-2025, 2022-2026, 2022-2024, 2022-2025, 2023-2025 and 2024-2026 PVRSU grants to be at least as difficult as we expected the achievement of the 2022 to 2024 performance period EPS target to be when granted.
(3)Certain PVRSUs based on relative TSR require performance at the 65th percentile to pay out at target.
(4)rTSR peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(5)rTSR peer group consists of S&P 400 Consumer Discretionary plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.
(6)PVRSU target reflects deal value calculation through 2024 with a modifier for hotel openings through 2025. As performance through 2024 did not pay out, modifier on performance through 2025 can not pay out.

56

Compensation Discussion and Analysis
Compensation Decision-Making Processes
Role of the Human Capital and Compensation Committee
The Committee establishes the Company’s compensation principles that guide the design of compensation plans and programs for our executives. The Committee is charged with setting the compensation of the Company’s executives and implementing our compensation program. In carrying out its responsibilities, the Committee endeavors to achieve and maintain an executive compensation package that is both fair and competitive in furtherance of the Company’s goals, including increasing shareholder value. The Committee also monitors executive development and succession planning and conducts an extensive talent review of the Company’s leadership.
As part of its responsibility and oversight, the Committee reviews corporate goals and objectives relevant to CEO compensation, evaluates performance considering these goals and objectives, and recommends CEO compensation based on this evaluation to the Board for approval. For the other NEOs, the Committee reviews and approves changes to base salary, annual and long-term incentive plan performance targets and the achievement against those goals, and equity-based compensation design, delivery and value; in doing so, the Committee considers the results of the most recent say-on-pay vote and feedback received from shareholders. In addition, the Committee reviews and approves all compensation-related agreements, including employment agreements, severance and change-of-control arrangements and any other special supplemental compensation and/or benefits for executives, except for the CEO for which the Committee makes a recommendation to the Board for approval. The Committee also engages in an annual risk assessment related to the Company’s compensation programs and practices.
Role of the Independent Compensation Consultant
The Committee has authority to retain outside compensation consultants and advisors to assist the Committee. The Committee is directly responsible for the appointment, compensation and oversight of any compensation consultant. The compensation consultant reports directly to the Committee and pursuant to the Committee’s instructions, works with management to compile information and gain an understanding of the Company and any issues for consideration by the Committee.
The Committee currently retains Meridian Compensation Partners to review market trends and advise the Committee regarding executive compensation matters. For a full description of the compensation consultant’s role in advising the Committee, see “Corporate Governance - Committees of the Board” above.
Role of Management
In conjunction with the Committee Chairman, management prepares and presents specific compensation proposals to the Committee for consideration as follows:
•The CEO may make recommendations to the Committee regarding the assessment of individual executive performance (other than his own) and corresponding compensation actions.
•The CEO and Chief Human Resources Officer may make recommendations regarding compensation, including incentive and other benefits plan design and delivery.
•The CEO, CFO, and Chief Human Resources Officer may make recommendations regarding financial and non-financial targets under our annual incentive plan and our PVRSU awards.
At the direction of the Chairman of the Committee, management prepares and distributes to Committee members agendas, meeting materials and Company data in preparation for Committee meetings. NEOs do not play a role in their own individual compensation determination, other than discussing individual performance objectives with the CEO.
Compensation Competitive Analysis
The Committee considers many factors in determining NEO compensation, including the following:
•Company culture and philosophy
•Historical performance of the individual and executive team

2025 Proxy Statement	57

Compensation Discussion and Analysis
•Importance of the executive’s role in the execution of the Company’s short- and long-term objectives
•Timeliness and effectiveness of response to changing economic and business climate
•Executive compensation market trends of peer companies in the hospitality, franchising and other related market sectors.
USE OF COMPETITIVE MARKET DATA
The Committee reviews competitive market data of companies with which we compete in business and/or for talent. Specifically, the Committee reviews data from companies with the following characteristics:
1.Revenue comparability (considering franchise system-wide gross room revenue)
2.Business complexity
3.Franchising focus (multi-brand)
4.Technology focus
Technology capability and focus are particularly relevant to Choice as we seek to drive business through our distribution channels, strengthening our propriety contribution and the value of our brands. Market data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies. However, the Committee does not use comparative market data to “benchmark” the amount of total compensation or any specific element of compensation for our executives.
Choice’s peer group is developed to support Choice Hotels’ unique business model and objectives, recognizing that its GAAP revenue is not indicative of the breadth of executive responsibilities due to its franchise business model.
COMPENSATION PEER GROUP
Choice reevaluates its compensation peer group annually with the assistance of its compensation consultant. The Committee believes that the peer group, consisting of a diverse set of companies, suitably matches the Company’s increasingly complex business model and business mix and exemplifies the incentives that the Company plans to use in driving future performance outcomes. Information from the peer group is used as a general reference in evaluating the Company’s compensation practices.

Hotels	REITs	Non-Hotel Multi-Brand Franchisors		Misc. Hospitality

•Hilton Worldwide Holdings •Hyatt Hotels Corp •Marriott International •MGM Resorts International •Wyndham Hotels & Resorts •Wynn Resorts	•Host Hotels	•Chipotle Mexican Grill •Dine Brands •Domino’s Pizza •Wendy’s •Wingstop	•Bloomin’ Brands •Brinker International •Papa John’s	•Caesar's Entertainment •Las Vegas Sands Corp •Vail Resorts

One of the elements Choice evaluates in determining its peer group is the system-wide revenue of its peer companies. Choice views system-wide revenue as one of the most relevant reflections of a company's true size and complexity.
PVRSU-Related Peer Groups
Choice has separate peer groups related to rTSR PVRSU and its PVRSU modifier. For the rTSR PVRSUs other than the 15% PVRSU modifier, the peer group consists of select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries. For the 15% rTSR modifier on the 2021, 2022, 2023 and 2024 PVRSU grants, the peer group consists of S&P 400 Mid-Cap Consumer Discretionary index plus select companies from the “Hotels, Resorts and Cruise Lines” and “Hotel and Resort REITs” GICS sub-industries.

58

Compensation Discussion and Analysis
Other Benefit Programs and Policies
Other Executive Benefits
PERQUISITE ALLOWANCE
The Company maintains a Flexible Perquisite Plan to enhance our ability to recruit and retain key executives. The plan design and prevalence of benefits are reviewed annually against the market and are consistent with market practice within the peer group.
Under the Company’s Flexible Perquisite Plan, each NEO and certain other executives are eligible to receive an aggregate amount that may be used by the executive for reimbursement of any of the following benefits: financial and estate planning, legal and tax services, supplemental life insurance premiums, club membership dues, airport security programs, certain health care and fitness expenses, dependent and elderly care, and child care expenses. The reimbursement amount for each NEO is based on the executive’s title, role within the Company and scope of responsibilities. These reimbursements represent taxable income to the executive. The executive is responsible for paying any associated tax on amounts reimbursed under the Flexible Perquisite Plan and no tax gross-up is provided. If an executive incurs reimbursable costs that are less than the aggregate reimbursable amount, any remaining allowance is forfeited and cannot be carried forward to the next year. We believe the Company’s cost to provide this Plan is minimal compared to the recruitment and retention value the program offers in competing for talent.
In 2024, the aggregate amount of reimbursement available to each NEO under the Flexible Perquisites Plan was as set forth below. For actual amounts reimbursed to each NEO, see the All Other Compensation column of the Summary Compensation Table.

Pacious	$31,800
Oaksmith	$15,000
Dragisich	$15,000
Pepper	$15,000
Wu	$15,000
Ramirez	$15,000
STAY AT CHOICE AND OTHER BENEFITS
Through the Stay at Choice program, the Company seeks to further our senior executives’ use of our hotels for personal traveling. The Company offers officers and directors reimbursements for nightly room charges when staying at the Company’s franchised properties for travel outside of express business purposes, up to $40,000 annually. An executive’s use of this plan is a valuable source of input and feedback regarding the value and consistency of our product. The program also encourages an important connection with franchisees. The Company pays the tax and gross-up associated with reimbursements under the Stay at Choice program.
The Company reimbursed Mr. Pacious and Mr. Dragisich for the cost associated with an annual executive physical. Mr. Pepper and Ms. Wu are also eligible for this benefit. The Company reimbursed each of the NEOs, except Mr. Ramirez, for an executive individual life insurance policy with coverage in the amount of $1,000,000.
Pursuant to the letter agreement between the Company and Mr. Pacious ("Aircraft Usage Agreement"), Mr. Pacious, during such time that he is serving as the Company's President and Chief Executive Officer, will be entitled to use of the Company's corporate aircraft (if any) for personal use for up to 45 flight hours per calendar year. Mr. Pacious is not entitled to any tax reimbursement for such use. While Company aircraft is generally otherwise used for Company business only, the Company’s Aircraft Policy enables the CEO and other executives to use Company aircraft for personal travel for themselves and their families and other travel companions in emergency or extraordinary situations, or based on health, safety, security or similar concerns. Any such personal travel not pursuant to Mr. Pacious' Aircraft Usage Agreement must be approved on a case-by-case basis by at least two of the following: the Company’s Chairman, the lead independent director, and the Chair of the Audit Committee.
For the aggregate cost to the Company of each of the perquisites or other benefits described above, see the All Other Compensation column of the Summary Compensation Table.

2025 Proxy Statement	59

Compensation Discussion and Analysis
Non-Qualified Deferred Compensation Plan
NEOs are eligible to defer their base salary, annual cash incentive and long-term incentive plan distributions. Deferrals are held in a Rabbi Trust and, while 100% vested, are subject to the claims of general creditors. The non-qualified plan provides the NEOs with a long-term capital accumulation opportunity through a range of investment opportunities intended to mirror those of the 401(k) plan. The plan is designed to comply with section 409A of the Internal Revenue Code (the “Code”).
The non-qualified plan is provided due to the regulatory limits on the amount of compensation that can be contributed to a qualified retirement plan in any given year.
The earnings on Mr. Pacious' and Mr. Pepper's accounts are reported in the Summary Compensation Table as they represent earnings on amounts that have been grandfathered under a prior deferred compensation plan. These amounts are categorized as guaranteed preferential earnings to the applicable NEOs. These two executives are the only individuals remaining in the relevant deferred compensation plan.
For more information on these plans, see the All Other Compensation column of the Summary Compensation Table below, and the Non-Qualified Deferred Compensation table below.
Executive Share Ownership and Holding Requirements
Our Executive Share Ownership Guidelines are intended to align the interests and actions of executives with the interests of shareholders and promote our longstanding commitment to sound corporate governance.
Under the guidelines, each NEO must attain ownership of qualifying shares, with a market value equal to a multiple of the executive’s then-current base salary, within five years after first becoming a covered executive.
As of December 31, 2024, each NEO holds more than the required shares with the exception of Mr. Ramirez. He is below his 3x multiple requirement, but is still within the five-year grace period.
The table below details the required market value for each category of executive officer:

NEO(1)	Required Ownership as a Multiple of Salary	Actual Ownership as a Multiple of Salary
Patrick Pacious	5.0x	46.0x
Scott Oaksmith	3.0x	7.6x
Dominic Dragisich	3.0x	13.0x
Simone Wu	3.0x	11.3x
Raul Ramirez	3.0x	2.7x
(1)The table excludes Mr. Pepper, who ceased being a Section 16 Officer on May 15, 2024.
Stock ownership counting toward satisfaction of the guidelines includes:
•Stock purchased on the open market;
•Stock obtained through stock option exercises;
•Time-based restricted stock issued by Choice, if the stock is continuously held; and
•Stock beneficially owned in trust or by immediate family members residing in the same household.
If an executive does not attain the ownership levels within the five-year period, and thereafter maintain the ownership levels, the Committee may:
•Require that the transfer or payout of up to 50% of the executive’s MIP be paid in the form of Choice stock and/or adjust the amount or composition of any future cash or equity compensation;
•Restrict the executive from selling or otherwise disposing of Choice stock;
•Forego the future grant of any equity awards to the executive; or
•Take any other actions reasonably designed to assist or enable the executive to satisfy the guidelines.
In addition, NEOs must meet specified exemption criteria or obtain permission before selling stock that would result in their holdings dropping below the guideline requirements.

60

Compensation Discussion and Analysis
Insider Trading Policy and Procedures
The Company has an Insider Trading Policy that prohibits all associates (which includes all NEOs and other Choice employees, directors, contract staff and consultants) from engaging in hedging transactions involving Company stock, such as prepaid variable forwards, equity swaps, collars and exchange funds. All associates, other than directors, are prohibited from holding shares in a margin account or pledging shares as collateral for a loan.
In connection with the hedging policy, there is a limited exception for certain shares owned by directors who are members of the Bainum family - the Company’s founding family who currently collectively beneficially own approximately 42% of the Company’s outstanding shares. The exception provides that Choice securities indirectly held by a director who is a Bainum family member are not subject to the hedging policy as long as the relevant Choice securities (i) were not received as compensation by an individual director and (ii) are held by an entity in which the Bainum family director does not own a majority of the overall economic interest.
In approving the limited exceptions to the hedging and pledging policies, the Board took into account the purpose of the Insider Trading Policy (which includes the hedging and pledging policies), namely, to govern actions of the Company employees, officers and directors, while recognizing the multiple existing ownership structures and vehicles (such as holding companies and trusts) pursuant to which one or more members of the Bainum family, the significant majority of whom are not directors of the Company, indirectly own shares of the Company.
Directors are permitted to pledge Company shares only with Company approval. No directors currently have pledged Company shares. The possibility of approval is intended primarily to recognize that the Bainum family directors hold significant personal wealth in Choice stock and the long-term interests of the Company are served by their long-term view tied to their holdings.
Executive Compensation Recovery “Clawback” Policy
The Company’s Clawback Policy gives the Committee the right to require the Company’s senior executives, including NEOs, to pay back certain previously distributed incentive compensation in the event that the Company materially restates its financial results as a consequence of significant noncompliance with financial reporting requirements and complies with NYSE listing standards. The Clawback Policy applies to all executive officers (as defined under the applicable rules) and requires the Company to seek to recoup certain incentive-based compensation from current or former officers and in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.
Severance and Change in Control Arrangements
All provisions granting severance payments upon termination following a change in control were adopted to ensure that the executives will not be tempted to act in their own interests rather than the interests of the Company’s shareholders in the event the Company is considering a change in control transaction. Executives may lose their ability to influence the Company’s performance after a change in control and may not be in a position to earn incentive awards or vest in equity awards, and thus might be biased against such a transaction. The Committee believes the severance provisions ensure executives who are unexpectedly terminated for reasons outside of their control are appropriately compensated for a limited period following termination.
Each of the NEOs is entitled to receive various payments and continued benefits upon certain triggering termination events. For each of the NEOs they are set forth in a non-competition, non-solicitation and severance benefit agreement.
The terms of the severance provisions and benefits in each of these agreements and the Choice Severance Benefit Plan were based on what the Committee believed was competitive with market at the time of adoption.
Further, the Committee believes that the severance, non-competition and non-solicitation provisions are typical within the hospitality and franchise industry and are reasonable and enforceable.
Mr. Pacious’ agreement provides for, in the event of termination without cause or constructive termination, a lump-sum payment of 200% of his base salary and bonus opportunity and up to two years of termination benefits. Mr. Pacious’ agreement further provides for, upon termination following a change in control (based on a “double trigger”), a lump-sum payment of 250% of his base salary plus 250% of his annual bonus.

2025 Proxy Statement	61

Compensation Discussion and Analysis
Each of Messrs. Oaksmith's, Dragisich’s, Pepper's, and Ms. Wu’s agreements provide for 70 weeks of severance and termination benefits in the event of termination without cause or constructive termination. For Mr. Ramirez, he would receive 35 weeks of severance and termination benefits in the event of termination without cause or constructive termination under the Choice Severance Benefit Plan. For severance payments upon termination following a change in control (based on a “double trigger”) the executive would receive a lump sum payment of 200% of the executive’s base salary plus 200% of the executive’s annual bonus.
These agreements do not provide for gross-up payments for excise tax.
For a more detailed discussion of the arrangements applicable to each NEO, including an estimated quantification of the benefits payable to each officer assuming a termination event as of December 31, 2024, see “Potential Payments Upon Termination or Change of Control” below.
Compensation Risk Mitigation
The Committee annually reviews the Company’s incentive plans, compensation programs and practices, and the processes for implementing these programs for our NEOs and other employees to determine whether these compensation policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, the Committee considered analysis performed by Company management regarding the Company’s compensation policies and practices.
The factors considered by the Committee include:
•the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;
•our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;
•how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short and long term;
•our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and
•material adjustments, if any, that we have made to our compensation policies and practices as a result of changes in our risk profile.
The Company fosters a culture of compliance and the Committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) the performance goals relate directly to the business plan approved by the Board, (ii) the Company has ownership requirements, restrictions on hedging, restrictions on pledging of securities and a clawback policy and (iii) there is an appropriate balance between our annual incentives and long-term incentives, with a particular emphasis on long-term value creation for our executives that aligns with shareholder value creation.
Based on this review, the Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

62

Human Capital and Compensation Committee Report
Recommendation
The Human Capital and Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based upon such review and discussions, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
THE HUMAN CAPITAL AND COMPENSATION COMMITTEE
John P. Tague, Chairman
William L. Jews
Liza K. Landsman
Ervin R. Shames
Maureen D. Sullivan
Donna F. Vieira

2025 Proxy Statement	63

Executive Compensation Tables
Summary Compensation Table
The following table summarizes total compensation paid or earned by each of the NEOs for the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position (7)	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Preferred Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Patrick Pacious	2024	1,226,923	—	2,250,106	750,038	3,345,749	9,132	208,321	7,790,269
President and Chief Executive Officer	2023	1,150,000	—	1,500,107	500,039	2,944,000	6,800	277,256	6,378,202
	2022	1,133,846	—	31,000,231	1,000,027	4,600,000	7,772	251,873	37,993,749
Scott Oaksmith	2024	582,692	—	900,110	300,039	587,966	—	104,792	2,475,599
Senior Vice President, Chief Financial Officer	2023	470,000	—	391,542	130,521	405,485	—	82,396	1,479,944
		—	—	—	—	—	—	—	—
Dominic Dragisich	2024	750,000	—	1,875,107	625,019	1,127,719	—	111,868	4,489,713
EVP, Operations & Chief Global Brand Officer	2023	703,846	—	1,695,074	565,023	941,492	—	146,071	4,051,506
	2022	633,846	—	8,500,106	1,000,027	1,271,233	—	107,217	11,512,429
David A. Pepper	2024	621,231	—	1,125,109	375,019	592,856	163,482	95,020	2,972,717
Chief Development Officer	2023	588,077	—	825,022	275,028	547,355	121,740	72,494	2,429,716
	2022	565,769	—	1,550,114	550,010	524,181	138,101	67,010	3,395,185
Simone Wu	2024	579,231	—	750,110	250,039	447,191	—	70,530	2,097,101
Senior Vice President, Gen Counsel, Corporate Secretary & External Affairs	2023	560,000	—	525,025	175,037	423,360	—	61,236	1,744,658
	2022	556,539	—	325,043	325,024	651,594	—	66,205	1,924,405
Raul Ramirez	2024	461,539	—	936,042	145,338	358,634	—	77,404	1,978,957
Chief Segment & Int'l Operations Officer		—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—
(1)Values reflect base salary actually received by each NEO in the years presented, which depending on the position of pay periods within a calendar year, may not equal a NEO’s stated annual salary.
(2)For each of the NEOs, amounts shown in the Stock Awards column for 2024, 2023 and 2022 include the grant date fair values for Restricted Stock ("RS") and PVRSUs.
The values included for PVRSUs are based on the probable outcome of the performance goals on the grant date (100% of the performance target), computed in accordance with FASB ASC Topic 718. Assumptions used to calculate fair value for Stock and Option Awards for 2024 are discussed in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The actual value realized by each individual with respect to PVRSU awards will depend on the Company’s actual performance relative to the performance goals, with vesting of actual shares ranging from 0% to 300% for PVRSUs based on actual performance against the performance target established at the time of grant.
The grant date fair value based on the probable outcome for the February 29, 2024 PVRSU awards was $2,250,106 for Mr. Pacious, $900,110 for Mr. Oaksmith, $1,875,107 for Mr. Dragisich, $1,125,109 for Mr. Pepper, $750,110 for Ms. Wu and $436,006 for Mr. Ramirez. The grant date fair value based on the maximum outcome for the February 29, 2024 PVRSU awards was $4,500,212 for Mr. Pacious, 1,800,220 for Mr. Oaksmith, $3,750,214 for Mr. Dragisich, $2,250,218 for Mr. Pepper, $1,500,220 for Ms. Wu and $872,012 for Mr. Ramirez.
The grant date fair value based on the probable outcome for the March 2, 2023 PVRSU awards was $1,500,107 for Mr. Pacious, $391,542 for Mr. Oaksmith, $1,695,074 for Mr. Dragisich, $825,022 for Mr. Pepper, and $525,025 for Ms. Wu. The grant date fair value based on the maximum outcome for the March 2, 2023 PVRSU awards was $3,000,214 for Mr. Pacious, $783,084 for Mr. Oaksmith, $3,390,148 for Mr. Dragisich, $1,650,044 for Mr. Pepper, $1,300,686 and $1,050,050 for Ms. Wu.
The grant date fair value based on the probable outcome for the February 25, 2022 PVRSU awards was $6,000,092 for Mr. Pacious, $2,250,071 for Mr. Dragisich, $1,550,114 for Mr. Pepper, and $325,043 for Ms. Wu. The grant date fair value based on the maximum outcome for the February 25, 2022 PVRSU awards was $17,000,212 for Mr. Pacious, $4,500,142 for Mr. Dragisich, $3,100,228 for Mr. Pepper, and $650,086 for Ms. Wu.

64

Executive Compensation Tables
The grant date fair value based on the probable outcome for the February 28, 2021 PVRSU awards was $2,600,042 for Mr. Pacious, $954,841 for Mr. Dragisich, $500,020 for Mr. Pepper, and $400,079 for Ms. Wu. The grant date fair value based on the maximum outcome for the February 28, 2021 PVRSU awards was $9,700,264 for Mr. Pacious, $3,409,742 for Mr. Dragisich, $1,000,040 for Mr. Pepper, and $800,158 for Ms. Wu.
For Mr. Ramirez, award value includes one time $500,036 time vested RSU.
(3)The amounts shown under the Option Awards column for 2024, 2023 and 2022, are valued based on the grant date fair value using the Black-Scholes Option Pricing model.
(4)Values reflect the cash awards earned by each of the NEO under the 2024 Management Incentive Plan. For a discussion of the performance targets under the 2024 Management Incentive Plan, see the description under the heading "Short-Term Incentive Compensation" above. For a discussion of the potential amounts payable to each NEO under the 2024 Management Incentive Plan, see the Grants of Plan-Based Awards Table below.
(5)Values reflect the preferential earnings on non-qualified deferred compensation under the Executive Deferred Compensation Plan (“EDCP”). The values reported are based on the excess of the return on amounts credited to accounts in the EDCP at the annually designated rate of return over 120% of the applicable federal long-term rate.
(6)See the All Other Compensation table below for additional information on the amounts included for each NEO in the 2024 All Other Compensation column.
(7)Mr. Oaksmith was not a named NEO for the SCT table in 2022, nor was Mr. Ramirez in 2022 or 2023.
All Other Compensation
The following table illustrates the components of the 2024 All Other Compensation column in the Summary Compensation Table above:

	Company EDCP/Non- Qualified Match ($)	Company 401(k) Match ($)	Other Benefits(a) ($)	Tax Payments(b) ($)	Total ($)
Pacious	74,769	17,250	115,156	1,146	208,321
Oaksmith	26,452	17,250	46,357	14,733	104,792
Dragisich	39,000	17,250	45,913	9,705	111,868
Pepper	29,342	17,250	38,369	10,059	95,020
Wu	26,192	17,250	25,636	1,452	70,530
Ramirez	17,365	17,250	31,620	11,169	77,404
(a)Benefits in this column include the following amounts or types of compensation:
•reimbursement for personal stays during 2024 under our Stay at Choice program, which was $1,395 for Mr. Pacious; $23,889 for Mr. Oaksmith; $20,019 for Mr. Dragisich; $14,867 for Mr. Pepper; $1,767 for Ms. Wu; and $11,832 for Mr. Ramirez (amounts do not necessarily reflect how often an NEO stays at Choice properties as the policy applies only for personal stays; in addition, some NEOs may not submit every personal stay for reimbursement under the Stay at Choice program);
•reimbursement of club dues incurred in 2024 under the Flexible Perquisites Program, which was $7,484 for Mr. Pacious; $6,848 for Mr. Oaksmith; $2,376 for Mr. Dragisich; $8,300 for Mr. Pepper; $8,556 for Ms. Wu; and $8,674 for Mr. Ramirez;
•reimbursement of financial and tax planning services, and legal expenses incurred during 2024 under the Flexible Perquisites Program, which was $19,902 for Mr. Pacious; $138 for Mr. Oaksmith; $10,824 for Mr. Dragisich; $6,700 for Mr. Pepper; $1,692 for Ms. Wu; and $2,070 for Mr. Ramirez;
•reimbursement of health and wellness expenses incurred during 2024 under the Flexible Perquisites Program, which was $2,506 for Mr. Pacious; $4,414 for Mr. Oaksmith; $1,800 for Mr. Dragisich; $4,400 for Ms. Wu and $4,001 for Mr. Ramirez;
•reimbursement of supplemental life insurance premiums in 2024 under the Flexible Perquisites Program, which was $3,600 for Mr. Oaksmith and $352 for Ms. Wu;
•reimbursement of security expenses incurred during 2024 under the Flexible Perquisites Program, which was $1,908 for Mr. Pacious;
•an At-Home Cyber Monitoring Protection program provided to each executive and up to 5 members of their family at annual cost of $5,029;
•for Mr. Oaksmith, other miscellaneous income of $250;
•The aggregate incremental aircraft usage costs associated with Mr. Pacious’ personal use of the Company aircraft in 2024 were $68,586. None of the other NEOs used the Company aircraft for personal purposes in 2024. The incremental cost to the Company for personal use of the Company aircraft is calculated from an hourly rate based on the variable operational costs of each flight, including average fuel cost, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. Where applicable, income is imputed to the NEO for income tax purposes and
•group term life insurance premiums paid by Choice on behalf of each NEO.
For the purpose of business entertainment, the Company has season tickets to certain sporting events or other cultural activities. When these tickets are not used for business entertainment, they may be available to NEOs and other personnel. No compensation value for such tickets is included in the table above.
(b)Represents amounts paid during 2024 with respect to reimbursement for payment of taxes under our Stay at Choice program which provides reimbursements to senior executives when staying at Choice Hotels properties for purposes other than business.

2025 Proxy Statement	65

Executive Compensation Tables
Grants of Plan-Based Awards Table
The Committee determines the aggregate equity value to be awarded to each NEO annually as discussed above in Compensation Discussion and Analysis, under the heading Long-Term Incentive Compensation. In 2024, the aggregate annual equity value for each of the NEOs was divided into awards of approximately 25% stock options and 75% PVRSUs. For options granted to these NEOs, the value of the aggregate equity grant to be delivered as options is divided by the Black-Scholes value on the date of grant to determine the number of shares to be granted. For example, as discussed above in Compensation Discussion and Analysis, Ms. Wu's long-term equity grant value on February 29, 2024 was 171.0% of her base salary, or $1,000,149. Approximately one-quarter of this value, or $250,039 was granted as stock options. The Black-Scholes value was $38.85. Thus, the number of shares subject to Ms. Wu's option grant on February 29, 2024 was determined as follows: $250,039/$38.85 = 6,436 shares. The value of the aggregate equity grant to be delivered as PVRSUs ($750,110) was divided by the closing price of Choice’s Common Stock on the date of grant, or $111.94. Thus, Ms. Wu's stock grant was determined as follows: $750,110/$111.94 = 6,701 shares, consisting of 6,701 PVRSUs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Pacious		1,250,000	2,500,000	5,000,000
	2/29/2024				10,051	20,101	46,232				2,250,106
	2/29/2024								19,306	111.94	750,038
Oaksmith		225,000	450,000	900,000
	2/29/2024				4,021	8,041	18,494				900,110
	2/29/2024								7,723	111.94	300,039
Dragisich		431,250	862,500	1,725,000
	2/29/2024				8,376	16,751	38,527				1,875,107
	2/29/2024								16,088	111.94	625,019
Pepper		236,250	472,500	945,000
	2/29/2024				5,026	10,051	23,117				1,125,109
	2/29/2024								9,653	111.94	375,019
Wu		175,500	351,000	702,000
	2/29/2024				3,351	6,701	15,412				750,110
	2/29/2024								6,436	111.94	250,039
Ramirez		139,500	279,000	558,000
	2/29/2024				1,948	3,895	8,959				436,006
	2/29/2024							4,467			500,036
	2/29/2024								3,741	111.94	145,338
(1)The amount reflects the threshold payment level under the Company’s 2024 Management Incentive Plan, which is 50% of the target amount. Maximum amount reflects 200% of the target amount. For a discussion of the performance targets under the 2024 Management Incentive Plan, see Short-Term Incentive Compensation above. For the actual payments made to each NEO pursuant to the 2024 Management Incentive Plan, see the 2024 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)The amounts represent the range of PVRSU awards upon vesting. The February 29, 2024 award will cliff vest in three years upon meeting the minimum threshold requirements of the 2024-2026 EPS performance period as modified by the rTSR versus peer group percentile for the measurement period from 2024-2026. The awards have a maximum payout opportunity of 230% of target. During the performance periods for these awards, dividends accrue on the PVRSUs at the same rate as dividends are paid out on our outstanding Common Stock; provided, however, that dividends are paid at the time of vesting based on the number of shares that actually vest.
(3)Represents grants of RS to each NEO. Only Mr. Ramirez was awarded an RS grant in 2024.
(4)Represents grants of stock options to each NEO. These awards vest in equal installments on the anniversary of the grant date over a four-year period, based on the continued employment of the officer.
(5)The exercise price of an option is equal to the closing price of Choice Common Stock on the date of grant. Fair market value was established by the Committee as the closing price reported on the NYSE on the date of the grant.

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Executive Compensation Tables
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2024 with respect to shares that may be issued under the Company's existing equity compensation plans. It supersedes the similar table included in Item 12 of Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is specifically incorporated by reference therein.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	771,641	$111.15	1,093,703
Equity compensation plans not approved by security holders	—	—	—
Total	771,641		1,093,703
The shares remaining available for future issuance under equity compensation plans in column (c) above are available for grant in any combination of stock options, restricted stock, stock appreciation rights, and performance share awards by the Human Capital and Compensation Committee of the Board of Directors.

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Executive Compensation Tables
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Choice has a Non-Competition, Non-Solicitation and Severance Benefit Agreement (“Severance Benefit Agreement”) with each of Messrs. Pacious, Oaksmith, Dragisich and Pepper, and with Ms. Wu. Choice also has an Invention Assignment, Non-Disclosure, Non-Solicitation and Non-Competition Agreement with Mr. Ramirez.
Mr. Pacious
Mr. Pacious, the Company’s current President and CEO, entered into an amended and restated Non-Competition, Non-Solicitation and Severance Benefit Agreement (the "Pacious Severance Benefit Agreement"), with an effective date of September 12, 2017, as amended May 24, 2022. The Pacious Severance Benefit Agreement amended the Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company effective May 5, 2011 (as amended pursuant to an Amendment dated March 13, 2012). The Pacious Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2024 Mr. Pacious received a base salary of $1,250,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 200% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Pacious is entitled to participate in all other fringe benefits afforded Choice employees of his status.
On May 24, 2022, the Company and Mr. Pacious entered into the Aircraft Usage Agreement whereby Mr. Pacious, during such time that he is serving as the Company's President and Chief Executive Officer, will be entitled to use of the Company's corporate aircraft (if any) for personal use for up to 45 flight hours per calendar year. Mr. Pacious is not entitled to any tax reimbursement for such use.
Mr. Oaksmith
Mr. Oaksmith, the Company’s Chief Financial Officer, entered into a Severance Benefit Agreement with the Company effective March 26, 2020, (the “Oaksmith Severance Benefit Agreement”). The Oaksmith Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2024 Mr. Oaksmith received a base salary of $600,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 75.0% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Oaksmith is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Mr. Dragisich
Mr. Dragisich, the Company’s EVP, Operations & Chief Global Brand Officer and previous Chief Financial Officer, entered into a Severance Benefit Agreement with the Company effective March 6, 2017, (the “Dragisich Severance Benefit Agreement”). The Dragisich Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2024 Mr. Dragisich received a base salary of $750,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 115% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Dragisich is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

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Executive Compensation Tables
Mr. Pepper
Mr. Pepper, the Company’s Chief Development Officer, entered into a Severance Benefit Agreement with the Company effective April 7, 2023, (the “Pepper Severance Benefit Agreement”). This superseded the Choice Hotels International Severance Benefit Plan, which Mr. Pepper was covered under previously. The Pepper Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2024 Mr. Pepper received a base salary of $630,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 75.0% of his base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Mr. Pepper is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Ms. Wu
Ms. Wu, the Company’s Senior Vice President, General Counsel and Secretary, entered into a Severance Benefit Agreement with the Company effective February 13, 2012, as amended March 25, 2013, (the “Wu Severance Benefit Agreement”). The Wu Severance Benefit Agreement provides for certain benefits upon specified termination events. These benefits and the termination events that trigger them are described under Potential Payments upon Termination or Change in Control below. Pursuant to Company action and policies, as of December 31, 2024 Ms. Wu received a base salary of $585,000 per year, was participating in our annual incentive bonus plan with a target bonus equal to 60% of her base salary and was eligible to receive annual awards of options to purchase Choice Common Stock, PVRSUs and/or restricted stock, with the value of such annual awards to be determined by the Committee at its discretion. In addition, Ms. Wu is entitled to participate in all other fringe benefits afforded Choice employees of similar status.
Mr. Ramirez
Mr. Ramirez, the Company’s Chief Segment & International Operations Officer, entered into an Invention Assignment, Non-Disclosure, Non-Solicitation and Non-Competition Agreement with the Company effective March 2, 2023. This agreement does not provide any specified severance benefits upon specified termination events. If Mr. Ramirez is terminated without cause by Choice, he is entitled to severance payments under the Choice Hotels International Severance Benefit Plan, which applies to all Company employees except for those employees who are subject to an employment agreement or non-competition, non-solicitation and severance agreement. In addition, Mr. Ramirez is entitled to participate in all other fringe benefits afforded Choice employees of similar status.

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Executive Compensation Tables
Outstanding Equity Awards at Year-End
The following table provides information on the holdings of stock options and stock awards by NEOs as of December 31, 2024. This table includes unexercised and unvested stock option awards, unvested RS and unvested PVRSUs with performance conditions that have not yet been satisfied. The market value of the RS, and PVRSU awards is based on the NYSE closing market price of Choice’s stock as of December 31, 2024, which was $141.98. December 31, 2024 was the last trading day of 2024. The PVRSUs will be earned, if at all, based on (i) our cumulative EPS performance as compared to the target EPS goal for the respective measurement periods, (ii) the Company's rTSR achievement against certain peers, or (iii) based on achievement of certain strategic growth objectives.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pacious	2/23/2018	1,226	—	81.55	02/23/25	—	—	—	—
	2/22/2019	66,288	—	81.15	02/22/26	—	—	—	—
	2/28/2020	68,116	—	91.28	02/28/30	—	—	6,793	964,470
	2/26/2021	69,642	23,216	104.87	02/26/31	—	—	9,536	1,353,921
	2/25/2022	11,560	11,562	146.68	02/25/32	170,440	24,199,071	30,680	4,355,946
	3/2/2023	2,931	8,796	123.71	03/02/33	—	—	24,252	3,443,299
	2/29/2024	—	19,306	111.94	03/01/34	—	—	40,202	5,707,880
Oaksmith	2/28/2020	4,348	—	91.28	02/28/30	—	—	—	—
	2/26/2021	5,274	1,758	104.87	02/26/31	—	—	—	—
	2/25/2022	2,918	2,921	146.68	02/25/32	—	—	3,444	488,979
	3/2/2023	765	2,296	123.71	03/02/33	—	—	6,330	898,733
	2/29/2024	—	7,723	111.94	03/01/34	—	—	16,082	2,283,322
Dragisich	2/28/2020	21,296	—	91.28	02/28/30	—	—	—	—
	2/26/2021	25,575	8,525	104.87	02/26/31	—	—	4,768	676,961
	2/25/2022	11,560	11,562	146.68	02/25/32	42,610	6,049,768	17,897	2,541,016
	3/2/2023	3,312	9,939	123.71	03/02/33	—	—	27,404	3,890,820
	2/29/2024	—	16,088	111.94	03/01/34	—	—	33,502	4,756,614
Pepper	2/28/2020	11,224	—	91.28	02/28/30	—	—	—	—
	2/26/2021	13,392	4,466	104.87	02/26/31	—	—	—	—
	2/25/2022	6,358	6,359	146.68	02/25/32	—	—	10,909	1,548,860
	3/2/2023	1,612	4,838	123.71	03/02/33	—	—	13,338	1,893,729
	2/29/2024	—	9,653	111.94	03/01/34	—	—	20,102	2,854,082

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Executive Compensation Tables

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Wu	2/22/2019	8,080	—	81.15	02/22/26	—	—	—	—
	2/28/2020	10,290	—	91.28	02/28/30	—	—	—	—
	2/26/2021	10,713	3,573	104.87	02/26/31	—	—	—	—
	2/25/2022	3,756	3,759	146.68	02/25/32	—	—	4,432	629,255
	3/2/2023	1,026	3,079	123.71	03/02/33	—	—	8,488	1,205,126
	2/29/2024	—	6,436	111.94	03/01/34	—	—	13,402	1,902,816
Ramirez	2/26/2021	2,277	759	104.87	02/26/31	—	—	—	—
	2/25/2022	2,022	2,025	146.68	02/25/32	—	—	2,388	339,048
	3/2/2023	593	1,782	123.71	03/02/33	—	—	4,912	697,406
	2/29/2024	—	3,741	111.94	03/01/34	4,467	634,225	7,790	1,106,024
(1)The stock option awards vest 25% per year beginning on the first anniversary of the grant date. Grants prior to 2020 have a seven-year term. Grants 2020 and after have a ten-year term.
(2)Restricted stock awards vest at the rate of 25% each year for four years from the second of the month following the date of grant with the exception of Mr. Pacious' and Mr. Dragisich's February 25, 2022 Strategic Leadership Alignment Grants which vest years 3-5 at 10%, 20% and 70%, respectively.
(3)PVRSUs are earned and vest upon the conclusion of a designated performance period and based on actual cumulative EPS and/or rTSR compared to the performance target. Mr. Pacious' February 2020 additive PVRSU grant is based on rTSR with vesting years 3-5. The February 26, 2021 grants were based on EPS and rTSR and vest after 3 years with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which vest years 3-5. The February 25, 2022 grants were based on EPS and rTSR and vest after 3 years with the exception of Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which vest years 3-5 at 10%, 20% and 70%, respectively, and Mr. Pepper's special deal value PVRSU grant which vests after 4 years. The March 2, 2023 and February 29, 2024 grants were based on EPS and rTSR and vest after 3 years
Mr. Pacious February 2020 additive PVRSU grant is shown at actual performance. Mr. Pacious' and Mr. Dragisich's February 2021 special TSR based PVRSUs are shown at target. The February 2022 grants are shown at actual results, except for Mr. Pepper's Deal Value PVRSU grant and Mr. Pacious' and Mr. Dragisich's special TSR based PVRSUs which are all shown at threshold. The March 2023 and February 2024 grants are shown at maximum excluding TSR modifier.

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Executive Compensation Tables
Option Exercises and Stock Vested
The following table provides information for each of the NEOs on stock option exercises during 2024, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any taxes and broker commissions. Value realized is based on the NYSE closing market price of Choice Common Stock on the date of exercise or vesting, respectively.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Pacious	94,196	5,544,635	55,581	6,104,461
Oaksmith	—	—	3,963	435,256
Dragisich	19,370	947,858	19,268	2,116,204
Pepper	27,573	1,554,619	10,119	1,111,370
Wu	22,295	1,178,550	8,117	891,490
Ramirez	—	—	1,945	213,619
Non-Qualified Deferred Compensation
Executive Deferred Compensation Plan. In 2002, Choice adopted the Choice Hotels International, Inc. Executive Deferred Compensation Plan, which became effective January 1, 2003, and was amended from time to time (“EDCP”). Our CEO and other key executives approved by the Board (including each of the NEOs) are eligible to participate in the EDCP. During 2024, each of the NEOs participated in the EDCP. Per Company policy, participants in the EDCP are not entitled to participate in the Non-Qualified Plan described below.
Under the EDCP, participants may defer up to 90% of their base salary and up to 100% of their bonus each year. Choice matches 50% of up to 15% of eligible salary under the EDCP, reduced by the total matching contributions to which the participant is otherwise entitled under the 401(k) plan. The participant’s right to any Company match vests at 20% per year from the time the participant was first hired, with all past and future match amounts becoming 100% vested after the participant’s fifth year of service. As of December 31, 2024, each of the participating NEOs was fully vested in their Company match amounts.
A participant may elect an investment based on a selection of investment options selected by the EDCP’s administrators, which are generally publicly available mutual funds or other indices. Participants may elect to change their investment options under the EDCP in accordance with plan requirements.
Benefits commence under the EDCP upon the death of the participant (to the participant’s beneficiary), or, at the participant’s election, upon the participant’s termination of employment or, commencing in 2009, on a January designated by the participant, subject to any requirements imposed by Section 409A of the Internal Revenue Code (“Section 409A”). If no election is made, benefits will commence upon termination of employment, subject to any requirements imposed by Section 409A. Benefits are payable in a lump-sum payment or in annual installments over a period of up to 20 years, as elected by the participant. If no election is made, benefits will be paid in a lump sum. Benefits will also automatically be paid in a lump sum if the amount payable as of the initial payout date is $100,000 or less.
In December 2008, the Company amended and restated the EDCP to comply with treasury regulations promulgated pursuant to Section 409A. The amendment and restatement, which became effective on January 1, 2009, applies only to that portion of each participant’s EDCP account balances that are subject to Section 409A (generally, those contribution amounts that became vested or were credited after 2004). The pre-2005 plan documents, along with a March 3, 2009 amendment, continue to apply to the remaining participant account balances (“Grandfathered Accounts”) under the EDCP. Earnings from the Grandfathered Accounts are considered guaranteed preferential earnings and are further discussed in the table below. Mr. Pacious and Mr. Pepper have earnings from the Grandfathered Accounts.

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Non-Qualified Plan. In 1997, Choice adopted the Choice Hotels International, Inc. Non-Qualified Retirement Savings and Investment Plan, which was amended and restated effective January 1, 2001 and January 1, 2009, and amended effective January 1, 2011 (“Non-Qualified Plan” or “NQP”). Generally, Choice employees who are at the Senior Director level and above and who are not eligible to participate in the EDCP, are eligible to participate in the Non-Qualified Plan. The EDCP includes regular and Grandfathered Accounts.
In general, participants under the Non-Qualified Plan may elect to defer up to 90% of their base salary and up to 100% of their annual bonus, reduced by the deferral limit in effect under the Choice 401(k) plan (which was $23,000 for 2024). Choice matches up to 100% of the first 3% of deferred salary and 50% of the next 2% of deferred salary thereafter under the Non-Qualified Plan, offset by the amount of matching contributions to which the participant is entitled under the 401(k) plan.
Stock Deferral Program. All Long-Term Incentive Plan participants are entitled to defer all or any portion of any equity award (other than stock options). The executive may elect to defer the receipt of such equity until termination of their employment or until a specified future date. Any dividends or other distributions during the deferral period are credited to the executive’s deferred equity account and reinvested in the purchase of additional Choice Common Stock.

Name	Plan Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Pacious	EDCP	306,731	74,769	903,420	—	5,634,044
Oaksmith	EDCP	58,269	26,452	61,617	—	1,186,319
Dragisich	EDCP	90,000	39,000	169,492	—	1,324,275
Pepper	EDCP	93,185	29,342	1,224,413	—	10,179,309
	Stock Deferral Program	1,069,787		662,665		3,126,740
Wu	EDCP	326,091	26,192	414,485	—	3,835,381
Ramirez	EDCP	432,514	17,365	437,729	—	2,198,396
(1)The following salary and bonus (non-equity incentive plan compensation) amounts are included in this column. The salary amounts represent 2024 base salary deferred by the NEO during 2024 and are also included in the 2024 Salary column of the Summary Compensation Table above. The bonus amounts represent the officer’s 2023 annual bonus that was paid and deferred in early 2024 and is included in the 2023 Non-Equity Incentive Plan column of the Summary Compensation Table above.

Name	2024 Salary ($)	2023 Annual Bonus ($)
Pacious	306,731	—
Oaksmith	58,269	—
Dragisich	90,000	—
Pepper	93,185	—
Wu	202,731	123,360
Ramirez	161,539	270,975
(2)Amounts in this column are included in the 2024 All Other Compensation column of the Summary Compensation Table above.
(3)Amounts in this column include earnings on certain officers’ EDCP Grandfathered Accounts and are shown in the 2024 Change in Pension Value and Preferential Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above, since they represent guaranteed preferential earnings to each applicable NEO. Those amounts are: $9,132 for Mr. Pacious and $163,482 for Mr. Pepper.
Potential Payments upon Termination or Change in Control
The tables below reflect the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2024, the last business day of 2024. The amounts shown assume that such termination was effective as of December 31, 2024, and, for any equity-based payments or valuations, the NYSE closing market price of Choice Hotel’s Common Stock on December 31, 2024, or $141.98 per share. The amounts shown are estimates only; the actual amounts to be paid will only be determinable at the time of the executive’s separation from Choice.

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Executive Compensation Tables
General Payments Made upon Termination
Regardless of the manner in which an NEO’s employment terminates, the NEO is entitled to receive amounts earned during his or her term of employment. The following amounts are not included in the tables or narratives below and include:
•base salary earned through the date of termination;
•annual incentive compensation earned during the year of termination, which for 2024 is reflected in the 2024 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for each NEO;
•amounts contributed by the executive under the Choice 401(k) plan;
•payments pursuant to our life insurance plan, available to all employees generally, which provides for one times base salary upon death; and
•each executive’s account balance under the EDCP, Non-Qualified Plan and Stock Deferral Program, as applicable, and as set forth above under the heading Non-Qualified Deferred Compensation.
With respect to deferred compensation plans, if the executive has previously elected to receive deferred amounts in the EDCP or Non-Qualified Plan in installments, the undistributed account balances will continue to be credited with increases or decreases reflecting changes in the investment options chosen by the executive.
PAYMENTS MADE UPON CONSTRUCTIVE TERMINATION OR TERMINATION WITHOUT CAUSE
Mr. Pacious
Under the Pacious Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive a lump sum severance payment of 200% of base salary and bonus target as well as continued base salary for two years, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as (i) a material diminution in the executive’s compensation or position and responsibilities, (ii) relocating the executive’s office location to a location more than thirty-five (35) miles from the Company’s prior principal place of employment; (iii) a material change in the executive’s title or line of reporting; (iv) failure of the Company to place the executive’s name in nomination for election or re-election to the Board; (v) a change in the Company’s annual bonus program that would materially and adversely affect the executive; (vi) failure of any successor of the Company to assume the Pacious Severance Benefit Agreement; (vii) any non-renewal initiated by the Company, and (viii) any other material breach by the Company of the Pacious Severance Benefit Agreement or any equity agreement between the executive and the Company. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives. The executive will also be eligible to receive continued payments equal to the cost of health insurance coverage (net of premiums) until his 65th birthday. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the two-year period, subject to termination in the event the executive secures new employment.
Pursuant to the Pacious Severance Benefit Agreement, the executive will continue to vest in any unvested stock options, or other stock awards including, RS and PVRSUs, granted after the date of his initial severance agreement (May 5, 2011) during the two-year period.
In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a two year non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Oaksmith, Mr. Dragisich, Mr. Pepper and Ms. Wu
Under the Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement and the Wu Severance Benefit Agreement, if the executive elects to terminate for “good reason” or if the Company terminates the executive for any reason other than for “cause,” the executive is entitled to receive continued base salary for 70 weeks, payable in installments in accordance with Choice’s normal payroll practices and subject to standard deductions. Generally, “good reason” is defined under the agreement as a material substantial

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change in the executive’s compensation or position and responsibilities. In addition, if the termination occurs after June 30, the executive will be entitled to the annual bonus for the year in which the termination occurred at the actual attainment level for the Company’s objectives and at 100% deemed attainment of the individual objectives. The executive will also be eligible to receive continued medical and dental benefits during the 70-week period, with Choice continuing to make its employer contributions for such continued benefits. Optional deductions for items such as retirement plans and life insurance will cease on the termination date. Choice is also obligated to provide the executive with its standard outplacement services for executive-level employees during the 70-week period, subject to termination in the event the executive secures new employment.
Pursuant to the Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement and the Wu Severance Benefit Agreement, the executive will continue to vest in any unvested stock options and other stock awards granted on or after the date of his or her respective severance agreement (for Mr. Oaksmith March 26, 2020, Mr. Dragisich March 6, 2017, Mr. Pepper April 7, 2023, and for Ms. Wu, February 13, 2012, during the 70-week period.
As conditions to the executive’s continued receipt of the payments and benefits above, each of the executives has agreed that if he or she becomes employed prior to the end of the 70-week period, Choice is entitled to offset the payments required above by the amount of any compensation earned by him or her as a result of new employment, including unemployment insurance benefits, social security insurance or like amounts. In addition, the executive must execute a release in favor of Choice, releasing Choice and its affiliates from any claims relating to the executive’s employment with Choice. The agreement also provides for a 70-week non-compete and non-solicitation period and general confidentiality provision in favor of Choice.
The Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement and the Wu Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination event.
Mr. Ramirez
If Mr. Ramirez is terminated without cause by Choice, he is entitled to severance payments under the Choice Hotels International Severance Benefit Plan, which applies to all Company employees except for those employees who are subject to an employment agreement or non-competition, non-solicitation and severance agreement. Under the Choice Hotels International Severance Benefit Plan, each participant’s severance benefit and the length of time after termination for which the participant is eligible for the benefit, is determined based on his or her base salary, position and years of service as of the termination date. In addition, each participant is entitled to continuation of medical and dental coverage during the severance period, at the same level the participant was receiving at termination.
Pursuant to the Choice Hotels International Severance Benefit Plan, corporate officers without a specifically applicable written agreement, which includes Mr. Ramirez , are entitled to five weeks of base salary (as in effect at termination of employment) per year of service with Choice, with a minimum of twenty-six weeks of base salary and a maximum of seventy weeks. Additionally, if the termination occurs on or after June 30 of any year, he is entitled to receive a full bonus for the year in which the termination occurs. Assuming a termination as of December 31, 2024, Mr. Ramirez would be entitled to 35 weeks of continued base salary. In addition, he would receive payment of his 2024 incentive bonus, as well as continued medical and dental benefits during the 35-week severance benefit period. The severance benefit terminates prior to the end of the severance benefit period provided under the Choice Hotels International Severance Benefit Plan upon the earlier to occur of (i) death of the participant, or (ii) employment with a new employer. In addition, the severance benefit is subject to the participant’s execution of a standard release agreement in favor of Choice.
As a condition to the receipt of any benefits under the Severance Benefit Plan, Mr. Ramirez is required to sign all documents required by the Company including a general release of claims.
Payments Made upon Disability or Death
The Company’s disability program provides that each of the executives will receive an annual benefit equal to 60% of the previous year’s base salary and annual bonus, with such amount capped at $19,500 per month. In each case, the disability benefit continues until the executive reaches age 65.
Messrs. Pacious, Oaksmith, Dragisich and Pepper, and Ms. Wu each have a supplemental executive individual life insurance policy, paid for by Choice, in the amount of $1,000,000. Premiums on this policy are added to each executive’s taxable income for the year.

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Executive Compensation Tables
Under the company’s Long Term Incentive Plan (“LTIP”), all restricted stock and stock options granted on or after April 19, 2018 fully vest and all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis, assuming targeted performance, upon the executive’s termination due to disability or death.
PAYMENTS MADE UPON TERMINATION FOLLOWING CHANGE OF CONTROL
Mr. Pacious
For Mr. Pacious, pursuant to the Pacious Severance Benefit Agreement, if the executive’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 250% of the executive’s base salary then in effect plus 250% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the previous year’s bonus amount paid to the executive, or if no bonus was paid in the prior year, then the target bonus amount); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of his initial severance agreement (May 5, 2011).
In addition, in the event of a termination following a change of control, PVRSU grants issued to Mr. Pacious under the Company’s 2017 Long-Term Incentive Plan (“2017 LTIP”) would be deemed fully vested and immediately payable to the executive at the target level of performance applicable to the award. Therefore, for Mr. Pacious, the 2017 LTIP, together with his severance agreement, would result in the immediate vesting of all of his equity awards.
Also, upon a change in control termination, Mr. Pacious would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable to Mr. Pacious in order for him to receive his severance payments, as described above, he is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Pacious Severance Benefit Agreement provides for arbitration in the event of a dispute among the parties concerning employment, the Pacious Severance Benefit Agreement or any termination event.
Mr. Oaksmith, Mr. Dragisich, Mr. Pepper and Ms. Wu
For Mr. Oaksmith, Mr. Dragisich, Mr. Pepper and Ms. Wu, pursuant to the LTIP, Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement and the Wu Severance Benefit Agreement, if the executive’s employment is terminated within 12 to 24 months following a “change of control,” and such termination is by Choice without cause or by the executive for good reason, the executive is entitled to receive:
•a lump-sum severance payment of 200% of the executive’s base salary then in effect plus 200% of the full amount of the annual incentive bonus (the bonus payment is calculated based on the target bonus for the year in which the termination occurs); and
•immediate vesting of all unvested stock options, restricted stock and performance vested restricted stock units granted after the date of the executive’s severance agreement (for Mr. Oaksmith March 26, 2020, Mr. Dragisich on or after March 6, 2017, Mr. Pepper April 7, 2023, and for Ms. Wu, February 13, 2012). The vesting of unvested stock options, restricted stock and performance vested restricted stock units granted prior to the date of the executive’s severance agreement are in certain instances governed by the LTIP.
Also, upon a change in control termination, the executive would be subject to the non-competition and non-solicitation provisions described above.
In addition to the other conditions applicable in order for the executive to receive their severance payments, as described above, the executive is required to execute a general release in favor of Choice in order to receive any severance payments upon a qualifying termination following a change in control.
The Oaksmith Severance Benefit Agreement, Dragisich Severance Benefit Agreement, Pepper Severance Benefit Agreement and the Wu Severance Benefit Agreement provide for arbitration in the event of a dispute among the parties concerning employment, the respective Severance Benefit Agreement or any termination.

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Executive Compensation Tables
Mr. Ramirez
Pursuant to the Company’s Severance Benefit Policy, if Mr. Ramirez’s employment is terminated within 12 months following a “change of control,” and such termination is by Choice without cause or by Mr. Ramirez for good reason, he is entitled to receive a lump-sum severance payment of 200% of his base salary then in effect plus 200% of the full amount of the annual incentive bonus based on the target bonus for the year in which the termination occurs. In addition, he is entitled to receive medical and dental coverage for 70 weeks at the level he was receiving at the time of his termination. In addition to the other applicable conditions, in order to receive severance payments as described above, he is required to execute a general release in favor of Choice.
Because Mr. Ramirez does not have a written agreement with the Company governing treatment of his equity awards in the event of a termination following a change of control, the terms of the Company’s LTIP apply. Pursuant to the LTIP, if within two years of a change of control, he is terminated by the Company other than for cause, or terminates his employment for good reason, then all of his stock options become fully vested and exercisable in full, all restricted stock becomes fully vested with immediate lapsing of any restrictions and all PVRSUs are deemed to be fully vested and immediately payable to him at the maximum level of performance applicable to the award.
Mr. Pacious
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pacious:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Cash Severance(1)	7,500,000	9,375,000
Benefits & Perquisites:
Health and Welfare Benefits(2)	111,857	—	—	—
Outplacement Services(3)	18,000		—	—
Disability Income(4)			1,423,500	—
Life Insurance Benefits(5)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(6)	1,258,591	1,602,201	1,602,201	1,602,201
Restricted Stock Grants(7)	7,259,721	24,199,071	24,199,071	24,199,071
PVRSUs(8)	6,013,847	12,255,856	8,046,757	8,046,757
Total	22,162,016	47,432,128	35,271,529	34,848,029
(1)For termination without cause or with good reason, the amount represents 200% of Mr. Pacious’ annual base salary, plus 200% of Mr. Pacious’ annual target bonus amount for 2024. For termination following change of control, the amount represents 250% of Mr. Pacious’ annual base salary plus 250% of Mr. Pacious’ annual target bonus amount for 2024.
(2)Amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Pacious for continued coverage under our medical and dental plans until he reaches the age of 65, based on Mr. Pacious’ elected coverage as of December 31, 2024.
(3)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(4)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pacious would be entitled to receive under the Choice disability program as of December 31, 2024 through the month in which he reaches age 65.
(5)Amount represents the value of the proceeds payable to Mr. Pacious’ beneficiary upon his death.
(6)For termination without cause or with good reason, unvested options granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all stock option awards will immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2024 of $141.98.
(7)For termination without cause or with good reason, restricted stock granted after May 5, 2011 will continue to vest for two years following termination. In the case of termination following a change of control, all restricted awards will immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2024 of $141.98.
(8)For termination without cause or with good reason, PVRSUs granted after May 5, 2011 will continue to vest for two years. In the case of termination following a change of control, all unvested PVRSU awards will immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2024 of $141.98, and solely in the case of a termination following a change of control, 200% vesting leverage for PVRSUs granted under the 2006 LTIP and 100% vesting leverage for PVRSUs granted under the 2017 LTIP. 200% represents the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Mr. Oaksmith
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Oaksmith:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	807,692	—	—	—
Cash Severance(2)	—	2,100,000
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,752	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			2,788,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	209,147	339,186	339,186	339,186
Restricted Stock Grants(8)	—	—	—	—
PVRSUs(9)	693,856	1,835,517	924,621	924,621
Total	1,753,447	4,274,703	4,052,307	2,263,807
(1)Amount represents continued payment of Mr. Oaksmith's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Oaksmith's annual base salary plus 200% of his annual bonus target for 2024.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Oaksmith for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Oaksmith's elected coverage as of December 31, 2024.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Oaksmith would be entitled to receive under the Choice disability program as of December 31, 2024 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Oaksmith's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted after March 26, 2020 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2024 of $141.98.
(8)For termination without cause or with good reason, unvested restricted stock granted after March 26, 2020 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2024 of $141.98.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2024 of $141.98 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Mr. Dragisich
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Dragisich:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	1,009,616	—	—	—
Cash Severance(2)	—	3,225,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	24,752	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			5,206,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	679,025	981,232	981,232	981,232
Restricted Stock Grants(8)	1,814,930	6,049,768	6,049,768	6,049,768
PVRSUs(9)	3,953,291	7,178,651	4,477,642	4,477,642
Total	7,499,614	17,434,651	16,715,142	12,508,642
(1)Amount represents continued payment of Mr. Dragisich's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Dragisich's annual base salary plus 200% of his annual bonus target for 2024.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Dragisich for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Dragisich's elected coverage as of December 31, 2024.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Dragisich would be entitled to receive under the Choice disability program as of December 31, 2024 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Dragisich's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2024 of $141.98.
(8)For termination without cause or with good reason, unvested restricted stock granted on or after March 6, 2017 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2024 of $141.98.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2024 of $141.98 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Mr. Pepper
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Pepper:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	848,077	—	—	—
Cash Severance(2)	—	2,205,000	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	25,781	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			1,813,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	144,973	289,976	544,100	544,100
Restricted Stock Grants(8)	—	—	—	—
PVRSUs(9)	—	1,427,041	2,365,363	2,365,363
Total	1,036,831	3,922,017	4,722,963	3,909,463
(1)Amount represents continued payment of Mr. Pepper's base salary, based on his base salary for 70 weeks.
(2)Amount represents 200% of Mr. Pepper's annual base salary plus 200% of his annual bonus target for 2024.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Mr. Pepper for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Pepper's elected coverage as of December 31, 2024.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Pepper would be entitled to receive under the Choice disability program as of December 31, 2024 through the month in which he reaches age 65.
(6)Amount represents the value of the proceeds payable to Mr. Pepper's beneficiary upon his death.
(7)For termination without cause or with good reason, unvested options granted after April 7, 2023 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2024 of $141.98.
(8)For termination without cause or with good reason, unvested restricted stock granted after April 7, 2023 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2024 of $141.98.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2024 of $141.98 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Ms. Wu
The following table shows the potential payments upon termination, with or without a change in control, for Ms. Wu:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Plan(1)	787,500	—	—	—
Cash Severance(2)	—	1,872,000	—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	—	—	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income(5)			1,189,500	—
Life Insurance Benefits(6)	—	—	—	1,000,000
Long-Term Incentives:
Stock Options(7)	266,753	382,185	382,185	382,185
Restricted Stock Grants(8)	—	—	—	—
PVRSUs(9)	917,191	1,868,599	1,033,472	1,033,472
Total	1,989,444	4,122,784	2,605,157	2,415,657
(1)Amount represents continued payment of Ms. Wu’s base salary, based on her base salary for 70 weeks.
(2)Amount represents 200% of Ms. Wu’s annual base salary plus 200% of her annual bonus target for 2024.
(3)Amount represents the estimated value of future premiums and contributions that Choice would pay on behalf of Ms. Wu for continued coverage under our medical and dental plans for 70 weeks, based on Ms. Wu’s elected coverage as of December 31, 2024.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Ms. Wu would be entitled to receive under the Choice disability program as of December 31, 2024 through the month in which she reaches age 65.
(6)Amount represents the value of the proceeds payable to Ms. Wu’s beneficiary upon her death.
(7)For termination without cause or with good reason, unvested options granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2024 of $141.98.
(8)For termination without cause or with good reason, unvested restricted stock granted after February 13, 2012 will continue to vest for 70 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2024 of $141.98.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2024 of $141.98 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
Mr. Ramirez
The following table shows the potential payments upon termination, with or without a change in control, for Mr. Ramirez:

Executive Benefits and Payments	Termination without Cause or For Good Reason ($)	Termination Following Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary Continuation under Severance Benefit Agreement (1)	312,981	—	—	—
Cash Severance (2)	—	1,488,000
Benefits & Perquisites:
Health and Welfare Benefits (3)	8,877	17,753	—	—
Outplacement Services(4)	18,000	—	—	—
Disability Income (5)			5,460,000	—
Life Insurance Benefits (6)	—	—	—	—
Long-Term Incentives:
Stock Options (7)	—	173,103	173,103	173,103
Restricted Stock Grants (8)	—	—	—	—
PVRSUs (9)	—	1,705,464	797,738	797,738
Total	339,858	3,384,320	6,430,841	970,841
(1)Amount represents continued payment of Mr. Ramirez's base salary, based on his base salary for 35 weeks.
(2)Amount represents 200% of Mr. Ramirez's annual base salary plus 200% of his annual bonus target for 2024.
(3)For an involuntary termination without reasonable cause, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Ramirez for continued coverage under our medical and dental plans for 35 weeks, based on Mr. Ramirez’s elected coverage as of December 31, 2024. For a termination following a change of control, amount represents the estimated value of the future premiums and contributions that Choice would pay on behalf of Mr. Ramirez for continued coverage under our medical and dental plans for 70 weeks, based on Mr. Ramirez’s elected coverage as of December 31, 2024.
(4)Amount represents the estimated value of Choice’s standard senior executive outplacement service.
(5)Amount represents the aggregate of the current monthly benefit payments at $19,500 per month that Mr. Ramirez would be entitled to receive under the Choice disability program as of December 31, 2024 through the month in which he reaches age 65.
(6)Mr. Ramirez is not eligible for the supplemental executive individual life insurance policy.
(7)For termination without cause or with good reason, unvested options granted after March 2, 2023 will continue to vest for 35 weeks following termination. In the case of termination following a change of control, all stock option awards immediately vest. Upon disability or death, all stock options granted on or after April 19, 2018 fully vest. Values presented represent the intrinsic value of the options based on the closing share price on December 31, 2024 of $141.98.
(8)For termination without cause or with good reason, unvested restricted stock granted after March 2, 2023 will continue to vest for 35 weeks following termination. In the case of termination following a change of control, all restricted awards immediately vest. Upon disability or death, all restricted stock granted on or after April 19, 2018 fully vest. The values presented represent the value of the stock based on the closing price of our stock on December 31, 2024 of $141.98.
(9)In the case of termination following a change of control, all unvested PVRSU awards immediately vest with the maximum performance level under the terms of the award being assumed to have been achieved. Upon disability or death, all PVRSUs granted on or after April 19, 2018 vest on a pro-rata basis at targeted performance. The values presented represent the value of the stock based on the closing share price on December 31, 2024 of $141.98 and 200% vesting leverage, which is the maximum leverage permitted under the PVRSU grants.

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Executive Compensation Tables
CEO Pay Ratio
We are committed to internal pay equity, and the Human Capital and Compensation Committee reviews executive pay in relationship to the ratio as well as to the ongoing impact on Company performance, given the percentage of at-risk compensation. We will continue to evaluate our ratio in relation to our peer group and the market.
We provide below, as required by SEC rules, the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees.
The annual total compensation of our CEO for 2024, as reflected in the Summary Compensation Table, was $7,790,269. The annual total compensation of the median employee for 2024 was $101,919. The compensation for our CEO in 2024 was approximately 76.4 times the median pay of our employees. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To determine our median employee, we included all full-time, part-time and temporary employees globally, as of December 31, 2024. We used base pay for the twelve-month period ending December 31, 2024 as our consistently applied compensation measure. The median employee is a salaried U.S. associate.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the total compensation of the highest paid non-CEO NEO as set forth in the Summary Compensation Table is 1.74.
The pay ratio of the total compensation for the CEO as set forth in the Summary Compensation Table to the averaged total compensation of the non-CEO NEOs utilizing compensation as set forth in the Summary Compensation Table is 2.78.
This 2024 calculation includes 1,054 associates from our managed hotels population, as well as 121 international associates.

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Executive Compensation Tables
Pay Versus Performance
The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other named executive officers (the “other NEOs”) as presented in the Summary Compensation Table on page 64, (ii) the “compensation actually paid” ("CAP") to our PEO and our other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of CAP to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Human Capital and Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Compensation Discussion and Analysis” beginning on page 40.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO			Total Shareholder Return	Peer Group Total Shareholder Return(1)	Net Income (millions)	Operating Income (millions)
2024	$7,790,269	$16,855,709	$2,802,817	$4,310,831	$142.00	$179.62	$299.7	$514.1
2023	$6,379,785	$6,243,398	$2,289,204	$2,326,614	$112.51	$157.29	$258.5	$375.0
2022	$37,993,749	$27,120,091	$4,678,116	$3,426,471	$110.76	$128.19	$332.2	$478.6
2021	$11,153,040	$24,056,522	$2,641,391	$4,742,732	$151.93	$164.56	$289.0	$428.9
2020	$11,143,274	$9,341,874	$2,504,415	$1,453,568	$103.57	$129.84	$75.4	$122.1
(1)Peer group consists of S&P 400 Consumer Discretionary index
Pat Pacious was the PEO for all years in the table. The Non-PEO NEOs for the 5 years are shown in the following table:

Non-PEO NEO	2020	2021	2022	2023	2024
Scott Oaksmith				x	x
Dominic Dragisich	x	x	x	x	x
David Pepper	x	x	x	x	x
Simone Wu	x	x	x	x	x
Raul Ramirez					x
Robert McDowell				x
John Bonds	x	x	x
The calculation of the CAP under the new guidelines is shown in the table below, which describes the adjustments, each of which is prescribed by SEC rule, to calculate CAP from the Summary Compensation Table amounts. The Summary Compensation Table amounts and CAP do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Note that the year over year changes were impacted significantly by the change in the year-end stock prices which increased by 46% from 2020 to 2021 and then decreased by 28% from 2021 to 2022. The year end stock price from 2023 to 2024 also saw a significant increase of 25%. The CAP was also impacted by PVRSUs that did not pay out or paid out below target due to the pandemic and resulting economic shutdown.

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Executive Compensation Tables

			Adjustments for stock and option awards ($ millions)
PEO or Non-PEO	FY	Total Comp from SCT	(Subtract): SCT stock and option award amounts	Add: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	Add (Subtract): Year-over- year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(Subtract): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	Add: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total comp for the covered year	Comp Actually Paid (as calculated)
PEO	2024	7.8	(3.0)	4.1	8.0	(0.2)	—	0.2	16.9
PEO	2023	6.4	(2.0)	2.3	(1.7)	1.1	—	0.2	6.2
PEO	2022	38.0	(32.0)	26.3	(5.1)	(0.3)	—	0.1	27.1
PEO	2021	11.2	(6.7)	12.5	7.0	0.1	—	—	24.1
PEO	2020	11.1	(8.5)	10.6	(3.8)	(0.2)	—	0.1	9.3

Non-PEO(1)	2024	2.8	(1.5)	2.0	1.0	—	—	—	4.3
Non-PEO(1)	2023	2.3	(1.1)	1.2	(0.3)	0.2	—	—	2.3
Non-PEO(1)	2022	4.7	(3.3)	2.7	(0.7)	(0.1)	—	—	3.4
Non-PEO(1)	2021	2.6	(1.3)	2.3	1.1	—	—	—	4.7
Non-PEO(1)	2020	2.5	(1.6)	1.7	(1.1)	(0.1)	—	—	1.5
(1)Amounts presented are averages for the entire group of Other NEOs in each respective year.
There are no adjustments for defined benefit and actuarial pension plans in the CAP table since CHH does not offer any of those plans to its NEOs. In addition, the table does not include a column for the vesting date fair value of awards granted and vesting during such year since there were none. PVRSUs that are linked to relative TSR are valued using a Monte Carlo simulation with updated valuation assumptions, including the year-end stock price. Stock options are valued using Black-Scholes calculations.
Financial Performance Measures
The following lists the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for 2024.
•Operating Income (Company Selected Measure)
•Net Income
•TSR

2025 Proxy Statement	85

Executive Compensation Tables
Relationship Between CAP and Performance
The following charts illustrate the relationships between CAP and TSR, Net Income and Operating Income for the PEO and Non-PEO NEOs for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

CAP vs. TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$167.26
$151.95
$130.99
$103.59
$9,342
$1,454
$24,057
$4,743
$27,120
$132.09
$110.78
$3,426
$164.16
$112.53
$6,243
$2,327
$179.62
$142.00
$16,856
$4,311
2020
2021
2022
2023
2024
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Annual Report Peer Group TSR

CAP vs. Net Income
Compensation Actually Paid (000s)
Net Income (millions)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$75.4
$289.0
$332.2
$258.5
$299.7
$9,342
$24,057
$27,120
$6,243
$16,856
$1,454
$4,743
$3,426
$2,327
$4,311
2020
2021
2022
2023
2024
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

CAP vs. Operating Income
Compensation Actually Paid (000s)
Operating Income (millions)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
2020
2021
2022
2023
2024
$9,342
$24,057
$27,120
$6,243
$16,856
$1,454
$4,743
$3,426
$2,327
$4,311
$122.1
$428.9
$478.6
$375.0
$514.1
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Operating Income

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Executive Compensation Tables
Policies and Practices Related to the Grant of Certain Equity Awards
The Company grants equity awards, including stock options. Neither the Board of Directors nor the Human Capital and Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, nor does the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

2025 Proxy Statement	87

Non-Employee Director Compensation
During 2024, non-employee directors were entitled to receive the cash and equity compensation listed below. Effective immediately following completion of the Company’s 2025 Annual Meeting of Shareholders the non-employee directors will receive $85,000 in annual cash retainer and $175,000 in annual stock retainer (with no changes to the existing Committee fee structure).

2024 ANNUAL COMPENSATION

OTHER COMPENSATION (CASH):

	Annual Compensation 2024
Audit Committee Member (up to 8 meetings)	15,000
Human Capital and Compensation Committee Member (up to 6 meetings)	10,000
Corporate Governance and Nominating Member (up to 3 meetings)	10,000
Diversity Committee Member (up to 3 meetings)	10,000
Audit Committee Chair	20,000	(2)
Human Capital and Compensation Committee Chair	20,000	(2)
Corporate Governance and Nominating Chair	10,000	(2)
Diversity Committee Chair	10,000	(2)
Lead Independent Director	30,000	(3)

Excess Meeting Fees
Each In-Person Meeting in Excess of Expected Activity Level	2,000
Each Telephonic Meeting in Excess of Expected Activity Level	2,000
(1)The stock portion of the annual retainer is typically paid in the form of restricted stock which vests in equal amounts over a three-year vesting term.
(2)Amount is in addition to general non-employee Committee member retainer.
(3)Amount is in addition to general non-employee Board member retainer.

88

Non-Employee Director Compensation
Non-employee directors are required to reach and maintain in ownership of Company stock five times the then-current standard annual cash retainer, within five years of election to the Board. For currently serving directors, the required ownership level is $412,500. All directors either satisfy the minimum ownership requirements or fall within the exception provided by the 5-year “ramp up” provision of the guidelines.
The following table illustrates the compensation earned by or paid to non-employee directors during 2024:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian B. Bainum	100,500	152,596	7,352	260,448
William L. Jews	145,500	152,596	—	298,096
Ervin R. Shames	120,500	152,596	1,473	274,569
John P. Tague	133,500	152,596	—	286,096
Monte J.M. Koch	115,500	152,596	32,473	300,569
Liza K. Landsman	118,500	152,596	6,606	277,702
Maureen D. Sullivan	120,500	152,596	497	273,593
Donna F. Vieira	103,500	152,596	1,057	257,153
Gordon A. Smith	145,500	152,596	184	298,280
(1)Mr. Pacious is not included in the table as he served as an employee of Choice during 2024 and did not receive any compensation for his role as director. Stewart W. Bainum, Jr., Chairman of the Board, is also an executive officer of Choice and does not receive compensation for his services as a director. Pursuant to the terms of Mr. Bainum’s employment contract, he is paid an annual salary of $450,000, with $150,000 paid in cash and $300,000 paid in equity, the vesting of which shall occur in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and administrative assistance, including access to telephone, computer, fax and other reasonable and necessary office space and office supplies. Effective January 1, 2025, Mr. Bainum will receive an annual salary of $500,000, with $150,000 paid in cash and $350,000 paid in equity, the vesting of which shall occur in three equal installments on the first, second and third anniversary of the grant date.
(2)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2024, each director had the following aggregate number of deferred shares accumulated in their deferral accounts for all years of service as a director, including additional shares credited as a result of reinvestment of dividend equivalents: Brian B. Bainum, 0; William L. Jews, 6,083; Ervin R. Shames, 39,899; John P. Tague, 25,001; Monte J.M. Koch, 9,716; Liza K. Landsman, 6,329; Maureen D. Sullivan, 7,581; Donna F. Vieira, 416; and Gordon A. Smith, 2,985.
(3)This column includes reimbursements for spousal travel to Board meetings not held at the Company’s headquarters and to the Company Convention, and for the Stay at Choice program which provides reimbursements to directors when staying at Choice hotels. A tax gross-up is included for the Stay at Choice reimbursements. The figures above cannot, however, form the basis for inference as to whether directors stay at Choice properties. Some directors stay at Choice properties but do not submit for reimbursement under the Stay at Choice program.

2025 Proxy Statement	89

Proposal No. 3—Approval of the Company's 2025 Long-Term Incentive Plan
On February 27, 2025, the Board of Directors approved the Choice Hotels International, Inc., 2025 Long-Term Incentive Plan (“2025 LTIP”) subject to shareholder approval at the 2025 Annual Meeting. If approved by shareholders at the 2025 Annual Meeting, the 2025 LTIP will become effective at that time. The 2025 LTIP will replace the 2017 Choice Hotels International Inc. Long-Term Incentive Plan (the “2017 LTIP”) that expires on April 21, 2025.
A description of the 2025 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2025 LTIP, a copy of which is attached to this proxy statement as Appendix A.
Background and Purpose
The purpose of the 2025 LTIP is to advance the interests of the Company and its shareholders by providing eligible employees, officers and directors who are responsible for the continued growth and success of the Company an opportunity to acquire or increase a proprietary interest in the Company. The 2025 LTIP also enables the Company to continue to attract, retain and reward the best available talent for the Company's continued profitable performance. Grants under the 2025 LTIP are designed to meet competitive practices in terms of compensation levels, share usage, and the aggregate economic cost to shareholders.
Subject to adjustment, the number of shares of Common Stock that may be issued under the 2025 LTIP is the sum of (i) 1,000,000 shares, (ii) any shares remaining available for future grant under the 2017 LTIP as of April 21, 2025, and (iii) the number of shares related to awards outstanding under the 2017 LTIP as of April 21, 2025 that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such shares.
Assuming the plan is approved by shareholders, we expect the number of shares available to grant under the plan to last for ten years.
It is not possible to determine the benefits or the amounts of the awards that will be received by a particular participant or group of participants in the future under the 2025 LTIP. No awards have yet been granted under the 2025 LTIP. The fair market value of a share of Common Stock was $132.74 on April 1, 2025.
Unless earlier terminated by action of the Board or extended with approval of shareholders, the 2025 LTIP will terminate on May 15, 2035.
Factors Considered By the Compensation Committee and Board in Approving the 2025 LITP’s Proposed Share Reserve
In determining the number of additional shares requested for stockholder approval under the 2025 LTIP, the Compensation Committee and the Board considered the Company’s historical and expected usage of equity compensation, the potential dilution resulting from our equity compensation plans, and the importance of an effective equity compensation program to the Company’s success.
Why Shareholders Should Approve the 2025 LTIP
Equity Incentive Awards are an Important Element of Our Compensation Philosophy
The 2025 LTIP provides for long-term compensation and incentive opportunities for eligible employees, officers and directors of the Company. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as equity awards are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company.

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Proposal No. 3—Approval of the Company's 2025 Long-Term Incentive Plan
We Use Shares Prudently
We are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our share usage (referred to as “burn rate”) each year and over the long-term. Burn rate measures the potential dilutive eﬀect of annual equity grants. Our burn rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance awards, divided by the weighted-average basic number of common shares outstanding as of the last day of the fiscal year. For 2024, our burn rate was 0.62% and our three-year average burn rate from 2022 through 2024 was 0.72%.
Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately ten years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
The Size of Our Share Reserve Request and Total Potential Dilution Level Are Reasonable
Our equity plan dilution rate (or overhang) as of December 31, 2024 was 5.7% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the Prior Plan, by (2) the total number of common shares outstanding). As of December 31, 2024, the shares remaining available under the 2017 LTIP and shares subject to outstanding awards represented 2.3% and 3.4% of our current overhang, respectively. If shareholders approve the 2025 LTIP, the issuance of 1,000,000 shares under the 2025 LTIP would increase our total potential dilution rate by 2.2% to approximately 7.9%.
The 2025 LTIP Features and Alignment with Best Practices
The 2025 LTIP includes the following important features:
•Provides for grants of stock options, stock awards, stock appreciation rights (“SARs”) and stock units.
•Gives the Compensation Committee wide latitude in making grants and determining the applicable terms and conditions for each grant (including either time-based or performance-based vesting conditions) as well as the ability to amend awards.
•Provides, except as otherwise provided by the Compensation Committee or in an award agreement, for “double trigger” acceleration in the event of certain involuntary terminations of employment during the two year period immediately following a change in control.
•Awards are subject to mandatory repayment to the Company pursuant to all applicable Company recoupment policies.
In addition, the 2025 LTIP contains a number of provisions that reflect “best practices” followed by the Company. Specifically, the 2025 LTIP prohibits:
•Granting stock options and SARS with an exercise price that is below the market price of the Common Stock on the date of grant, except for shares granted in connection with a merger or other acquisition as a replacement award for options or SARs held by grantees of the acquired entity.
•Repricing stock options or SARs without stockholder approval.
•The number of shares covered by all awards granted in any calendar year to any one non-employee member of the Board, plus any cash fees for service as a non-employee member of the Board, shall not exceed $750,000, with the value of any such awards determined based on the grant date fair market value of such awards for financial reporting purposes; provided, however, that the total annual compensation paid to a non-employee Chairman of the Board may exceed $750,000 but may be no more than $1,500,000.
Description of the 2025 LTIP
Share Authorization Limits. Subject to adjustment, the number of shares of Common Stock that may be issued under the 2025 LTIP is the sum of (i) 1,000,000 shares, (ii) any shares remaining available for future grant under the 2017 LTIP as of April 21, 2025, and (iii) the number of shares available for future awards under the 2017 LTIP as of April 21, 2025, plus the number of shares related to awards outstanding under the 2017 LTIP as of April 21, 2025, that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such shares. Subject to adjustment, the maximum number of shares of Common Stock for which incentive stock options may be granted pursuant to the 2025 Plan is 1,500,000 shares. Shares of Common Stock issued under the 2025 LTIP may be

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Proposal No. 3—Approval of the Company's 2025 Long-Term Incentive Plan
authorized but unissued shares, reacquired shares or both. The number of shares considered issued under the 2025 LTIP equals the number of shares issued upon exercise or settlement of an award. However, awards that can only be settled in cash shall not count against the maximum number of shares for which awards may be granted. Shares retained by or delivered to the Company to pay the exercise price or withholding taxes arising under an award of stock options or SARs and unissued shares resulting from the settlement of SARs in stock or net settlement of a stock option do not again become available for issuance under the 2025 LTIP.
Administration. The Compensation Committee (“Committee”) will administer the 2025 LTIP (subject to the Board’s discretion to designate any other committee or subcommittee to administer the plan or to administer the plan itself).
The Committee has full authority to interpret the 2025 LTIP and establish rules for its administration. All awards granted under the 2025 LTIP will be entirely at the discretion of the Committee. Subject to the express provisions of the 2025 LTIP, the Committee has the authority to grant awards upon terms it considers appropriate in its sole discretion.
Subject to the provisions of the 2025 LTIP, the Committee has the power to:
•Interpret all provisions of the 2025 LTIP,
•Prescribe the terms of any grant agreement (which need not be identical),
•Adopt, amend, and rescind rules and regulations pertaining to the administration of the 2025 LTIP,
•Amend any agreement,
•Correct any defect, supply any omission, or reconcile any inconsistency in the 2025 LTIP or any agreement,
•Determine which persons are participants, to which of such participants, if any, awards shall be granted and the timing of any such awards,
•Grant awards to participants and determine the terms and conditions thereof, including the number of shares of Common Stock subject to awards and the option price or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors,
•Establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award,
•Determine whether, and the extent to which, adjustments are required for changes in capital structure and
•Make all other determinations necessary or advisable in administering the 2025 LTIP.
The Committee also has the discretion to determine the effect upon an award and upon an individual’s status as an employee under the 2025 LTIP (including whether a participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an award in the case of:
•Any individual who is employed by an entity that ceases to be a subsidiary of the Company,
•Any leave of absence approved by the Company or a subsidiary,
•Any transfer between locations of employment with the Company or a subsidiary or between the Company and any subsidiary or between any subsidiaries,
•Any change in the participant’s status from an employee to a consultant or member of the Board, or vice versa, and
•At the request of the Company or a subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a “subsidiary” for purposes of the 2025 LTIP.
Eligibility. Any employee, consultant, advisor, officer or director of the Company or any of its subsidiaries is eligible to receive an award under the 2025 LTIP. The Committee has full discretionary authority to determine the person to whom awards will be made and the time or times at which such grants will be made. As of March 1, 2025, there were approximately 3,392 persons eligible to receive awards under the 2025 LTIP including 2,636 employees, 737 contingent workers, 9 officers and 9 non-employee directors.
New Plan Benefits. The benefits or amounts that may be received by or allocated to a particular participant or group of participants in the future under the 2025 LTIP will be determined at the discretion of the Committee and are not presently determinable.
Options. Stock options grants may be either incentive stock options (within the meaning of the Section 422 of the Internal Revenue Code) or non-qualified stock options (options that do not qualify as incentive stock options for

92

Proposal No. 3—Approval of the Company's 2025 Long-Term Incentive Plan
federal income tax purposes). Subject to certain limits described below, the Committee has the power and discretion to determine the type of option being granted, to whom an option is granted, the number of shares being granted, the exercise price of the option, and the terms and conditions of each option.
The exercise price of an option cannot be less than the fair market value of a share as of the grant date, unless granted in connection with a merger or acquisition as a replacement for options held by optionees of the acquired entity. The aggregate fair market value for incentive stock options granted under the 2025 LTIP that are first exercisable in a calendar year cannot exceed $100,000. The duration of incentive stock options cannot exceed ten years, or five years if granted to a ten percent Shareholder. If an incentive stock option is granted to an individual ten percent shareholder, the exercise price must be at least 110% of the fair market value on the grant date.
Participants may exercise their options in whole or in part. The exercise of an option may be paid in cash, in stock, or in a combination of cash and stock.
Generally, if a participant terminates service, or the Company terminates his or her service, outstanding stock options may be exercised, to the extent then exercisable, for 90 days following the date of termination. If a participant terminates service for disability, his or her outstanding stock options may be exercised, to the extent exercisable, for 12 months following the date of termination. If a participant dies while an employee or director, any outstanding options may be exercised by the participant’s estate, to the extent exercisable, for 12 months following the date of termination.
The 2025 LTIP prohibits repricing stock options without stockholder approval.
Stock Awards. The Committee may grant stock awards to participants. Subject to certain limits described below, the Committee has the power and discretion to determine to whom an award is granted, the number of shares being granted, and the terms and conditions of each award.
Stock awards pursuant to this section are subject to a vesting schedule, which may include performance goals or other conditions provided by the Committee. Awards may be forfeited for failure to satisfy the conditions or termination as an employee or director. During the period when shares are forfeitable, a participant has all the rights of a shareholder including the rights to receive dividends and vote the shares, except that the restricted shares cannot be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of until they cease to be forfeitable. The Committee will determine whether any dividends or distributions for shares subject to stock awards will be automatically reinvested in additional shares and subject to the same restrictions on transferability as the stock award with respect to which they were distributed or whether such dividends or distributions will be paid in cash.
Stock Unit and SAR Awards. A stock unit award is an award of stock units. Each stock unit represents the right to receive one share or the cash equivalent thereof upon vesting of such award. A SAR provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted, payable in stock, cash or a combination thereof. SARs may be granted either in tandem with or as a component of other awards granted under the 2025 LTIP or not in conjunction with other awards and may, but need not, relate to a specific option.
Participants may exercise a freestanding SAR in whole or in part.
However, in no event may a freestanding SAR vest in full in less than one year from the grant date and a freestanding SAR may only be exercised when the value of a share exceeds the per-share option price. All vested freestanding SARs are automatically exercised on the last trading day prior to expiration, unless the participant otherwise instructs the Company in writing before that date. In addition, SARs are generally subject to the other terms and limitations applicable to options, including the fact that the 2025 LTIP prohibits repricing SARs without stockholder approval.
Performance-Based Awards. The Committee may establish performance criteria and levels of achievement versus such other criteria that shall determine the number of shares, stock units or cash to be granted, retained, vested, issued or issuable under or in settlement of the amount payable pursuant to an award. These awards are referred to as performance awards.
Deferral of Payments. To the extent permitted in an award agreement or by the Committee, participants may defer all or any portion of a stock award. Deferred awards will be maintained in an account by the Company, credited with dividends and credited with a reasonable rate of interest or invested in additional deferred shares. Deferral of any award must be consistent with Section 409A of the Internal Revenue Code.
Adjustments. In the event of a change in capital structure, including any stock dividends, stock split-ups, subdivisions or consolidations of stock or transactions involving the stock, the Committee shall adjust the maximum

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Proposal No. 3—Approval of the Company's 2025 Long-Term Incentive Plan
number of shares that may be granted under this plan, the annual award limits, and the terms of any outstanding award to prevent the dilution or enlargement of benefits intended under the 2025 LTIP.
Change in Control. In the event of a change in control (as such term is defined in the 2025 LTIP) of the Company, the Committee may take any one or more of the following actions with respect to one or more of the outstanding awards under the 2025 TLIP: provide that such awards are assumed, or equivalent awards are substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provide that such awards terminate upon consummation of the change in control and the participant shall receive, in exchange, a payment in securities or cash equal to the fair market value of shares payable under an option for any option awards, the amount payable under a SAR for any SAR, or the fair market value of shares subject to an award for any other award; vest awards and require that any options or SARs be exercised at that time subject to any conditions the Committee determines (with any unexercised awards terminating upon expiration of the time period for exercise). Any award to which Section 409A of the Internal Revenue Code applies may only be paid upon a change in control to the extent the change in control event qualifies as such under Section 409A.
Subject to an award agreement or the Committee’s discretion, if a change of control occurs and a participant’s employment is terminated, all outstanding options and SARs fully vest and become exercisable, all outstanding stock and stock unit awards fully vest, and all uncompleted performance periods are deemed completed and the level of performance set forth is deemed to have been attained at the actual level attained or, if actual performance is not determinable, then the target level of performance. For the purposes of this section, a participant is deemed terminated if within two years of a change of control, his employment is terminated by the Company other than for cause (as defined in the 2025 LTIP) or the participant terminates his employment for good reason. Good reason for purposes of the 2025 LTIP is given the same meaning as the term is given in a participant's employment agreement or offer letter. If there is no such definition in a participant's employment agreement or offer letter, it shall mean (i) a material relocation of office location more than 30 miles from the prior principal place of employment, or (ii) a material reduction in a participant's base salary; provided that in each case the participant provides notice of the condition giving rise to good reason within 90 days following the initial existence of the condition, the Company is giving 30 days following notice to remedy the condition and if the Company fails to remedy the condition, the participant’s resignation is effective no later than 30 days following the Company’s failure to remedy such condition.
Amendment and Termination. The Board may at any time and for any reason amend or terminate the 2025 LTIP, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law, regulation, rule or order. Additionally, no termination or amendment may adversely alter or affect the terms of any outstanding awards without the consent of the affected participant.
Federal Income Tax Consequences
The following discussion of the federal income tax consequences that generally will arise with respect to awards granted under the 2025 LTIP is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2025 LTIP or of awards granted thereunder. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.
Stock Options: Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options do not comply with such requirements.
Only employees, and not non-employee directors, can be granted incentive stock options. An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee generally will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received

94

Proposal No. 3—Approval of the Company's 2025 Long-Term Incentive Plan
on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option and otherwise will be short-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee subject to our compliance with applicable reporting requirements.
In order for an option to qualify for incentive stock option tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying incentive stock options that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. The Company does not guarantee that any option will qualify for incentive stock option tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an incentive stock option fails to so qualify, it will be taxed as a nonqualified stock option as described in the next paragraph.
An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.
Stock Appreciation Rights: The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.
Stock Awards and Stock Unit Awards: Grantees of stock awards or stock units do not recognize income at the time of the grant of such stock or stock units (unless, in the case of a stock award, the grantee elects to include the difference between the fair market value of the stock on the grant date and the purchase price paid by the grantee in income pursuant to an election made under Section 83(b) of the Internal Revenue Code). However, when the stock or stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.
Company Deduction and Section 162(m): Any deductions the Company will be entitled to, as described above, shall be subject to the limitations of Section 162(m) of the Internal Revenue Code.
Tax Withholding: To the extent required by applicable federal, state, local or foreign law, a participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an award.
BOARD RECOMMENDATION
The Board recommends a vote FOR the approval of the Choice Hotels International, Inc. 2025 LTIP.

2025 Proxy Statement	95

Proposal No. 4—Ratification of the Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firms
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2025.
As a matter of good corporate governance, the appointment of Ernst & Young LLP is being presented to the shareholders for ratification. If the appointment is not ratified, the Board will consider whether it should select a different independent registered public accounting firm.
The Company expects that representatives of Ernst & Young LLP will be present at the virtual Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and it is expected that they will be available to respond to appropriate questions.
Principal Auditor Fees and Services
The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services between Audit Committee meetings, which must be reported to the full Audit Committee at its next meeting. During 2024 and 2023, the Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm. The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements relating to 2024 and 2023 and fees incurred for other services rendered by Ernst & Young LLP relating to those periods.

Fees	Ernst & Young Fiscal Year Ended December 31, 2024 ($)	Ernst & Young Fiscal Year Ended December 31, 2023 ($)
Audit Fees	1,825,350	2,060,390
Audit Related Fees(1)	50,000	130,000
Tax Fees(2)		—
All Other Fees(3)	7,632	7,632
Total	1,882,982	2,198,022
(1)Audit Related Fees include work performed in connection with the issuance of registration statements such as due diligence and the issuance of comfort letters.
(2)Tax Fees primarily related to review of certain Company income tax returns, review of certain state, federal and international tax matters.
(3)All Other Fees include an annual subscription to EY Atlas, a proprietary online resource for accounting research.
BOARD RECOMMENDATION
The Board recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

96

Audit Committee Report
Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available at the investor relations section of the Company’s website at www.choicehotels.com. The Audit Committee consists of Mr. Jews as Chairman, Ms. Vieira and Messrs. Koch, Smith and Tague. The Audit Committee is currently composed of five independent directors within the meaning of the NYSE’s rules.
Report of the Audit Committee
The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee possesses sole authority to engage and discharge independent registered public accounting firms and to approve all significant non-audit engagements with such firms. Further responsibilities of the Audit Committee include review of SEC filings and financial statements and ultimate supervision of the Company’s internal auditing function.
Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee those processes.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the Company’s financial statements as of and for the year ended December 31, 2024. Management represented that the consolidated financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Committee has reviewed with Ernst & Young LLP matters required to be discussed by PCAOB’s Auditing Standard no. 1301 “Communications with Audit Committees” including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, Ernst & Young LLP’s conclusions regarding the reasonableness of those estimates, the disclosures included in the financial statements, and other material written communications between Ernst & Young LLP and management.
In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from the Company and its management, including matters in the written disclosure and letter required by applicable requirements of the PCAOB and the provision of non-audit services by the independent registered public accounting firm. A disclosure summarizing the fees paid to Ernst & Young LLP in 2024 and 2023 for audit and non-audit services appears above under the heading Principal Auditor Fees and Services. All of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its policies and procedures. The Audit Committee received a description of the services and approved them after determining that they would not affect the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
William L. Jews, Chairman
Monte J.M. Koch
Gordon A. Smith
John P. Tague
Donna F. Vieira

2025 Proxy Statement	97

Proposal No. 5—Shareholder Proposal to Consider a Simple Majority Vote Requirement in Our Organizational Documents
In accordance with SEC rules, we have set forth below a shareholder proposal, along with a supporting statement, as submitted by Matt Prescott, President & COO of the Accountability Board, Inc.. Mr. Prescott has notified us that the Accountability Board Inc. has continuously held at least $25,000 in market value of the Company’s securities entitled to vote on the proposal for at least one year. The Accountability Board Inc.'s address is 401 Edgewater Place, Suite 600, Wakefield, MA 01880.
RESOLVED: Shareholders ask that our board take the steps necessary so that any voting requirement in our governing documents calling for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
DEAR FELLOW SHAREHOLDERS:
Choice’s certificate of incorporation includes several “supermajority” voting requirements. For example, shareholders “may not make, adopt, alter, amend, change or repeal” any bylaws unless they obtain the affirmative vote of two-thirds of the outstanding votable shares.
This is problematic, as such requirements can block initiatives supported by most shareholders but opposed by a status quo management.
In fact, according to Choice’s 2024 proxy statement, Chairman Bainum, “his family and entities affiliated with his family” own approximately 40.2% of Choice’s outstanding shares. Thus, without their support, it’s impossible for shareholders to amend the bylaws—since all other stockholders combined hold approximately 59.8% of outstanding shares (which is less than the required two-thirds supermajority).
Ultimately, if action is good for Choice, the board should make its case to shareholders and seek majority approval; if it cannot make its case, shareholders should be able to meaningfully exercise their rights to stop such action.
Thus, we believe all matters permitted by law to be approved via simple majority should be presented to shareholders without heightened barriers.
Glass Lewis agrees, concluding that “a simple majority is appropriate to approve all matters presented to shareholders.” Institutional Shareholder Services (ISS), which supports eliminating supermajority requirements, calls them “materially adverse to shareholder rights.” And major asset managers like BlackRock and Vanguard also generally support reducing or eliminating supermajority requirements.
Given the broad support for simple majority voting requirements, it’s unsurprising that so many companies tout their lack of supermajority provisions.
In fact, a list of just some of the major companies that do so in recent proxy statements amply illustrates the point: 3M, Allstate, BJ’s Wholesale, BNY Mellon, Boeing, Capital One, Chevron, CVS, Danaher, Darden, Dow, Ebay, FedEx, Ford, GE, GM, GoDaddy, Goldman Sachs, Hershey, IBM, Jack in the Box, Johnson & Johnson, JPMorgan Chase, Korn Ferry, Lockheed Martin, McKesson, Motorola Solutions, Nasdaq, PG&E, Quest Diagnostics, Salesforce, United Airlines, Walmart, Western Union, and Wendy’s.
It’s also unsurprising that proposals on this topic have passed in landslide votes elsewhere.
For example, supermajority proposals filed by shareholders but opposed by management have passed at Tesla, McDonald’s, Staples, Netflix, SpartanNash, Kellogg, Hess, UNFI, FirstEnergy, and Walgreen’s—with approval from approximately 75% of the voted shares, on average. At some, votes have exceeded 90%.
Based on the foregoing, we believe support for this request is strongly warranted. Thank you.

98

Proposal No. 5—Shareholder Proposal to Consider a Simple Majority Vote Requirement
BOARD RECOMMENDATION
The Board unanimously recommends a vote “FOR” the proposal to consider a simple majority vote requirement in our governing documents.
Our Certificate of Incorporation, as amended (the “Charter”) requires higher than a majority vote standard in a few instances involving significant transactions involving the Company, as well as any amendment to the voting standard required for such transactions. In Article Eight of our Charter, the affirmative vote of two-thirds of the voting power of the Company is necessary to approve dissolutions, liquidations, and sales, leases or exchanges of all, or substantially all, of the Company’s property or assets, and certain consolidation and merger transactions. In addition, under Article Nine of our Charter, the vote of the holders of at least two-thirds of the voting power of the Company is required to amend, alter, change or repeal, or to adopt any provision inconsistent with Article Eight.
The Board has carefully considered the advantages and disadvantages of maintaining the supermajority vote requirements in our Charter.
The Board believes it is important to maintain shareholder confidence by demonstrating that the Board is responsive and accountable to shareholders and committed to strong corporate governance. This requires that in certain circumstances the Board must carefully balance competing interests. In this regard, the Board gives weight to the views that have been expressed through the Company’s shareholder engagement process, in which many shareholders have expressed a favorable inclination to removing the supermajority vote requirements. Many shareholders believe that supermajority vote requirements impede accountability and contribute to board and management entrenchment.
The Board also considered that, under a lower majority vote standard it may be easier for one or a few large shareholders to achieve a controlling vote and facilitate a takeover of the Company or implement certain significant changes to the Company without more widespread shareholder support.
On the other hand, supermajority vote requirements on certain fundamental corporate matters, such as those described above, may help to protect shareholders against actions proposed by one or a few large shareholders.
After balancing these interests, including the fact that the Bainum family, in the aggregate, controls approximately 42% of the Company’s stock and that the Company’s ongoing share repurchase program may have the effect of further concentrating our ownership in the Bainum family and other large holders, the Board has decided to recommend shareholders vote in favor of this proposal.
We will take into account the shareholder response and anticipate subsequent action on this matter in the 2026 proxy and at the 2026 Annual Meeting as approval of this proposal would not, by itself, alter the supermajority vote requirements as described above.

2025 Proxy Statement	99

Security Ownership and Related Information
Security Ownership of Certain Beneficial Owners and Management
This table shows how much Common Stock is beneficially owned by (i) each director or nominee of the Company, (ii) each of the Company’s NEOs, (iii) all executive officers, directors and nominees of the Company as a group and (iv) all persons who are known to beneficially own more than 5% of the Company’s Common Stock as of March 17, 2025 (unless otherwise noted). Unless otherwise specified, the address for each such person as of March 17, 2025, was 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire(2)	Unvested Restricted Stock(3)	Percentage of Shares Outstanding(4)
Stewart W. Bainum, Jr.	9,609,372	(5)(6)	—	4,954	20.60%	(5)(6)
Brian B. Bainum	136,592	(5)(7)	—	2,514	*	(5)(7)
William L. Jews	23,502		—	2,514	*
Monte J.M. Koch	15,777		—	2,514	*
Liza K. Landsman	11,648		—	2,514	*
Patrick S. Pacious	258,274		255,290	153,396	1.42%
Ervin R. Shames	50,242		—	2,514	*
Gordon A. Smith	2,991		—	2,514	*
Maureen D. Sullivan	7,597		—	2,514	*
John P. Tague	28,025		—	2,514	*
Donna F. Vieira	1,241		—	2,514	*
Scott Oaksmith	32,014		19,217	—	*
Dominic E. Dragisich	37,355		79,882	38,349	*
David A. Pepper	42,556		44,256	—	*
Simone Wu	48,803		41,951	—	*
Raul Ramirez	14,952		8,190	—	*
All Directors and Executive Officers as a Group (21 persons)	10,393,101		483,947	219,325	23.78%
Principal Shareholders
Barbara J. Bainum	9,948,767	(5)(8)	—	—	21.32%	(5)(8)
Bruce D. Bainum	10,098,255	(5)(9)	—	—	21.64%	(5)(9)
Roberta D. Bainum	9,651,825	(5)(10)	—	—	20.68%	(5)(10)
White Oak Legacy, Inc.	6,821,574	(5)(13)	—	—	14.62%	(5)(13)
Ronald Baron	4,749,814	(11)	—	—	10.18%	(11)
The Vanguard Group	2,542,132	(12)	—	—	5.45%	(12)
Kayne Anderson Rudnick	4,316,280	(15)			9.25%	(15)
Morgan Stanley	10,297,936	(14)	—	—	22.07%	(14)
*Less than 1%.
(1)Includes shares: (i) for which the named person has sole voting and investment power and (ii) for which the named person has shared voting and investment power. Does not include: (i) shares that may be acquired through stock option exercises within 60 days or (ii) unvested restricted stock holdings which the holder maintains voting rights, each of which is set out in a separate column.
(2)Shares that can be acquired through stock option exercises within 60 days of March 17, 2025.
(3)Shares for which the holder maintains voting rights, but are subject to a vesting schedule, forfeiture risk and other restrictions.

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Security Ownership and Related Information
(4)For each beneficial owner, ownership percentage is based on (i) the sum of the number of shares listed under each of the column headings Common Stock Beneficially Owned, Right to Acquire and Unvested Restricted Stock and (ii) 46,665,006 shares outstanding on March 17, 2025.
(5)Because of SEC reporting rules, shares held by White Oak Legacy, Inc. (“White Oak”), a real estate management and investment company wholly owned by members of the Bainum family and trusts for their benefit, and certain other Bainum family entities are attributed to White Oak, and more than one of the Bainums included in this table because White Oak, and such named Bainums have shared voting or dispositive control. As of March 17, 2025, White Oak, members of the Bainum family (including individuals not listed above), as well as various partnerships, corporations and trusts established by members of the Bainum family, in the aggregate have the right to vote 19,725,683 shares, approximately 42.3% of the shares of Common Stock outstanding as of March 17, 2025.
(6)Includes 2,556,492 shares owned by the Stewart W. Bainum, Jr. Declaration of Trust (“SBDOT”) of which Mr. Bainum, Jr. is the beneficiary and co-trustee; 6,821,574 shares owned by White Oak in which SBDOT owns voting stock and has shared voting authority; 6,357 shares owned by the Bruce Bainum 2009 Family Trust, 32,741 shares owned by the Bruce Bainum 2012 Exempt Family Trust, 192,208 shares owned by the Bruce Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Mr. Bainum Jr.’s brother, Dr. Bruce Bainum, for which Mr. Bainum Jr. is trustee and has voting and dispositive authority; and pursuant to Mr. Bainum Jr.'s employment contract, 4,954 unvested restricted stock shares which vest in equal installments during 2025-2028. Mr. Bainum Jr.’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(7)Includes 136,592 shares owned by Brian Bainum and the Brian Bainum Declaration of Trust of which Mr. Brian Bainum is the beneficiary and trustee. In addition, Brian B. Bainum has an interest in certain Bainum family trusts formed for his benefit and the benefit of his siblings and their descendants. Further, 6,595 shares are owned by a trust for the sole benefit of Mr. Bainum’s descendants. Mr. Bainum has no voting authority over these family trusts or White Oak. Mr. Bainum has 2,514 shares in unvested restricted stock. Mr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, MD 20759.
(8)Includes 2,292,935 shares owned by the Barbara Bainum Declaration of Trust (“BBDOT”) of which Ms. Bainum is the sole trustee and beneficiary; 6,821,574 shares owned by White Oak, in which BBDOT owns voting stock and has shared voting authority; 131,000 shares owned by The Mental Wellness Foundation, Inc., a private foundation for which Ms. Barbara Bainum is a Director and has sole voting and dispositive authority; 168,818 shares owned by Wellness Advocacy Fund, a tax exempt organization for which Ms. Barbara Bainum is a Director and has sole voting and dispositive authority; 123,318 shares owned by a trust for the benefit of Ms. Bainum’s nephews for which Ms. Bainum is the trustee; 43,444 shares owned by the Roberta Bainum 2010 Family Trust and 367,678 shares owned by the Roberta Bainum 2012 Non Exempt Family Trust, each of which is a trust for the benefit of the descendants of Ms. Barbara Bainum’s sister, Roberta Bainum, for which Ms. Barbara Bainum is trustee and has voting and dispositive authority. Ms. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(9)Includes 2,728,415 shares owned by the Bruce Bainum Declaration of Trust (“BRUDOT”) of which Dr. Bruce Bainum is the sole trustee and beneficiary; 6,821,574 shares owned by White Oak, in which BRUDOT owns voting stock and has shared voting authority; 259,853 shares owned by Three Graces Foundation, Inc., a private foundation for which Dr. Bainum is a Director and has sole voting and dispositive authority; 281,818 shares owned by Charis Advocacy Fund, a tax exempt organization for which Dr. Bainum is a Director and has sole voting and dispositive authority; and 6,595 shares owned by a trust for the benefit of the descendants of Dr. Bainum’s son for which Dr. Bainum is the sole trustee. Dr. Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(10)Includes 2,470,433 shares owned by the Roberta Bainum Declaration of Trust (“RBDOT”) of which Ms. Roberta Bainum is the sole trustee and beneficiary; 6,821,574 shares owned by White Oak, in which RBDOT owns voting stock and has shared voting authority; 223,000 shares owned by Trisons Foundation Inc., a private foundation for which Ms. Roberta Bainum is a Director and has sole voting and dispositive authority; and 136,818 shares owned by Sweetwater Action Fund, a tax exempt organization for which Ms. Roberta Bainum is a Director and has sole voting and dispositive authority. Ms. Roberta Bainum’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(11)The Company is relying on the Schedule 13G, filed on November 14, 2024, by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Ronald Baron and Baron Growth Fund ("Baron"). According to this filing, Baron beneficially owns 4,749,814 shares. The address for the reporting persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(12)The Company is relying on the Schedule 13G/A, filed on February 13, 2024, by The Vanguard Group. According to this filing, The Vanguard Group beneficially owns 2,542,132 shares. The address for the reporting persons is 100 Vanguard Blvd., Malvern, PA 19355.
(13)White Oak Legacy, Inc. is controlled and owned by members of the Bainum family and trusts for their benefit, including Stewart W. Bainum, Jr., Barbara Bainum, Bruce Bainum, Roberta Bainum and Brian Bainum. White Oak’s address is 8171 Maple Lawn Blvd., #375, Fulton, Maryland 20759.
(14)The Company is relying on the Schedule 13G/A, filed jointly by Morgan Stanley ("MS"), Atlanta Capital Management Company, LLC ("Atlanta Capital") and Eaton Vance Atlanta Capital SMID-Cap Fund ("EVAC") on November 6, 2024. According to this filing, (i) MS beneficially owns 4,160,858 shares, (ii) Atlanta Capital beneficially owns 3,561,172 shares, and (iii) EVAC beneficially owns 2,575,906 shares. MS had shared power to vote or direct the vote of 3,873,880 shares and shared power to dispose of or to direct the disposition of 4,014,064 shares, Atlanta Capital had shared power to vote or direct the vote of 3,307,413 and shared power to dispose of or direct the disposition of 3,419,028 shares, and EVAC had shared power to vote or direct the vote of 2,575,906 and shared power to dispose of or direct the disposition of 2,575,906 shares. The addresses for MS, Atlanta Capital and EVAC are 1585 Broadway, New York, NY 10036, 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309 and Two International Place, Boston, MA 02110, respectively.
(15)The Company is relying on the Schedule 13G, filed on November 13, 2024, by Kayne Anderson Rudnick Investment Management, LLC ("KAR"). According to this filing, KAR beneficially owns 4,316,280 shares. The address for the reporting persons is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

2025 Proxy Statement	101

Security Ownership and Related Information
Certain Relationships and Related Party Transactions
The Company’s policy for the review and approval of related person transactions is contained in the Company’s written Related Party Transaction Policy, which acts as a supplement to the Company's Code of Ethics and Conduct. The policy governs disclosure and approval of transactions between the Company and related parties as defined in Item 404 of Regulation S-K of the SEC. Approval of a majority of all independent directors is required for share repurchases and any transactions over $1 million with a related party. The policy generally delegates authority to approve related party transactions under $1 million to the Corporate Governance and Nominating Committee. Pre-approved related party transactions include, among other things, franchise agreements, franchise incentives, and other transactions associated with the operation of a franchised hotel owned or operated by related parties provided such transactions are on substantially the same terms as those prevailing at the time for comparable agreements, incentives, and other transactions with non-affiliated parties. Set forth below is information regarding certain transactions in which our executives, directors or entities associated with them had a direct or indirect material interest.
Sunburst Hospitality Corporation (“Sunburst”) is one of the Company’s franchisees, with a portfolio of seven Choice franchised hotels as of December 31, 2024. The Chairman of the Board, Stewart W. Bainum, Jr., along with other Bainum family members, owns a controlling interest in Sunburst. Board member Brian B. Bainum is a director and owner of Sunburst. Total revenue paid by Sunburst to the Company for franchising, royalty, marketing and reservation fees for 2024 was approximately $1.8 million. The franchise agreements require the payment of certain fees and charges, including the following: (a) a royalty fee of between 2.75% and 6.00% of monthly gross room revenues and (b) a marketing and reservation fee of between 0.5% to 3.05% of monthly gross room revenues. The system fee are subject to reasonable increases during the term of the franchise if the Company raises such fees uniformly among all its franchisees, generally. In 2024, $505,000 of incentive franchise agreement acquisition cost payments were made to Sunburst.
Effective October 15, 1997, Choice Hotels International, Inc., which at that time included both a franchising business and an owned hotel business, separated the businesses via a spin-off into two companies: Sunburst and Choice. Subsequent to the spin-off, Choice’s largest shareholder retained significant ownership percentages in both Sunburst and Choice. As part of the spin-off, Sunburst and Choice entered into a strategic alliance agreement (as amended, the "Strategic Alliance Agreement"). Among other things, the Strategic Alliance Agreement provided for revised royalty and system fees and the determination of liquidated damages related to the termination of Choice branded Sunburst properties. The liquidated damage provisions extend through the life of the existing Sunburst franchise agreements.
In connection with Sunburst’s recapitalization in 2000, Choice and Sunburst entered into an Omnibus Amendment of the franchise agreements. The Omnibus Amendment provided that (i) Sunburst shall pay an application fee of $20,000 on all future franchise agreements, (ii) no royalties, marketing or reservation fees shall be payable for a period of two years for the next ten franchise agreements entered into after December 28, 1998, (iii) Sunburst is not required to pay liquidated damages upon the termination of any franchise agreements unless the related hotel owned by Sunburst that carried a Choice Hotels brand is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice Hotels brand, in which case liquidated damages will be paid with respect to any such hotel; not to exceed a maximum of $100,000 and (iv) if Sunburst sells any property that is the subject of an existing Franchise Agreement with Choice Hotels, if that property is not past due on any fees and (a) is not failing a quality assurance review, Choice Hotels will enter into a new Franchise Agreement on customary market terms with the buyer (without addendum or property improvement plan), or (b) is failing a quality assurance review, Choice Hotels will enter into a Franchise Agreement on customary market terms with a property improvement plan containing only those items necessary to pass such quality assurance review.
On June 5, 2019, the Strategic Alliance Agreement and the Omnibus Amendment were terminated and replaced with addenda to each of the hotels then under franchise agreements. The addenda preserve certain terms from the Strategic Alliance Agreement and Omnibus Amendment with respect to the five hotels, including the revised royalty and system fee and liquidated damage provisions, which would also apply to new franchise agreements signed for the five hotels (as either a renewal or a change to another Choice brand not contemplated at the time of original agreement execution). No terms were substantially modified with respect to the five operating hotels under franchise. On June 5, 2019 and June 27, 2019, the Company and Sunburst entered into master development agreements which provide Sunburst geographic exclusivity in two specified regions for development of five WoodSpring branded hotels.

102

Security Ownership and Related Information
The Company entered into an Amended and Restated Employment Agreement with its Chairman of the Board, Stewart W. Bainum, Jr., in 2008. Pursuant to the subsequently amended agreement, for 2024, Mr. Bainum was paid $450,000, with $150,000 paid in cash and $300,000 paid in equity, the vesting of which occurs in three equal installments on the first, second and third anniversary of the grant date. Effective January 1, 2025, Mr. Bainum will receive an annual salary of $500,000, with $150,000 paid in cash and $350,000 paid in equity, the vesting of which shall occur in three equal installments on the first, second and third anniversary of the grant date. Mr. Bainum may participate in the Choice 401(k) and non-qualified deferred compensation plans and is furnished with suitable office space and secretarial assistance, with access to telephone, computer, fax and other reasonable and necessary office services. The Company entered into a work space agreement with an entity to provide this office space beginning December 1, 2023. The Company paid approximately $96,000 for use of the office space by the Company's Chairman in 2024. During 2024, the Company executed a 12-month extension of the agreement, beginning January 1, 2025. The Company made payments of $10,000 during the year ended December 31, 2024 in relation to the 2025 extension.
The Company owns a corporate aircraft to provide efficient, flexible business travel that increases productivity, facilitates travel involving multiple destinations per day/per trip or to locations with inadequate commercial service, addresses challenging scheduling requirements and enables greater collaboration during travel. The Company previously entered into a sublease agreement with members of the Bainum family that allowed those individuals to utilize the Company's aircraft from time to time for their personal use. New leases, effective as of June 22, 2018, between the Company and Stewart W. Bainum, Jr. as well as between the Company and Jane Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy.
Updated leases, effective as of July 2020 between the Company and Bruce Bainum, and effective as of November 2020 between the Company and Roberta Bainum, were executed. The terms of the lease agreements provide for payments that contribute towards the fixed costs associated with the aircraft as well as reimbursement of the Company’s variable costs associated with operation of the aircraft, in compliance with, and to the extent authorized by, applicable regulatory requirements, and are consistent with the terms of lease agreements that the Company has entered into with unrelated third parties for use of the Aircraft. The terms were approved by the Chair of the Corporate Governance Committee, as provided for under the Related Party Transaction Policy. For Bainum family flight hours in 2024, the Company expects to receive $12,392.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s reporting officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “Commission”), the NYSE and the Company. As a matter of practice, our administrative staff assists many of our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on the Company’s review of the forms filed with the Commission and written representations from reporting persons, the Company believes that all of its reporting officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them during the year ended December 31, 2024 except one report for a restricted stock grant awarded to Raul Ramirez on February 29, 2024 that was filed late and one report for a gift transaction for Liza Landsman on November 18, 2024 that was filed late, both due to administrative error.

2025 Proxy Statement	103

Additional Information
Questions and Answers about the Annual Meeting
Q. Who can vote at the Annual Meeting?
A. Shareholders who owned Common Stock as of the close of business on March 17, 2025, the record date, may attend and vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. There were 46,665,006 shares of Common Stock outstanding on March 17, 2025.
Q. Why are you holding a virtual meeting instead of a physical meeting?
A. We have decided to conduct the Annual Meeting virtually, solely by means of remote communication online. We believe that holding a virtual Annual Meeting will facilitate attendance, while allowing shareholders to participate fully and equally, regardless of size of holdings, resources, or physical location.
Q. How can I ask a question? What if I need technical assistance?
A. To ask a question during the virtual Annual Meeting, you will need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. Once you log on with your control number, you will be able to submit a question for the Q&A portion of the meeting.
We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
If you need technical assistance logging onto the meeting, or need technical assistance during the meeting, you may access virtual meeting support by calling 1-888-724-2416.
Q. How can I attend the Annual Meeting?
A. The Annual Meeting will be held virtually, via a live webcast. You are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 17, 2025, the record date, or if you hold a valid legal proxy.
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting https://meetnow.global/MYAXZX4. To participate in the virtual Annual Meeting, you will also need the control number included on your Notice, proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
Q. How do I register to attend the Annual Meeting virtually on the Internet?
A. If you are a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually. To register to attend the Annual Meeting online by live webcast you must submit proof of your proxy power (legal proxy) reflecting your Choice Hotels International, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 12, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail: Computershare, Choice Hotels International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001
Q. Why am I receiving this proxy statement?
A. This proxy statement describes proposals which are being submitted to shareholders for a vote. It gives you information on these proposals, as well as other information, so that you can make informed decisions.

104

Additional Information
Q. What is the proxy card?
A. The proxy card enables you to vote whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we encourage you to complete and return your proxy card before the meeting date in case your plans change. By completing and returning the proxy card, you are authorizing the designated proxies, Simone Wu (the Company's Senior Vice President, General Counsel, Corporate Secretary & External Affairs) and Scott Oaksmith (the Company's Chief Financial Officer) to vote your shares of Common Stock at the meeting, as you have instructed them on the proxy card, or in the absence of such instructions, in accordance with the recommendations of the Board. If a proposal is properly presented for a vote at the Annual Meeting that is not on the proxy card, Ms. Wu and Mr. Oaksmith will vote your shares, under your proxy, at their discretion.
Q. On what issues am I voting?
A. We are asking you to vote on:
•Proposal 1 - The election of the eleven director nominees named in this proxy statement.
•Proposal 2 - An advisory vote to approve executive compensation of our NEOs.
•Proposal 3 - The approval of the Company's 2025 Long-Term Incentive Plan.
•Proposal 4 - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
•Proposal 5 - The approval of a shareholder proposal to consider a simple majority vote requirement in the Company's organizational documents.
Q. What is the difference between a record holder and a “street name” holder?
A. If your shares of Common Stock are registered directly in your name, you are considered the holder of record with respect to those shares. If your shares of Common Stock are held in a brokerage account or by a bank, trust, or other nominee, then the broker, bank, trust or other nominee is considered to be the holder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct, or follow the procedures provided to you by, the broker, bank, trust or other nominee how to vote their shares using one of the methods described below.
Q. How do I vote?
A. If you are a record holder:
You may vote by mail: You may do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope.
•If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
•If you sign, but do not mark your voting instructions on the proxy card, your shares will be voted in accordance with the Board's recommendations.
You may vote by telephone: You may do this by calling toll-free 1-800-652-8683 and following the instructions. You will need your proxy card available if you vote by telephone.
You may vote online: You may do this by accessing www.envisionreports.com/chh and following the instructions. You may also vote during the virtual Annual Meeting. You will need your proxy card available if you vote online.
If you are a “street name” holder:
If you hold your shares of Common Stock in street name, you must vote your shares through the procedures prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions online or by telephone.
Q. What does it mean if I receive more than one proxy card or voting instruction form?
A. It means that you have multiple accounts at the transfer agent or with brokerage firms. Please complete and return all proxy cards or voting instruction forms you may receive, or otherwise vote your shares online or by telephone as described herein or on the voting instruction form, to ensure that all of your shares are voted.
Q. What if I change my mind after I vote?
A. If you are a holder of record, you may revoke your proxy by any of the following means:
•signing or submitting another proxy before the Annual Meeting as provided herein with a later date;
•changing your vote during the virtual Annual Meeting; or
•sending us a written notice of revocation, which must be received prior to the Annual Meeting at the following address: Corporate Secretary, Choice Hotels International, Inc., 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852.
If you are a street name holder, you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, trust or other nominee.

2025 Proxy Statement	105

Additional Information
Q. Will my shares be voted if I do not return my proxy card?
A. If you are a record holder, your shares will not be voted. If you are a street name holder, your brokerage firm, under certain circumstances, may vote your shares.
If you are a street name holder, brokerage firms have authority under the NYSE rules to vote customers’ shares on certain “routine” matters if the customer has not provided the brokerage firm with voting instructions within a certain period of time before the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. Only Proposal Four is considered a routine matter under the NYSE rules.
Accordingly, if you do not instruct your brokerage firm how to vote your shares, your brokerage firm may not vote your shares on Proposals One, Two or Three. Likewise, your brokerage firm may either:
•vote your shares on Proposal Four and any other routine matters that are properly presented at the meeting, or
•leave your shares unvoted as to Proposal Four and any other routine matters that are properly presented at the meeting.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. When a brokerage firm does not vote a customer’s unvoted shares, these shares are counted to determine if a quorum exists; however, they are not treated as voting on a matter.
We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.
Q. How many shares must be present to hold the meeting?
A. To hold the meeting and conduct business, a majority of the Company’s outstanding shares of Common Stock as of the close of business on March 17, 2025 must be present in person or represented by proxy at the meeting. This is called a quorum.
Shares are counted as present at the virtual meeting if the shareholder either:
•votes while in attendance at the virtual meeting, or
•has properly submitted a proxy card, or voted their shares by telephone or online.
Q. What are my voting choices when voting on the election of directors? (Proposal 1)
A. You may vote either “for” or “against” each nominee, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee.
Q. How many votes must the nominees have to be elected as directors?
A. Directors are elected by a majority of votes cast in person or by proxy at the meeting. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if a nominee is unable to stand for election?
A. The Board expects that each of the nominees will be available for election and willing to serve. If any nominee is unable to serve at the time the election occurs, the Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voted by telephone or online, Simone Wu or Scott Oaksmith can vote your shares for a substitute nominee. They cannot vote for more than eleven nominees.
Q. What are my voting choices when voting to approve the advisory vote to approve executive compensation? (Proposal 2)
A. You may vote either “for” or “against” the approval of the proposal, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for approval of executive compensation.
Q. How many votes are needed to approve the advisory vote to approve executive compensation?
A. The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal on executive compensation. The proposal is an advisory vote, which means that it is non-binding on the Company. However, the Human Capital and Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What are my voting choices when voting on the proposal to approve the Company's 2025 Long-Term Incentive Plan? (Proposal 3)
A. You may vote either “for” or “against” the proposal, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote against the proposal.

106

Additional Information
Q. How many votes are needed to approve the Company's 2025 Long-Term Incentive Plan?
A. The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal. Abstentions and broker non-votes are treated as a vote against the proposal.
Q. What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025? (Proposal 4)
A. You may vote either “for” or “against” the ratification, or you may “abstain” from voting.
If you give your proxy without voting instructions, your shares will be voted for the ratification.
Q. How many votes are needed to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025?
A. The vote of a majority of the shares present in person or by proxy and voting on the matter is required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes are treated as not voting on the matter.
Q. What happens if Ernst & Young LLP is not ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025?
A. Although ratification is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Committee may select a different independent registered accounting firm at any time during the year if it determines that this would be in the best interests of the Company and our shareholders.
Q. What are my voting choices when voting on the proposal to approve a shareholder proposal to consider a simple majority vote requirement in the Company's organizational documents? (Proposal 5)
A. You may vote either “for” or “against” the proposal, or you may "abstain" from voting.
If you give your proxy without voting instructions, your shares will be counted as a vote against the proposal.
Q. How many votes are needed to approve a shareholder proposal to consider a simple majority vote requirement in the Company's organizational documents?
A. The vote of a majority of the shares present in person or represented by proxy and voting on the matter is required to approve the proposal. Abstentions and broker non-votes are treated as a vote against the proposal.
Q. Is my vote kept confidential?
A. Proxy cards, telephone and online voting reports, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed, except as required by law.
Q. Where do I find voting results of the meeting?
A. We will announce preliminary voting results at the virtual Annual Meeting. We will publish the final results in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
Q. How can I review the Company’s Annual Report on Form 10-K?
A. The Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, is being mailed to you together with this proxy statement. You may also view the Form 10-K, as well as the Company’s proxy materials, on the website listed below or on the investor relations section of our website www.choicehotels.com. You may also view the Form 10-K through the SEC’s website at www.sec.gov. You may also obtain a copy of the Form 10-K free of charge by contacting the Company at (301) 592-5000.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 15, 2025.
The proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/chh.

2025 Proxy Statement	107

Additional Information
Shareholder Proposals for 2026 Annual Meeting
A shareholder who intends to have a shareholder proposal included in the Company’s proxy statement for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934 must submit such proposal so that it is received by the Company’s Corporate Secretary no later than December 16, 2025. In addition, any such submission must comply with all of the requirements of Rule 14a-8 applicable to shareholder proposals.
A shareholder who intends to present a proposal at the 2026 Annual Meeting, but does not seek to have the proposal included in the Company’s proxy statement for the 2026 Annual Meeting, must deliver notice to the Company no later than March 16, 2026, but not prior to February 14, 2026. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities and Exchange Act, as amended (the "Exchange Act"), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026.
A shareholder who intends to nominate one or more persons for election to the Board at the 2026 Annual Meeting must deliver notice to the Company no later than March 16, 2026, but not prior to February 14, 2026. Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and the name, age, business address, residence address and principal occupation of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming, such person or persons) relating to the nomination or nominations, (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholder known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice, (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and (f) the consent of each nominee to serve as a director of the Company if so elected.
Notices of shareholder proposals should be delivered to our Corporate Secretary. We encourage you to send a copy via email to IR@choicehotels.com
Shareholders Sharing the Same Last Name and Address
In accordance with notices that we sent to certain shareholders, we are sending only one copy of our Annual Report on Form 10-K and proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
If you received a householded mailing this year and you would like to have additional copies of our Annual Report on Form 10-K and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary by mail to Corporate Secretary, Choice Hotels International, Inc., 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852, call us at (301) 592-5100, or email us at IR@choicehotels.com. We will promptly send additional copies of the Annual Report on Form 10-K and/or proxy statement upon receipt of such request. You may also contact us at the same mailing address and phone number provided above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Solicitation of Proxies
Our Board is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request brokers, banks and trusts and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge and will reimburse them for their expenses in so doing; certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor by personal interview, mail, telephone or telegraph.
Other Matters to Come Before the Meeting
The Board does not know of any matters which will be brought before the 2025 Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

108

Helpful Resources
Links*

Board of Directors
Board Members	https://investor.choicehotels.com/esg/board-of-directors

Charters
Audit Committee	https://investor.choicehotels.com/esg/audit-committee-charter
Human Capital and Compensation Committee	https://investor.choicehotels.com/esg/human-capital-and-compensation-committee-charter
Corporate Governance & Nominating Committee	https://investor.choicehotels.com/esg/corporate-governance-and-nominating-committee-charter
Diversity Committee	https://investor.choicehotels.com/esg/diversity-committee-charter

Policies
Corporate Governance Guidelines	https://investor.choicehotels.com/esg/corporate-governance-guidelines
Human Rights Policy	https://investor.choicehotels.com/esg/human-rights-policy
Ethics Policy	https://investor.choicehotels.com/esg/ethics-policy

Financial Reporting
Annual Report	https://investor.choicehotels.com/financials/annual-reports

Other Available Reports
ESG Reporting	https://investor.choicehotels.com/esg/esg-documents
*    The information on the Company website is not part of this proxy statement and is not soliciting material.
Investor Contacts
FOR SHAREHOLDER ACCOUNT INFORMATION,
PLEASE CONTACT:
Computershare
PO Box 43036
Providence, Rhode Island 02940
1-800-568-3476
www.computershare.com
FOR INVESTOR INQUIRIES, PLEASE CONTACT:
Choice Hotels International Inc. Investor Relations
IR@choicehotels.com

2025 Proxy Statement	109

Appendix A— 2025 Long-Term Incentive Plan

CHOICE HOTELS INTERNATIONAL, INC.
2025 LONG-TERM INCENTIVE PLAN

2025 Proxy Statement	A-1

Appendix A—2025 Long-Term Incentive Plan

A-2

Appendix A—2025 Long-Term Incentive Plan

2025 Proxy Statement	A-3

Appendix A—2025 Long-Term Incentive Plan
CHOICE HOTELS INTERNATIONAL, INC.
2025 LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE AND EFFECTIVE DATE
1.01    Purpose. The purpose of the Choice Hotels International, Inc. 2025 Long-Term Incentive Plan is to provide to eligible employees, officers and directors who are responsible for the continued growth and success of Choice Hotels International, Inc. an opportunity to increase their (or acquire a) proprietary interest in the Company. The Plan also enables the Company to continue to attract, retain and reward the best available talent for the Company’s continued profitable performance. The Plan is the successor to the Prior Plan. As of the effective date of the Plan (i) no additional awards may be granted under the Prior Plan; (ii) the number of Shares available for future awards under the Prior Plan as of April 21, 2025, plus the number of Shares related to awards outstanding under the Prior Plan as of April 21, 2025, that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent the underlying Shares become available for issuance pursuant to Awards granted under this Plan).
1.02    Effective Date and Duration of Plan. Unless terminated earlier by the Board, this Plan is effective until May 15, 2035. Any Awards that are made under the Plan prior to the termination date shall continue in effect in accordance with the terms of the Agreement after that date.
ARTICLE II
DEFINITIONS
2.01    Affiliate means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Company. Notwithstanding the preceding sentence, except as otherwise provided by the Committee, this term shall not include any entity of which at least fifty percent (50%) of the combined voting power of the entity’s outstanding securities is owned, directly or indirectly, by the Bainum Family Group.
2.02    Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant, or a notice from the Company to a Participant, specifying the terms and conditions of an Award granted to such Participant.
2.03    Award means any Stock Award, Stock Unit, Option, or SAR granted under the Plan.
2.04    Bainum Family Group means (a) the lineal descendants of Stewart Bainum, Sr. and Jane Bainum (and their spouses so long as they remain spouses) and the estate of any of the foregoing persons, and (b) any partnership, trust, corporation or other entity to the extent any shares (or their equivalent) of such entity are considered to be beneficially owned by any person or estate referred to in subsection (a) above.
2.05    Board means the Board of Directors of the Company.
2.06    Cause means (i) dishonesty; (ii) gross negligence or willful misconduct; (iii) fraudulent or unethical conduct; (iv) unreasonable neglect or refusal to perform the Participant’s duties; (v) Participant’s unauthorized use for his or her own benefit or transfer to a third-party of any confidential or proprietary information of the Company or any Affiliate, (vi) a breach of the terms of Participant’s employment or other agreement with the Company (or any Affiliate); (vii) a violation of the established policies of the Company (or any Affiliate); (viii) conduct constituting a felony or other crime involving moral turpitude; or (ix) willful or malicious conduct which causes injury to the Company’s (or an Affiliate’s) business or reputation or otherwise adversely affects the interests of the Company or an Affiliate. If an Employee has an employment or severance agreement that contains a definition of “cause”, that definition shall supersede and replace the foregoing definition.
2.07    Change in Control means the earliest date on which:
(a)    There shall be a change in the ownership or control of the Company effected through either the acquisition, directly or indirectly, by any person or group of persons acting in concert (other than (i) the Company or any Affiliate, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (iii) the Bainum Family Group) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty (50%) percent of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders or otherwise, who do not own fifty percent (50%) on the date this Plan is adopted;

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(b)    There is a consolidation or merger of the Company with another entity (other than an Affiliate) in which the Company’s shareholders (determined as of immediately prior to the consummation of the consolidation or merger) own (directly or indirectly) less than fifty percent (50%) of the shares of the surviving entity;
(c)    The complete liquidation or dissolution of the Company;
(d)    The sale or other disposition of all or substantially all of the assets of the Company to another person or entity (other than an Affiliate).
(e)    The date as of which less than fifty percent (50%) of the Company’s Board is no longer made up of individuals who were, as of the date this Plan was approved by the stockholders, members of that Board (the “Incumbent Board”), provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board (excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board).
Notwithstanding the foregoing, in the event that the Bainum Family Group cease (in the aggregate) to own, directly or indirectly, at least thirty-three percent (33%) of the combined voting power of the Company’s outstanding securities, “fifty percent (50%)” shall be replaced by “thirty-three percent (33%)” wherever it appears in subsection (a) above.
2.08    Code means the Internal Revenue Code of 1986, as amended from time to time.
2.09    Committee means the Committee or Committees referred to in Section 4.01 of the Plan; provided, that the Board may, in its sole discretion consistent with applicable law, act in the place of the Committee in making Awards or taking any other actions hereunder. If at any time no Committee shall be in office or exist, the functions of the Committee specified in the Plan shall be exercised by the Board.
2.10    Company means Choice Hotels International, Inc., a Delaware corporation, or any successor corporation.
2.11    Director means a member of the Board or the board of directors (or other governing board) of any Subsidiary.
2.12    Disability means total and permanent disability as defined in Section 22(e)(3) of the Code, without regard to the last sentence thereof.
2.13    Employee means all persons employed as an employee by the Company or any Subsidiary, whether full-time or part-time.
2.14    Exchange Act means the Securities Exchange Act of 1934, as amended, and in effect.
2.15    Fair Market Value means, on any given date, the value of a Share as determined by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date is the amount equal to the closing price reported on the New York Stock Exchange (or on any other national securities exchange, including the Nasdaq National Market, on which the Stock is then listed) for that date or, if no Shares were traded on that date, the mean between the high and low prices as reported for the first day prior thereto in which Shares were traded. Notwithstanding the foregoing, the Committee shall, to extent that Section 409A of the Code applies, use a valuation methodology that meets the requirements of Section 409A.
2.16    Grant Date means the date on which an Award is approved by the Committee or such later date as may be directed by the Committee.
2.17    Incentive Stock Option means any Option granted under this Plan that qualifies as an “incentive stock option” under Section 422 of the Code.
2.18    Nonqualified Stock Option means any Option granted under this Plan that does not qualify as an “incentive stock option” under Section 422 of the Code.
2.19    Option means an option that entitles the holder to purchase from the Company a stated number of Shares at the Option Price set forth in an Agreement.
2.20    Option Price means the per-Share price at which a Share may be purchased under an Option or, in the case of a SAR, the per-Share price specified in the SAR Agreement.
2.21    Participant means an Employee or Director who is selected by the Committee in accordance with Article V to receive an Award.

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2.22    Plan means the Choice Hotels International, Inc. 2025 Long-Term Incentive Plan.
2.23    Prior Plan means the Choice Hotels International, Inc. 2017 Long-Term Incentive Plan.
2.24    Securities Act means the Securities Act of 1933, as amended and in effect.
2.25    Share means one share of Stock, as adjusted in accordance with Section 11.01.
2.26    Stock means the common stock of the Company.
2.27    Stock Appreciation Right or SAR means a right to receive payment of the amount by which the Fair Market Value of a Share on the last trading day preceding the date of exercise exceeds the Option Price.
2.28    Stock Award means Stock awarded to a Participant under Article VII.
2.29    Stock Unit means a bookkeeping entry representing the equivalent of one Share.
2.30    Stock Unit Award means Stock Units awarded to a Participant under Article VIII.
2.31    Subsidiary means any entity in which the Company owns directly or indirectly 50% or more of the voting stock or membership interests.
2.32    Ten Percent Shareholder means an individual who owns more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate as provided in Section 422(b)(6) of the Code.
ARTICLE III
STOCK SUBJECT TO PLAN
3.01    Stock Subject to Plan.
(a)    Subject to the provisions of Section 11.01, the maximum number of Shares for which Awards may be granted pursuant to this Plan is the sum of (i) one million (1,000,000) Shares, plus (ii) the number of Shares available for future awards under the Prior Plan as of April 21, 2025, plus (iii) the number of Shares related to awards outstanding under the Prior Plan as of April 21, 2025, that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such Shares.
(b)    Subject to the provisions of Section 11.01, the maximum number of Shares for which Incentive Stock Options may be granted pursuant to this Plan is 1,500,000 Shares.
(c)    The Shares that may be issued or delivered under the Plan may, as determined by the Committee from time to time, be authorized but unissued Shares, reacquired Shares or both.
3.02    Reallocation and Share Usage. If (a) an Option or SAR granted under the Plan or the Prior Plan is terminated, in whole or in part, for any reason other than its exercise, (b) any other Award granted under the Plan or Prior Plan is forfeited, in whole or in part, (c) an Award granted under the Plan or Prior Plan is settled in cash, or (d) Shares withheld for taxes related to an Award other than an Option or an SAR, the number of Shares allocated to the terminated, forfeited, withheld, or cash-settled Award shall again be available for Awards under this Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan or Prior Plan may not again be made available for issuance under Awards if such shares are: (i) shares that were subject to a Stock-settled Stock Appreciation Right or Option and that were not issued upon the net settlement or net exercise of such Stock Appreciation Right or Option, or (ii) shares delivered to or retained by the Company to pay the Option Price. Awards that can only be settled in cash shall not count against the maximum number of shares for which Awards may be granted.
ARTICLE IV
ADMINISTRATION
4.01    Administration.
(a)    The Plan shall be administered by the Compensation Committee of the Board (or other committee or subcommittee designated by the Board from time to time in its sole discretion). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Committee’s composition shall be structured so that (i) Awards to persons who are subject to Section 16 of the Exchange Act are exempt from liability under Section 16(b) of that Act, and (ii) the members of the Committee meet the New York Stock Exchange requirements for independence.
(b)    Notwithstanding subsection (a), the Board may, at any time, otherwise exercise any of the powers and responsibilities assigned to the Committee under the Plan, and when so acting, all applicable Plan provisions pertaining to the Committee shall apply. Awards to non-employee Directors shall be made solely by non-employee Directors.

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(c)    The Committee shall have the authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the exercisability, transferability or forfeitability of a Stock Award or Stock Unit Award. Notwithstanding any such condition, the Committee may accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Stock Unit Award may become transferable or nonforfeitable or settled.
(d)    The Committee shall hold its meetings at such times and places as may be determined by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members at a meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.
(e)    Subject to the express provisions of this Plan, the Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) prescribe the terms of any Agreement (which need not be identical), (iii) adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan, (iv) amend any Agreement, (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Agreement, (vi) determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, (vii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the Option Price for, or purchase price of, such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors, (viii) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award, (ix) determine whether, and the extent to which, adjustments are required pursuant to Section 11.01 and (x) make all other determinations necessary or advisable in administering this Plan.
(f)    The Committee shall also have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Company, (ii) any leave of absence approved by the Company or a Subsidiary, (iii) any transfer between locations of employment with the Company or a Subsidiary or between the Company and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or Director, or vice versa, and (v) at the request of the Company or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Notwithstanding the above, in the event that a payment to an individual constitutes “nonqualified deferred compensation” subject to Section 409A and such payment is to be made in connection with a “termination of employment” of such individual, such payment will only be made when and to the extent that the individual has incurred a “separation from service” under Section 409A (and any regulations thereunder).
(g)    The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee under the Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive on all affected parties. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful. Neither the Committee nor any Employee or Director shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award.
ARTICLE V
ELIGIBILITY FOR GRANTS AND AWARDS
5.01    Eligibility. Any Employee or Director is eligible to receive an Award under this Plan. The Committee shall have full discretionary authority to determine the persons to whom Awards will be made and the time or times at which such grants will be made.
5.02    Grants and Awards.
(a)    The Plan is intended to permit the grant of (i) both Incentive Stock Options and Nonqualified Stock Options, (ii) SARs, (iii) Stock Awards and (iv) Stock Unit Awards; provided, that Incentive Stock Options may only be granted to Employees.

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(b)    The grant of an Award under this Plan shall be entirely in the discretion of the Committee and nothing in the Plan shall be construed as giving any Employee, Director or other person any right to receive any Award.
(c)    The Committee may accept the cancellation of outstanding Awards and grant new Awards for the same or different number of shares (if applicable) and under the same or different terms and conditions. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.01, the Committee may not, without stockholder approval, either (i) reduce the Option Price of an Option or SAR, (ii) amend or cancel an Option or SAR for the purpose of re-pricing, replacing or re-granting such Option or SAR with an exercise price that is less than the original exercise price of such Option or SAR, (iii) take any other action that (whether in the form or an amendment, cancellation or replacement grant) that has the effect of re-pricing an Option or SAR, or (iv) substitute, replace or exchange an Option for any other Award or cash if the Option Price exceeds Fair Market Value.
(d)    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
5.03    Grants to Foreign Nationals. The Committee may grant Options or make other Awards under the Plan to eligible individuals who are foreign nationals on such additional or different terms and conditions as may, in the sole judgment of the Committee, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.
5.04    Non-Employee Directors. Subject to adjustment under Section 11.01, in no event may the number of Shares covered by all Awards granted in any calendar year to any one non-Employee Director, plus any cash fees for service as a Director, exceed $750,000, with the value of any such Awards determined based on the grant date Fair Market Value of such Awards for financial reporting purposes; provided, however, that the total annual compensation paid to a non-Employee Chairman of the Board may exceed $750,000 but no more than $1,500,000.
ARTICLE VI
OPTIONS
6.01    Award.
(a)    In accordance with Article V, the Committee may (i) designate each individual to whom an Option is to be granted, (ii) specify the type of Option being granted and the number of Shares covered by each such Award, and (iii) establish the Option Price and such other terms and conditions as it may deem appropriate for each Option consistent with the Plan. The terms and conditions of any Option granted under the Plan shall be set forth in an Agreement.
(b)    No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such Option as a Nonqualified Stock Option.
6.02    Share Price. The Option Price shall be determined by the Committee, but shall not be less than the Fair Market Value of a Share as of the Grant Date; provided, however, that the Option Price with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than the Fair Market Value of the Shares on the date such Option is granted if such Option Price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. If an Incentive Stock Option is granted to an individual who is a Ten Percent Shareholder on the Grant Date, the purchase price of the Shares subject to such Option shall not be less than 110% of the Fair Market Value as of the Grant Date.
6.03    Special Rules for Incentive Stock Options.
(a)    Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options and will be deemed to be Nonqualified Stock Options to the extent that the aggregate Fair Market Value (determined as of an Option’s Grant Date) for all Shares with respect to which such Options are exercisable for the first time by a Participant in a calendar year (under the Plan and all other plans of the Company and its Affiliates) exceeds $100,000, taking Options into account in the order in which they were granted.
6.04    Vesting. Except as otherwise provided in this Plan or by the Committee, a Participant shall only be entitled to exercise an Option at such time or times as set forth in the applicable Agreement. Unless provided otherwise in the applicable Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a termination of employment, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

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6.05    Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee, except that no Incentive Stock Option or Nonqualified Stock Option shall be exercisable for a period of more than ten years from the date such Option was granted; provided, that the maximum period in which an Option may be exercised shall be five years in the case of an Incentive Stock Option granted to an individual who on the Grant Date is a Ten Percent Shareholder.
6.06    Nontransferability. Except as provided in Section 13.08, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant (or the Participant’s personal representative). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.07    Termination of Employment.
(a)    Except as provided in subsections (b) or (c) below and Section 13.03, in the event a Participant ceases to be an Employee or Director, the Participant may, to the extent he or she was otherwise entitled to exercise any Options at the date of termination, exercise any Options for a period of ninety (90) days (or other period provided in the Agreement or by the Committee) following the date the Participant ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option as of the date he or she ceases to be an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.
(b)    In the event a Participant ceases to be an Employee or Director due to Disability, the Participant may, to the extent he or she otherwise was entitled to exercise any Options at the date of such termination, exercise the Option for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following the date he or she ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option at the date of his or her termination as an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.
(c)    In the event that a Participant dies while an Employee or Director, any Options held by the Participant at death may, to the extent the Participant would have otherwise been entitled to exercise the Option at the date of death, be exercised by the Participant’s estate or by any person who acquired the right to exercise the Option by bequest or inheritance (the “Option Beneficiary”) for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following the date of death (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that, at the time of death, the Participant was not entitled to exercise the Option, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.
6.08    Exercise. Subject to the other provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as may be set out in the Agreement or established by the Committee. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.
6.09    Payment.
(a)    Except as otherwise provided in the Agreement or by the Committee, payment of the Option Price shall be made in cash or a cash equivalent acceptable to the Committee. To the extent provided in the Agreement or permitted by the Committee, payment of all or part of the Option Price may be made by surrendering Stock to the Company or through withholding of Shares otherwise deliverable upon exercise of the Option. If Stock is used to pay all or part of the Option Price, the sum of the cash (and cash equivalent) and the Fair Market Value (determined as of the last trading day preceding the date of surrender) of the surrendered Shares must not be less than the total Option Price of the Shares for which the Option is being exercised.
(b)    To the extent permitted in the Agreement or by the Committee, an Option may, in accordance with such rules and procedures as may be established by the Committee, be exercised through a cashless exercise procedure involving a broker or dealer to pay the Option Price and/or to satisfy any withholding tax obligations related to the Option.
6.10    Shareholder Rights. No Participant shall have any rights as a shareholder to Shares subject to an Option until the date the Shares for which an Option has been exercised have been issued to the Participant.

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Appendix A—2025 Long-Term Incentive Plan
6.11    Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company (or the Secretary’s designee).
ARTICLE VII
STOCK AWARDS
7.01    Award.
In accordance with Article V, the Committee may (i) designate each individual to whom a Stock Award is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. If, as a condition for a Stock Award, the Participant is required to make payment for the awarded Shares, such purchase price shall be paid as provided in the Agreement. The terms and conditions of any Stock Award under the Plan shall be set forth in an Agreement.
7.02    Vesting.
(a)    Except as otherwise provided by the Committee, a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time, until the satisfaction of such performance conditions or until the satisfaction of such other conditions or requirements as may be set forth in the Agreement.
(b)    Except as provided in the Agreement or by the Committee, a nonvested Stock Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.
7.03    Shareholder Rights. Except as otherwise provided in the Agreement, during the period that the Shares granted pursuant to a Stock Award are forfeitable, a Participant shall have all rights of a shareholder with respect to such Shares (unless and until forfeited), including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not (except as provided in Section 13.08) sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the Shares granted pursuant to a Stock Award, and (iii) the Participant shall deliver to the Company a stock power (endorsed in blank) or take such other actions as may be required by the Committee with respect to each Stock Award. The Committee will determine whether any dividends or distributions for such Shares will be automatically reinvested in additional Shares and subject to the same restrictions on transferability as the Stock Award with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The preceding limitations shall cease to apply as of the date the Shares subject to the Stock Award become transferable and cease to be forfeitable.
ARTICLE VIII
STOCK UNIT AND SAR AWARDS
8.01    Award.
In accordance with the provisions of Article V, the Committee may (i) designate each individual to whom an Award of Stock Units or SARs is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. The terms and conditions of any such award under the Plan shall be set forth in an Agreement. Stock Units shall be subject to the vesting provisions set forth in Section 7.02 above.
8.02    Provisions Applicable to SARs.
(a)    SARs may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6.01. Any SAR granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All tandem SARs shall have the same Option Price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate.
(b)    Subject to the other provisions of this Plan and the applicable Agreement, a freestanding SAR may be exercised in whole at any time or in part from time to time at such times and in accordance with such requirements as may be set out in the Agreement or established by the Committee; provided that a freestanding SAR may only be exercised when the value of a Share exceeds the per-Share Option Price and in no event shall a freestanding SAR vest in full in less than one year from the Grant Date.

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(c)    A freestanding SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the freestanding SAR could be exercised. A partial exercise of a freestanding SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the freestanding SAR.
(d)    To the extent not previously exercised, all vested freestanding SARs shall (except as otherwise provided in the Agreement) automatically be exercised on the last trading day prior to expiration, unless the Participant instructs the Company otherwise in writing before that date.
(e)    In addition, all freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Sections 6.02, 6.05 and 6.07.
8.03    Payment. The amount payable under a Stock Unit Award or SAR may be paid or settled (i) by the Company by issuing Stock (in whole Shares) and cash for any fractional Share, (ii) in cash or (iii) in a combination thereof. Unless otherwise deferred pursuant to an election under Article X, the amount payable under a Stock Unit Award shall be paid to a Participant no later than 2 ½ months following the last day of the calendar year in which the Stock Unit Award became vested.
8.04    Shareholder Rights. No Participant shall, as a result of receiving an Award of Stock Units, have any rights as a shareholder until and to the extent the Shares are issued to a Participant as payment of a Stock Unit Award, except that the Committee may authorize dividend equivalent accruals with respect to such Awards which will only be paid at such time as the underlying Stock Unit Award vests.
8.05    Nontransferability. Except as provided in Section 13.08, Stock Unit Awards and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Stock Unit Award or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
8.06    Forfeiture of Stock Unit Awards. Except as provided in the Agreement or by the Committee, a nonvested Stock Unit Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.
ARTICLE IX
PERFORMANCE-BASED AWARDS
9.01    The Committee may establish performance criteria and levels of achievement versus such other criteria that shall determine the number of Shares, Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (any such Award, a “Performance Award”). A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.
ARTICLE X
DEFERRAL OF PAYMENTS
10.01    Deferral Elections.
(a)    To the extent permitted in the Agreement or by the Committee, a Participant may elect to defer payment of all or any portion of a Stock Award. Such election shall be made at such time and upon such terms as the Committee may establish in accordance with Section 409A of the Code (and any regulations thereunder). Notwithstanding the terms of any Agreement to the contrary, such an election may only be made in the following circumstances:
(i)    A Participant may elect to defer payment of an Award within thirty (30) days of the date of grant, provided that the election (A) is made more than one (1) year prior to the date any portion of the Award becomes vested, and (B) meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder); and
(ii)    A Participant may elect to further defer the date when the payment of an Award is to be made, provided that: (A) the election is made more than one (1) year prior to the date payment is otherwise scheduled to begin; (B) the election does not become effective for twelve (12) months; (C) the date on which payment is to be made is delayed for at least five (5) years following the date payment is otherwise scheduled to begin; and (D) the election meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder).

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Appendix A—2025 Long-Term Incentive Plan
(b)    Notwithstanding the terms of any Agreement to the contrary, the distribution of any Awards subject to Section 409A of the Code shall be made in accordance with Section 409A (and any regulations thereunder). For any such distribution to be made upon the Participant’s termination, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder). Except as otherwise provided in the deferral election or the Agreement, any such distribution that is to be made upon termination shall be made within ninety (90) days of such termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any such distribution shall not be made until expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death).
(c)    Notwithstanding any other provision of the Plan to the contrary, a Participant may, to the extent permitted by the Company consistent with Section 409A of the Code, elect to pay any required employment taxes (and any resulting income taxes) that arise as of the date of deferral (or, if later, vesting) hereunder either (i) by direct payment or (ii) through the withholding of such amounts from nondeferred Awards or other compensation due the Participant. In the alternative, the Company may, in its sole discretion, offset such taxes against the Participant’s deferred Award to the extent permitted under Treas. Reg. Section 1.409A- 3(j)(4) or other applicable regulations under Section 409A.
10.02    Deferral Account. The deferred Awards shall be credited to a bookkeeping account maintained by the Company in the name of the Participant. Any dividends or other distributions on credited Shares also shall be credited to that account. Such amounts may, as provided in the Agreement or determined by the Committee, be credited with a reasonable rate of interest or invested in additional deferred Shares.
10.03    Applicable Legal Requirements. The deferral of any Award under this Article shall comply and be administered consistent with Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment (or the acceleration of the delivery of deferred Shares or other deferred payments) for any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any Agreement may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.
ARTICLE XI
ADJUSTMENTS
11.01    Adjustments for Changes in Capital Structure. The maximum number of Shares as to which Awards may be granted under this Plan, the annual Award limits and the terms (including the Option Price) of any outstanding Award shall be automatically adjusted proportionately in the event that (i) the Company (A) effects one or more dividends or distributions of securities, property or cash (other than regular, quarterly cash dividends), stock split-ups, subdivisions or consolidations of Stock or (B) engages in a reorganization, reclassification or spin-off or (ii) there occurs any other event or transaction that affects the number or kind of Shares outstanding, to the extent that the Committee determines such adjustments are necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustments required hereunder for Options may be made in accordance with Section 424(a) of the Code and/or Section 409A of the Code, or, except as otherwise expressly provided in this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any adjustments required hereunder for any Award shall, to the extent necessary to comply with Section 409A of the Code, be made in accordance with Section 409A (and any regulations thereunder).
ARTICLE XII
CHANGE IN CONTROL
12.01    Change in Control.
(a)    In the event of a Change in Control, the Committee may take any one or more of the following actions with respect to one or more of the outstanding Awards:
(i)    Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options may be structured to satisfy, in the determination of the Committee, the requirements of Section 424(a) of the Code;

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Appendix A—2025 Long-Term Incentive Plan
(ii)    Provide that such Awards shall terminate upon consummation of the Change in Control and each Participant shall receive, in exchange therefor, a payment in securities, cash or a combination of the two equal to:
(A)    in the case of an Option, the Fair Market Value of the Shares payable under such Option as of the last trading day preceding the date on which the Change in Control takes place (net of the Option Price);
(B)    in the case of a SAR, the amount payable under the SAR as of the last trading day preceding the date on which the Change in Control takes place; or
(C)    in the case of any other Award, the Fair Market Value of the Shares subject to the Award as of the last trading day preceding the date on which the Change in Control takes place.
(iii)    vest Awards and require that any Options or SARs be exercised at such time and upon such conditions as the Committee may determine (with any unexercised Awards terminating upon expiration of the time period for exercise).
Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid upon a Change in Control to the extent that the Change in Control event qualifies as such under Section 409A (and any applicable regulations thereunder).
12.02    Vesting Upon a Change in Control.
(a)    Notwithstanding any other provision of the Plan to the contrary, if a “Change in Control” occurs and the Participant’s employment with the Company terminates as described in subsection (b) below, the following shall (except as otherwise provided by the Committee or in the Agreement) occur:
(i)    All Options and SARs that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and exercisable in full;
(ii)    All Stock and Stock Unit Awards that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and any restrictions shall lapse, and;
(iii)    for any Awards with performance-based requirements that are outstanding at the time the Participant’s employment with the Company terminates, all uncompleted performance periods at the time of such Change in Control shall be deemed to have been completed, the level of performance set forth under the Agreement shall be either (i) the actual attained level, or (ii) if actual performance is not determinable, then the target level of performance shall be deemed to have been attained, and each such outstanding Award granted to each Participant for all outstanding Performance Periods shall become payable to each Participant.
Notwithstanding the foregoing, the time for payment of an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under Section 409A of the Code, and, in the case of a Participant to whom Section 409A(a)(2)(B)(i) applies, payment shall, to the extent required under that Section 409A of the Code, be delayed for six months following the Participant’s termination as an Employee. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid hereunder to the extent permitted under Treas. Reg. Section 1.409A-3(c) (or other applicable regulation under Section 409A of the Code). Any such payment shall be made within ninety (90) days of the date of termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined by the Company or its delegate), any such payments shall not be made until the expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death). For purposes of the foregoing, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A of the Code (and any regulations thereunder).
(b)    This Section shall (except as otherwise provided by the Committee or in the Agreement) apply in the event that the Participant’s employment terminates within two years immediately following the Change in Control under either of the circumstances described below:
(i)    The Participant’s employment as an Employee is terminated by the Company without Cause: or
(ii)    The Participant terminates his or her employment as an Employee for good reason (as defined in subsection (c) below).
(c)    For purposes of this Section, “good reason” shall mean the definition of “good reason” in the Participant’s employment agreement or offer letter and if the employment agreement or offer letter does not provide for a definition, then “good reason” shall mean (i) a material relocation of a Participant’s office location to a

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location more than 30 miles from the Participant’s prior principal place of employment, or (ii) a material reduction in a Participant’s base salary. The Participant must provide notice to the Company of his/her intent to terminate employment for good reason and the existence of the condition that constitutes good reason with a period of not more than 90 days following the initial existence of such condition, the Company will then have 30 days following notice to remedy the condition and if the Company fails to remedy the condition the Participant’s resignation must be effective no later than 30 days following the Company’s failure to remedy such condition.
ARTICLE XIII
OTHER PROVISIONS FOR GRANTS AND AWARDS
13.01    Tax Withholding Requirements.
(a)    To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any required statutory federal, state and/or local withholding tax obligations that arise by reason of an Option exercise or other Award prior to delivery of any Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
(b)    To the extent provided in the Agreement or permitted by the Committee, the Participant may (to the extent permitted under Section 409A of the Code) elect to have any such withholding obligations satisfied, in whole or in part, by having the Company withhold Shares subject to the Option or other Award, but not to exceed an amount equal to the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The value of any Shares so withheld shall be determined based on the Fair Market Value as of the last trading day preceding the date the Shares are withheld for this purpose.
(c)    Notwithstanding anything else herein to the contrary, in the event of a cashless exercise of an Option, the Fair Market Value for tax withholding purposes shall be the per-Share price at which the Shares were sold by the broker in executing the cashless exercise.
13.02    Withdrawal. A Participant may at any time elect in writing to abandon an Award under the Plan.
13.03    Forfeiture Upon Termination For Cause. In the event that a Participant’s status as an Employee or Director is terminated for Cause, all of the Participant’s outstanding unexercised Options and unpaid Awards shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate as of the date he or she ceases to be an Employee or Director.
13.04    Registration, Listing and Qualification of Stock.
(a)    No Option or SAR shall be exercisable, no Stock shall be issued or delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance.
(b)    Any Shares issued pursuant to this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Awards shall be granted, Options or SARs shall be exercised, Shares shall be issued and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
(c)    Any person exercising an Option or SAR or receiving Stock under any other Award shall make such representations, warranties and agreements and furnish such information as the Committee or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.
13.05    Corporate Restrictions.
(a)    Any Stock to be issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
(b)    The Committee may provide that the Shares issued upon exercise of an Option or SAR or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or SAR or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such

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Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
13.06    Investment Representations. The Company shall be under no obligation to issue any Shares pursuant to any Award unless the Shares have been effectively registered under the Securities Act of 1933 or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
13.07    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any Stock issued or to be issued pursuant to an Award, or to qualify any such Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, the Company shall take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose.
13.08    Transferability of Awards. Notwithstanding any other provision of the Plan, the Committee may permit an Award to be transferred by a Participant to a family member (as defined in the General Instructions for the Form S-8) as a gift (or otherwise without payment of any consideration) on such terms and conditions as may be permitted under applicable law (or otherwise established by the Committee). Except as otherwise established by the Committee, the transferee shall be bound by the terms and conditions set forth in the Agreement for the transferred Award; provided, however that such transferee may not transfer any Award except by will or the laws of descent and distribution. No Options granted hereunder shall be transferable to a third-party financial institution without prior shareholder approval.
13.09    Applicable Legal Requirements. All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. To the extent necessary to ensure such compliance, the Committee may reform any Agreement to the extent it determines that the Agreement does not comply with Section 409A of the Code. To the extent applicable, the Plan and all Agreements are intended to comply with the distribution and other requirements under Section 409A of the Code and shall, to the maximum extent possible, be interpreted and applied consistent with Section 409A of the Code (and any regulations thereunder). To the extent necessary, the Committee may reform any such Agreement to the extent it determines that the Agreement does not comply with Section 409A of the Code.
ARTICLE XIV
AMENDMENT AND TERMINATION
14.01    Amendment.
(a)    The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order. In furtherance of the foregoing, no such amendment shall, without the approval of the stockholders of the Company:
•increase the maximum number of Shares for which Awards may be granted under this Plan or increase any maximum individual limits hereunder;
•reduce the Option Price at which Options may be granted below the price provided for in Section 6.02;

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•reprice outstanding Options or SARs or exchange outstanding Options or SARs for cash or other Awards, in each case in the event that the exercise price of the Options or SARs is less than Fair Market Value (subject to the permissible adjustments under Section 11.01);
•extend the term of this Plan;
•change the class of persons eligible to be Participants; or
•otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted.
(b)    No amendment may be made that would cause an Option or other Award not to qualify for exemption under Section 16 of the Exchange Act.
(c)    Except as otherwise provided in the Plan or in any Agreement, no amendment of the Plan shall, without the written consent of a Participant adversely affect the rights of the Participant with respect to an Option or other Award prior to the date of the amendment or termination (except to the extent necessary to comply with any applicable law, regulation, rule or order).
(d)    Notwithstanding anything herein or in any Agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options or any other Awards made under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options or other Award previously issued under the Plan. In the event of such an amendment to the Plan, the holder of any Option or other Award shall, upon request of the Board and as a condition for exercising of such Option, or obtaining such other Award, execute a conforming amendment in the form prescribed by the Board to the Agreement within such reasonable period of time as the Board shall specify in such request.
14.02    Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall, except as otherwise provided in any Agreement, terminate any outstanding Option or other Award previously granted under the Plan or adversely affect the rights of a Participant with respect to an outstanding Option or Award without his or her written consent. No new Awards may be granted under the Plan on or after the date of termination.
ARTICLE XV
GENERAL PROVISIONS
15.01    Government Regulations. The rights of Participants and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.
15.02    Claw-back/Recoupment Policy. Awards are subject to mandatory repayment by the Participant to the Company pursuant to the Company’s Recoupment Policy or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, with retroactive effect and as any such policy or other requirement may be amended from time to time to comply with applicable laws, or any law, rule, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation. By accepting an Award hereunder, a Participant acknowledges and agrees to be bound by the terms of all applicable Company Recoupment Policies, as in effect from time to time and with retroactive effect.
15.03    Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.
15.04    Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor the issuance of any Awards hereunder shall confer upon any individual any right to continue as an Employee or Director of the Company or an Affiliate, or in any way affect any right or power of the Company or an Affiliate to terminate the employment or discontinue the service of any individual at any time with or without assigning a reason therefor.
15.05    Costs and Expenses. Except as otherwise provided by the Board, all costs and expenses of administering the Plan shall be paid by the Company.

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15.06    Proceeds from Sale of Stock. Proceeds from the purchase of Shares by a Participant under the Plan may be used by the Company for any business purpose.
15.07    Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof). The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
15.08    Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law and any regulation, rule or other formal guidance thereunder.
15.09    Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

2025 Proxy Statement	A-17

CAMBRIA HOTEL NASHVILLE MIDTOWN
CHOICE HOTELS
CAMBRiA hotels
RADISSON
ASCEND
RADISSON BLU
RADISSON INDIVIDUALS
RED
PARKPLAZA
RADISSON COLLECTION
Comfort
COUNTRY
Sleep INN
Quality INN
CLARION
clarion pointe
RADISSON INN & SUITES
EVERHOME SUITES
WOODSPRING SUITES
MainStay SUITES
Suburban STUDIOS
park inn
EconoLodge
RODEWAY INN
The Radisson brands, including Park Plaza, Country Inn & Suites, and Park Inn by Radisson, are owned in the Americas regions by Choice Hotels.
Outside of the Americas, the brands are owned by Radisson Hotel Group, an unaffiliated company headquartered in Belgium.

CHOICE HOTELS® VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Brian B. Bainum	☐	☐	☐	02 - Stewart W. Bainum, Jr.	☐	☐	☐	03 - William L. Jews	☐	☐	☐
04 - Monte J.M. Koch	☐	☐	☐	05 - Liza K. Landsman	☐	☐	☐	06 - Patrick S. Pacious	☐	☐	☐
07 - Ervin R. Shames	☐	☐	☐	08 - Gordon A. Smith	☐	☐	☐	09 - Maureen D. Sullivan	☐	☐	☐
10 - John P. Tague	☐	☐	☐	11 - Donna F. Vieira	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 4 0 0 0 5

0436RD

This is a virtual meeting.

https://meetnow.global/MYAXZX4

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

CHOICE HOTELS®

Proxy — CHOICE HOTELS INTERNATIONAL, INC.

915 Meeting Street, Suite 600, North Bethesda MD 20852

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2025 AT 9:00 AM ET

The undersigned hereby appoints SIMONE WU and SCOTT OAKSMITH, and each of them, the true and lawful attorneys and proxies, with full power of substitution, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated on the reverse side.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated for Proposals One, Two and/or Four, such proxies will be voted FOR Proposals One, Two and/or Four. If no instructions are indicated for Proposals Three and/or Five, such proxies will be voted AGAINST Proposals Three and/or Five.

(Items to be voted appear on reverse side)